Exhibit 10.13
LEASE AGREEMENT BETWEEN
NOP COTTONWOOD 2855, LLC,
a Delaware limited liability company, as
Landlord
and
FUSION MULTISYSTEMS, INC.,
a Nevada corporation, d/b/a FUSION-IO, as
Tenant
DATED May 28, 2010

(i)

(ii)

(iii)

EXHIBIT A GLOSSARY OF DEFINED TERMS
EXHIBIT B-1 SUITE 100 SPACE, SUITE 170 SPACE AND SUITE 175
EXHIBIT B-2 SUITE 200 SPACE, SUITE 220 SPACE, SUITE 230 SPACE AND SUITE 240 SPACE
EXHIBIT B-3 SUITE 300 SPACE, SUITE 340 SPACE AND SUITE 350 SPACE
EXHIBIT B-4 SUITE 400 SPACE
EXHIBIT B-5 SUITE 500 SPACE AND SUITE 540 SPACE
EXHIBIT C RULES AND REGULATIONS
EXHIBIT D TENANT WORK LETTER
EXHIBIT E LEGAL DESCRIPTION OF LAND
EXHIBIT F LEASE EXTENSION ADDENDUM
EXHIBIT G ACKNOWLEDGEMENT OF LEASE COMMENCEMENT DATE
EXHIBIT H-1 LOCATION OF BUILDING EXTERIOR SIGN (WESTERN EXTERIOR WALL)
EXHIBIT H-2 LOCATION OF BUILDING EXTERIOR SIGN (NORTHEASTERN CORNER)
EXHIBIT H-3 DEPICTION OF SHARED LOBBY SIGN
MONUMENT SIGN ADDENDUM
LETTER OF CREDIT ADDENDUM

(iv)

LEASE AGREEMENT
     THIS LEASE AGREEMENT (the “Lease”) is entered into effective as of May 28, 2010, between NOP COTTONWOOD 2855, LLC, a Delaware limited liability company (“Landlord”), and FUSION MULTISYSTEMS, INC., a Nevada corporation, d/b/a FUSION-IO (“Tenant”).
PART I
SUMMARY OF BASIC LEASE INFORMATION
     Each reference in this Summary of Basic Lease Information to the Lease Provisions contained in PART II shall be construed to incorporate all the terms provided in said Lease Provisions, and reference in the Lease Provisions to the Summary contained in this PART I shall be construed to incorporate the provisions of this Summary. In the event of any conflict between the provisions of this Summary and the provisions in the balance of this Lease, the latter shall control. The basic terms of this Lease are as follows:
A. Premises (Lease Provisions, Section 2):
     1. Premises Location:
          (a) Suite 100, consisting of approximately 3,565 square feet of Rentable Area and 2,995 square feet of usable area (as outlined on the floor plan attached to this Lease as Exhibit B-1) (the “Suite 100 Space”), located on the first (1st) floor of that certain office building (the “Building”) addressed as 2855 E. Cottonwood Parkway, Salt Lake City, Utah, as constructed on the Land which is further described on Exhibit E hereto.
          (b) Suite 170, consisting of approximately 1,408 square feet of Rentable Area and 1,183 square feet of usable area (as outlined on the floor plan attached to this Lease as Exhibit B-1), located on the first (1st) floor of the Building (the “Suite 170 Space”).
          (c) Suite 175, consisting of approximately 1,537 square feet of Rentable Area and 1,291 square feet of usable area (as outlined on the floor plan attached to this Lease as Exhibit B-1), located on the first (1st) floor of the Building (the “Suite 175 Space”).
          (d) Suite 200, consisting of approximately 4,881 square feet of Rentable Area and 4,101 square feet of usable area (as outlined on the floor plan attached to this Lease as Exhibit B-2), located on the second (2nd) floor of the Building (the “Suite 200 Space”).
          (e) Suite 220, consisting of approximately 5,423 square feet of Rentable Area and 4,556 square feet of usable area (as outlined on the floor plan attached to this Lease as Exhibit B-2), located on the second (2nd) floor of the Building (the “Suite 220 Space”).
          (f) Suite 230, consisting of approximately 8,058 square feet of Rentable Area and 6,770 square feet of usable area (as outlined on the floor plan attached to this Lease as Exhibit B-2), located on the second (2nd) floor of the Building (the “Suite 230 Space”).

          (g) Suite 240, consisting of approximately 3,527 square feet of Rentable Area and 2,963 square feet of usable area (as outlined on the floor plan attached to this Lease as Exhibit B-2), located on the second (2nd) floor of the Building (the “Suite 240 Space”).
          (h) Suite 300, consisting of approximately 15,443 square feet of Rentable Area and 12,974 square feet of usable area (as outlined on the floor plan attached to this Lease as Exhibit B-3), located on the third (3rd) floor of the Building (the “Suite 300 Space”).
          (i) Suite 340, consisting of approximately 1,558 square feet of Rentable Area and 1,309 square feet of usable area (as outlined on the floor plan attached to this Lease as Exhibit B-3), located on the third (3rd) floor of the Building (the “Suite 340 Space”).
          (j) Suite 350, consisting of approximately 5,221 square feet of Rentable Area and 4,386 square feet of usable area (as outlined on the floor plan attached to this Lease as Exhibit B-3), located on the third (3rd) floor of the Building (the “Suite 350 Space”).
          (k) Suite 400, consisting of approximately 22,280 square feet of Rentable Area and 20,099 square feet of usable area (as outlined on the floor plan attached to this Lease as Exhibit B-4), located on the fourth (4th) floor of the Building (the “Suite 400 Space”).
          (l) Suite 500, consisting of approximately 12,166 square feet of Rentable Area and 10,221 square feet of usable area (as outlined on the floor plan attached to this Lease as Exhibit B-5), located on the fifth (5th) floor of the Building (the “Suite 500 Space”).
          (m) Suite 540, consisting of approximately 1,700 square feet of Rentable Area and 1,428 square feet of usable area (as outlined on the floor plan attached to this Lease as Exhibit B-5), located on the fifth (5th) floor of the Building (the “Suite 540 Space”).
     The Suite 100 Space, Suite 170 Space, Suite 175 Space, Suite 200 Space, Suite 220 Space, Suite 230 Space, Suite 240 Space, Suite 300 Space, Suite 340 Space, Suite 350 Space, Suite 400 Space, Suite 500 Space, and Suite 540 Space, contain an aggregate of approximately 86,767 square feet of Rentable Area and 74,276 square feet of usable area, and are sometimes referred to herein individually as a “Suite Space” and collectively as the “Premises”. Those individual Suite Spaces described in clauses (a) through (m) above that are the first Suite Spaces delivered by Landlord to Tenant under this Lease shall be sometimes collectively referred to herein as the “Initial Premises”. The remainder of the Premises that is other than the Initial Premises shall sometimes be collectively referred to herein as the “Subsequent Premises”.
     2. Number of Approximate Square Feet of Rentable Area in the Building measured consistently throughout the Building: Approximately 108,605 square feet of Rentable Area.
B. Lease Term (Lease Provisions, Section 3):
     1. Term of the Lease. The term of the Lease (“Term”) for the Initial Premises and for each Suite Space in the Subsequent Premises shall commence upon separate commencement dates, but expire coterminously upon the Lease Expiration Date (as defined below), as follows:

          (a) Initial Premises: The Term of the Lease for the Initial Premises (the “Initial Premises Term”) shall be for a period of ten (10) years and ten (10) months, commencing upon the Initial Premises Commencement Date (as defined below) and expiring on the date (the “Lease Expiration Date”) that is ten (10) years and ten (10) months after the Initial Premises Commencement Date (unless extended pursuant to the terms of the Lease Extension Addendum attached hereto as Exhibit F).
          (b) Suite Spaces in Subsequent Premises. The Term of the Lease for each applicable Suite Space in the Subsequent Premises shall be for a period commencing upon the applicable Lease Commencement Date (as defined below) for such applicable Suite Space and expiring upon the Lease Expiration Date.
     Notwithstanding anything in this Paragraph 1, Section “B” of the Summary to the contrary, if the expiration date for the initial lease term of the 2825 E. Cottonwood Lease (as defined below) (the “2825 E. Cottonwood Lease Expiration Date”) is later than the date that is ten (10) years and ten (10) months after the Initial Premises Commencement Date, then the Initial Premises Term and the initial Term of the Lease for the Subsequent Premises shall be extended to be the 2825 E. Cottonwood Lease Expiration Date, which 2825 E. Cottonwood Lease Expiration Date shall be deemed to be the Lease Expiration Date for all intents and purposes under this Lease. In such event, the period of time between the date that would have been the Lease Expiration Date (but for the provisions of this paragraph) and the actual Lease Expiration Date (i.e., the 2825 E. Cottonwood Lease Expiration Date) shall be referred to herein as the “Bridge Period”.
     2. Lease Commencement Date: The commencement date of the Term of the Lease for the Initial Premises and for each Suite Space in the Subsequent Premises (each, a “Lease Commencement Date”) shall be determined separately, as follows:
          (a) Initial Premises: The Lease Commencement Date for the Initial Premises (the “Initial Premises Commencement Date”) shall be the date that is the earlier of (i) the date Tenant, or any person occupying any portion of the Premises with Tenant’s permission, commences business operations in the Premises, and (ii) the date that is ninety (90) days after the date that Landlord delivers possession of the Initial Premises to Tenant.
          (b) Suite Spaces in Subsequent Premises. The Lease Commencement Date for each applicable Suite Space in the Subsequent Premises shall be the date that is the earlier of (i) the date Tenant, or any person occupying any part of such applicable Suite Space with Tenant’s permission, commences business operations therein, and (ii) the date that is ninety (90) days after the date Landlord delivers possession of such applicable Suite Space to Tenant.
C. Base Rent (Lease Provisions, Section 5):
     The Base Rent shall be calculated separately and apart for each Suite Space in the Premises for which the Lease Commencement Date applicable thereto has previously occurred in accordance with the schedule contained hereinbelow, which shall be based upon the initial 10-year and 10-month Initial Premises Term, commencing upon the Initial Premises Commencement Date.

Annual Base Rental
Rate per Square Foot
of Rentable Area in
Month of Term	Premises*

1 — 12	$25.50
13 — 24	$26.27
25 — 36	$27.05
37 — 48	$27.86
49 — 60	$28.70
61 — 72	$29.56
73 — 84	$30.45
85 — 96	$31.36
97 — 108	$32.30
109 — 120	$33.27
121 — 130	$34.27

*	Subject to abatement pursuant to Section 5.1 below.
In addition, during the Bridge Period (if applicable) the Base Rent rate for each Suite Space in the Premises shall be at the same Base Rent rate as the Base Rent rate in effect for each such Suite Space in the Premises during the one hundred twenty-first (121st) through one hundred thirtieth (130th) months of the Initial Premises Term (i.e., $34.27 per square foot of Rentable Area in each such Suite Space in the Premises).
D. Additional Rent (Lease Provisions, Section 5.3):
     1. Base Year: The Expense Year commencing January 1 through December 31, 2011.
     2. Tenant’s Share: Tenant’s Share for Tenant’s payment of Operating Expenses means 79.89% (calculated based upon the ratio, stated as a percentage, of 86,767 square feet of Rentable Area of the entire Premises to the Rentable Area of the Building). Notwithstanding the foregoing, until the Lease Commencement Date occurs for each and every Suite Space in the Subsequent Premises, Tenant’s Share for the Initial Premises and for each and every Suite Space in the Subsequent Premises shall during the applicable Term therefor be calculated separately, as follows:

          (a) For each applicable Suite Space in the Premises, Tenant’s Share shall equal the ratio (stated as a percentage) of the Rentable Area of such applicable Suite Space to the Rentable Area of the Building.
          (b) Upon the occurrence of each Lease Commencement Date for each applicable Suite Space, the then-current Tenant’s Share in effect for all of the applicable Suite Spaces for which the applicable Lease Commencement Dates therefor have previously occurred shall be increased to take into account the applicable Tenant’s Share for each such subsequently added Suite Space.
E. Parking Charge (Lease Provisions, Section 5.6):
     Tenant shall have the right to use, free-of-charge throughout the Term and any extension thereof, up to a total of three hundred seventy-one (371) automobile parking passes for parking spaces in the Parking Facility (i.e., five (5) parking passes for each 1,000 square feet of usable area of the Premises) (collectively, the “Parking Passes”), seven (7) of which Parking Passes shall be for reserved and covered parking spaces in a location in the Parking Facility mutually agreed to by Landlord and Tenant, acting reasonably and in good faith (the “Reserved Passes”), and the remainder of which Parking Passes shall be for unreserved and either uncovered or covered parking spaces (as may be designated by Landlord from time-to-time) in the Parking Facility (the “Unreserved Passes”).
     Notwithstanding the foregoing, until the Lease Commencement Date occurs for each and every Suite Space in the Premises, the Parking Passes for each Suite Space in the Premises during the applicable Term therefor shall be calculated separately and shall equal five (5) parking passes per each 1,000 square feet of usable area of such Suite Space, all of which shall be Unreserved Passes, except that Tenant shall be entitled to use the Reserved Passes from and after the Initial Premises Commencement Date, notwithstanding the fact the Lease Commencement Date will not have then yet occurred for each and every Suite Space in the Premises.
F. Addresses For Notices (Lease Provisions, Section 27.7):
1.	Tenant’s Address:
(a)	Before Initial Premises Commencement Date:

Fusion MultiSystems, Inc. 6350 South 3000 East, Suite 600 Salt Lake City, Utah 84121 Attention: Chief Legal Officer

(b)	After Initial Premises Commencement Date:

Fusion MultiSystems, Inc. 2855 E. Cottonwood Parkway, Suite ____ Salt Lake City, Utah 84121 Attention: John Walker

2.	Landlord’s Address:

NOP Cottonwood 2855, LLC 2855 E. Cottonwood Parkway, Suite 175 Salt Lake City, Utah 84121 Attention: Property Manager
PART II
LEASE PROVISIONS
     1. DEFINITIONS. The definitions of certain of the capitalized terms used in this Lease are set forth in the Glossary of Defined Terms attached as Exhibit A.
     2. PREMISES. Subject to the provisions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Suite Spaces as described in the Summary of Basic Lease Information, Section “A”, as outlined on the applicable floor plans therefor attached hereto as Exhibits B-1 through B-5 (collectively, the “Premises”). In connection with such demise and subject to Article 21 herein, Landlord hereby grants to Tenant the nonexclusive right to use during the Term of this Lease, all Common Areas designed for the use of all tenants in the Building, in common with all tenants in the Building and their invitees, for the purposes for which the Common Areas are designed and in accordance with all Legal Requirements. Landlord reserves the right to make alterations or additions to or to change the location of elements of the Complex and the Common Areas, so long as the changes do not change the nature of the Complex to something other than a first class office building project or result in an Adverse Condition. Landlord, however, has the sole discretion to determine the manner in which the Common Areas are maintained and operated, and the use of the Common Areas shall be subject to the Building Rules and Regulations. Tenant acknowledges that Landlord has made no representation or warranty regarding the Complex, Building or Premises or the suitability of the Complex, Building or Premises for Tenant’s intended use of the Premises. By occupying the Premises, Tenant accepts the Premises as being suitable for Tenant’s intended use of the Premises. As used herein, an “Adverse Condition” shall mean: (a) a material adverse interference with Tenant’s use of the Premises for the use permitted under this Lease; (b) an unreasonable interference with Tenant’s access to the Premises; (c) other than on a reasonably temporary basis, a reduction of, or material adverse interference with Tenant’s access to, the number of Unreserved Passes and/or Reserved Passes set forth in Section “E” of the Summary of Basic Lease Information; or (d) an event which materially increases Tenant’s monetary obligations under this Lease, except for increases in Operating Expenses to the extent such increases are otherwise permitted in Section 5.4 below.
     3. TERM. The provisions of this Lease shall be effective only as of the date this Lease is executed by both Landlord and Tenant. The term of this Lease shall be determined separately for each applicable Suite Space of the Premises (each a “Term”), and shall commence upon the applicable Lease Commencement Date therefor (as described in and in accordance with the provisions of Section “B” of the Summary of Basic Lease Information), and shall expire coterminously at 5:00 p.m. on the Lease Expiration Date as set forth in Section “B” of the Summary of Basic Lease Information, unless this Lease is earlier terminated as provided herein.

The Term of this Lease with respect to all, but not less than all, of the entire Premises (including any ROFO Space, as defined below) leased by Tenant as of the Lease Expiration Date may be extended only by execution by Tenant and Landlord of the Lease Extension Addendum attached hereto as Exhibit F.
     4. USE. Tenant shall occupy and use the Premises solely for lawful, general business office purposes and incidental testing of computer equipment in compliance with the Building Rules and Regulations from time to time in effect. Tenant specifically may not, in addition to other restrictions in this Lease or in the Building Rules and Regulations, use the Premises in any other manner to create load or foot traffic that Landlord deems excessive relative to the size of the Premises. Tenant shall, and Tenant agrees to cause its agents, employees, invitees and licensees to observe and comply with the Building Rules and Regulations attached hereto as Exhibit C, and incorporated herein by this reference, and such reasonable modifications and additions thereto which may be hereafter adopted by Landlord for the care, protection, cleanliness and operation of the Premises, Building and Complex, so long as (a) Landlord provides Tenant with written notice of such modifications and additions, and (b) such modifications and additions do not discriminate against Tenant, do not conflict with the terms of this Lease (in which event the latter shall control), and would not result in an Adverse Condition. Tenant shall also comply with all Legal Requirements and other restrictions on use of the Premises as provided in this Lease, including, without limitation, Article 12 hereof.
     5. RENT.
          5.1 Base Rent; Abated Rent.
               5.1.1 Base Rent. In consideration of Landlord’s leasing the Premises to Tenant, Tenant shall pay to Landlord the base rent (“Base Rent”) at the time(s) and in the manner stated in Section 5.7 below, and in the amounts stated in Section “C” of the Summary of Basic Lease Information.
               5.1.2 Abated Rent. Notwithstanding anything to the contrary contained in Section 5.1.1 above, provided that there is no then-existing Event of Default (as defined below) by Tenant under this Lease: (a) Landlord shall abate Tenant’s obligation to pay the monthly installments of Base Rent otherwise payable by Tenant for the Initial Premises (and those Suite Spaces in the Remaining Premises for which the Lease Commencement Date applicable thereto has actually occurred) during the first six (6) months of the Initial Premises Term (the “Initial Abated Rent”); and (b) in addition to the Initial Abated Rent, Landlord shall also abate Tenant’s obligation to pay Base Rent during the Initial Premises Term in a total amount equivalent to the total amount of monthly Base Rent actually paid by Tenant for the Initial Premises (and those Suite Spaces in the Remaining Premises for which the Lease Commencement Date applicable thereto has actually occurred) for the seventh (7th) through the tenth (10th) months of the Initial Premises Term (the “Subsequent Abatable Rent”), which Subsequent Abatable Rent shall be abated by Landlord as follows: Landlord shall apply the Subsequent Abatable Rent against fifty percent (50%) of the monthly installments of Base Rent otherwise payable for the Initial Premises (and those Suite Spaces in the Remaining Premises for which the Lease Commencement Date applicable thereto has actually occurred) commencing with the thirty-first (31st) month of the Initial Premises Term and for each month thereafter until such Subsequent Abatable Rent is exhausted. By way of illustration only, if (i) the Subsequent Abatable Rent equaled $500,000.00, and (ii) the Lease Commencement Date for each and every Suite Space in the Premises had occurred on or prior to the first (1st) day of the thirty-first (31st) month of the Initial Premises Term, then Tenant would have the obligation to pay Base Rent as follows after applying such fifty percent (50%) abatement of the Subsequent Abatable Rent and provided there is no then-existing Event of Default by Tenant under this Lease: (A) $97,793.64 (i.e., $195,587.27 / 2) per month during the thirty-first (31st) through thirty-fifth (35th) months of the Initial Premises Term; and (B) $184,555.47 (i.e., $195,587.27 - $11,031.80 [representing the then-remaining balance of the Subsequent Abatable Rent]) for the thirty-sixth (36th) month of the Initial Premises Term.
               As used herein, (A) the phrase “Abatement Periods” shall mean those portions of the Term of this Lease during which Landlord abates Tenant’s obligations to pay Base Rent pursuant to the foregoing provisions of this Section 5.1, and (B) the phrase “Abated Rent” shall mean the total amount of Base Rent abated by Landlord during the Abatement Periods pursuant to the foregoing provisions of this Section 5.1. During the Abatement Periods, Tenant shall remain responsible for the payment of all of its other monetary obligations under this Lease. In the event of an Event of Default by Tenant under the terms of this Lease that results in the early termination of this Lease pursuant to the provisions of Article 24 below, then as a part of the recovery set forth in Article 24 below, Landlord shall be entitled to the recovery of the unamortized portion of the Abated Rent. For purposes of this Section 5.1, Abated Rent shall be amortized on a straight-line basis over the scheduled one hundred thirty (130) month initial Term of this Lease, and the unamortized portion thereof shall be determined based upon the unexpired portion of such initial Term of this Lease as of the date of such early termination.
          5.2 No Other Adjustment of Base Rent. The stipulation of Rentable Area and usable area for each applicable Suite Space of the Premises set forth in Article 2 above and in Section “A” of the Summary of Basic Lease Information, shall be conclusive and binding on the parties and shall not be subject to adjustment or re-measurement by Landlord or Tenant. Accordingly, there shall be no adjustment to the Base Rent, Tenant’s Share, the Tenant Improvement Allowance, the General Allowance or any other dollar amounts or figures which are calculated or determined based upon the Rentable Area or usable area of the Premises (or any applicable Suite Space thereof). Tenant shall have no right to withhold, deduct or offset any amount of the monthly Base Rent, Additional Rent or any other sum due under this Lease even if the actual Rentable Area and/or usable area of the Premises (or any applicable Suite Space thereof) is less than the Rentable Area and/or usable area thereof set forth in Section “A” of the Summary of Basic Lease Information.
          5.3 Additional Rent. In addition to paying the Base Rent specified in Section 5.1 above, Tenant shall pay as additional rent the Tenant’s Share (as defined in Section 5.3.1(b) below) of the Operating Expenses (as defined in Section 5.4 below) for each Expense Year, or portion thereof, that are in excess of the amount of Operating Expenses applicable to the Base Year (as defined in Section 5.3.1(a) below) allocated to the tenants of the Building (pursuant to Section 5.4.2(c) below) (collectively, the “Building Allocated Operating Expenses”). Such additional rent, together with other amounts of any kind (other than Base Rent) payable by Tenant to Landlord under the terms of this Lease, shall be collectively referred to in this Lease as “Additional Rent.” Operating Expenses which are normally and reasonably allocable to more than one Expense Year shall be prorated and allocated over such period(s). All amounts due under this Section 5.3 above as Additional Rent are payable for the same periods and in the same manner, time and place as the Base Rent as provided in Section 5.7 below. Without limitation on any other obligation of Tenant that may survive the expiration of the Term of this Lease, Tenant’s obligations to pay the Additional Rent provided for in this Section 5.3 above shall survive the expiration of the Term of this Lease.
               5.3.1 Additional Rent Definitions. The following definitions apply to this Section 5.4 below:
                    (a) Base Year. “Base Year” means the Expense Year commencing January 1 through December 31 of the year stated in Section “D” of the Summary of Basic Lease Information.
                    (b) Tenant’s Share. “Tenant’s Share” for Tenant’s payment of Operating Expenses means the applicable percentage stated and as calculated in Section “D” of the Summary of Basic Lease Information.
               5.3.2 Calculation and Payment of Additional Rent. Tenant’s Share of Building Allocated Operating Expenses for any Expense Year, or portion thereof, shall be calculated and paid as follows:
                    (a) Calculation of Excess. If Tenant’s Share of Building Allocated Operating Expenses for any Expense Year, commencing with the Expense Year immediately following the Base Year, exceeds Tenant’s Share of the amount of Building Allocated Operating Expenses applicable to the Base Year (with Building Allocated Operating Expenses for the Base Year being annualized), Tenant shall pay as Additional Rent to Landlord an amount equal to that excess (the “Excess”) in the manner stated in Sections 5.3.2(b) and (c) below.
                    (b) Statement of Estimated Operating Expenses and Payment by Tenant. On or before the first day of the Expense Year immediately following the Base Year and for each Expense Year thereafter, Landlord shall endeavor to deliver to Tenant an estimate statement (the “Estimate Statement”) of the Excess to be due by Tenant for the forthcoming Expense Year. The Estimate Statement will be based on good faith estimates, reasonably determined, and will set forth in reasonable detail the calculation of the estimated Excess payable as Additional Rent. Thereafter, unless Landlord delivers to Tenant a revision of the Estimate Statement, Tenant shall pay to Landlord monthly, coincident with Tenant’s payment of Base Rent, an amount equal to the estimated Excess set forth on the Estimate Statement for such Expense Year divided by twelve (12) months; provided, however, if any such Estimate Statement is delivered to Tenant for any Expense Year after the first day of such Expense Year, Tenant shall pay to Landlord, within thirty (30) days after receipt of such Estimate Statement, a fraction of the Excess set forth in such Estimate Statement; such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year as of the date such Estimate Statement has been delivered to Tenant to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator (reduced by any amounts previously paid by Tenant for such Expense Year pursuant to the last sentence of this

Section 5.3.2(b)). On no more than two occasions during any Expense Year, Landlord may estimate and re-estimate the Excess to be due by Tenant for that Expense Year and deliver a copy of the revised Estimate Statement to Tenant. Thereafter, the monthly installments of the Excess payable by Tenant shall be appropriately adjusted in accordance with the revised Estimate Statement so that, by the end of any Expense Year, Tenant shall have paid all of the Excess as estimated by Landlord on the revised Estimate Statement. Landlord’s failure to furnish the Estimate Statement for any Expense Year in a timely manner shall not preclude Landlord from enforcing its rights to collect any Additional Rent otherwise payable for such Expense Year, so long as Landlord actually delivers to Tenant an Estimate Statement or Statement of Actual Operating Expenses setting forth in detail the Excess payable for such Expense Year. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.
                    (c) Statement of Actual Operating Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant as soon as available following the end of each Expense Year which occurs after the Base Year, a statement (the “Statement of Actual Operating Expenses”) stating the actual Building Allocated Operating Expenses incurred or accrued for the preceding Expense Year and indicating the amount, if any, of any underpayment due to Landlord or overpayment thereof by Tenant based upon the amount of the estimated Excess previously paid by Tenant pursuant to Section 5.3.2(a) above for such preceding Expense Year. Landlord’s Statement of Actual Operating Expenses will show in reasonable detail the amount and computation of Building Allocated Operating Expenses for the applicable Expense Year, a statement as to any Building Allocated Operating Expense which is not final and the amount of Tenant’s obligations hereunder and application of Tenant’s estimated payments. On receipt of the Statement of Actual Operating Expenses for each Expense Year for which an Excess exists, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess, less the estimated amounts (if any) paid during the Expense Year pursuant to an Estimate Statement. If there is an overpayment of Additional Rent set forth on a Statement of Actual Operating Expenses for any Expense Year, the amount of overpayment shall be credited against subsequent payments of Excess as they become due. If it is determined after the expiration of the Term of the Lease that there is an underpayment or overpayment of Excess by Tenant for the last Expense Year, such underpayment or overpayment (as applicable) shall be refunded to Tenant or paid by Tenant to Landlord (as the case may be) within thirty (30) days after Landlord’s delivery of the Statement of Actual Operating Expenses for such last Expense Year. Landlord’s failure to furnish the Statement of Actual Operating Expenses for any Expense Year in a timely manner shall not prejudice Landlord from enforcing its rights hereunder; provided, however, Landlord’s failure to provide Tenant with a Statement of Actual Operating Expenses for any Expense Year within two (2) years after the end of such Expense Year in question, shall constitute a waiver of Landlord’s right to collect any additional Excess which would have been payable for such Expense Year had such Statement of Actual Operating Expenses been delivered within such 2-year period; provided further, however, that such limitation on Landlord’s ability to collect any Excess as a result of any late delivery of such Statement of Actual Operating Expenses shall not preclude Landlord from modifying any Statement of Actual Operating Expenses once such Statement of Actual Operating Expenses is timely delivered, as provided hereinabove, to reflect any errors in such Statement of Actual Operating Expenses and/or any additional expenses levied by any governmental authority or by any public utility companies (including, without limitation, as a result of any new or supplemental tax bills issued by the applicable taxing authority), so long as Landlord delivers such revised Statement of Actual Operating Expenses to Tenant within two (2) years after Landlord becomes aware of such errors or receives such new information. The provisions of this Section 5.3.2(c) shall survive the expiration or earlier termination of the Term of this Lease.
          5.4 Operating Expenses. “Operating Expenses” shall mean all costs and expenses which Landlord pays or accrues by virtue of the ownership, use, management, leasing, maintenance, service, operation, insurance or condition of the Land and all improvements thereon, including, without limitation, the Building and Parking Facility, during a particular Expense Year or portion thereof as determined by Landlord or its accountant in accordance with standard real estate accounting practices, consistently applied, subject to the exclusions contained in Section 5.4.2(a) below.
               5.4.1 Examples. “Operating Expenses” shall include, but shall not be limited to, the following to the extent they relate to the Complex or are chargeable to the Complex in connection with the operation and maintenance of the Cottonwood Corporate Center generally:
                    (a) all Impositions and other governmental charges, including any expenses incurred by Landlord in attempting to protest, reduce or minimize Impositions (but not in excess of the reduction in Impositions resulting therefrom);
                    (b) all insurance premiums charged for policies obtained by Landlord for the Complex, which may include without limitation, at Landlord’s election, (i) fire and extended coverage insurance, including earthquake, windstorm, hail, explosion, riot, strike, civil commotion, aircraft, vehicle and smoke insurance, (ii) public liability and property damage insurance, (iii) elevator insurance, (iv) workers’ compensation insurance for the employees covered by Section 5.4.1(h), (v) boiler, machinery, sprinkler, water damage, and legal liability insurance, (vi) rental loss insurance, and (vii) such other insurance as Landlord may reasonably elect to obtain;
                    (c) all commercially reasonable deductible amounts incurred in any Expense Year relating to an insurable loss;
                    (d) all maintenance, repair, replacement, restoration and painting costs, including, without limitation, the cost of operating, managing, maintaining and repairing the following systems: utility, electrical, mechanical, HVAC, sanitary, life-safety, drainage and elevator;
                    (e) all janitorial, snow removal, custodial, cleaning, washing, landscaping, landscape maintenance, access systems, trash removal, pest control costs and environmental compliance costs;
                    (f) all security costs;

                    (g) all actual charges for utilities for the Complex, including, but not limited to, the costs of water, sewer and electricity, and the costs of HVAC and other utilities, as well as related fees, assessments and surcharges;
                    (h) all wages, salaries, salary burdens, employee benefits, payroll taxes, Social Security and insurance for all persons engaged by Landlord or an Affiliate of Landlord in connection with the Complex;
                    (i) all costs of leasing or purchasing supplies, tools, equipment and materials for use at the Complex;
                    (j) all fees and assessments of the Cottonwood Corporate Center park applicable to the Complex;
                    (k) the cost of licenses, certificates, permits and inspections;
                    (l) the cost of contesting the validity or applicability of any governmental enactments that may affect the Operating Expenses;
                    (m) the cost of Parking Facility maintenance, repair and restoration, including, without limitation, resurfacing, repainting, restriping and cleaning; provided, however, Landlord may not include in Operating Expenses the cost of any re-striping of the Parking Facility (the “Current Re-Striping”) to the extent any prior re-striping of the Parking Facility was performed within the two (2) year period immediately preceding the Current Re-Striping;
                    (n) all fees and other charges paid under all maintenance and service agreements, including but not limited to window cleaning, elevator and HVAC maintenance;
                    (o) all commercially reasonable and customary fees, charges, management fees (or amounts in lieu of such fees), consulting fees, legal fees (subject to the exclusion in Section 5.4.2(a)(8) below) and accounting fees of all persons engaged by Landlord, together with all other associated costs or other charges reasonably incurred by Landlord, in connection with the management office and the operation, management, maintenance and repair of the Complex;
                    (p) all costs of monitoring services, including, without limitation, any monitoring or control devices used by Landlord in regulating the Parking Facility; and
                    (q) amortization of the cost of acquiring, financing and installing capital items (i) which reduce (or avoid increases in) Operating Expenses, but only to the extent of the cost savings reasonably anticipated by Landlord (based upon sound documentation) to result therefrom at the time of such expenditure to be incurred in connection therewith, (ii) which are required by a governmental authority subsequent to the Initial Premises Commencement Date, or (iii) which (A) relate to the repair, maintenance and replacement of any systems, improvements, equipment or facilities which serve the Building and/or Complex in the whole or in part (including replacement of items in common or public areas or facilities of the Complex and/or Building, maintenance and replacement of curbs, walkways and parking areas), and (B) are reasonably determined by Landlord to be reasonably required to maintain the functional character of the Building and Complex as an office/retail project. Such costs shall be amortized over the reasonable life of the items in accordance with standard real estate accounting practices, together with interest on the unamortized cost at the Amortization Interest Rate.
               5.4.2 Adjustments. Operating Expenses shall be adjusted as follows:
                    (a) Exclusions. “Operating Expenses” shall not include the following:
               (1) brokerage commissions, space planning costs, finders’ fees, attorneys’ fees and other costs incurred by Landlord in connection with leasing or attempting to lease space within the Complex;
               (2) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for any tenants in the Complex or incurred in renovating or otherwise improving, preparing, decorating, painting or redecorating vacant space for tenants or other occupants of the Complex;
               (3) interest, points, fees and principal payments on any mortgages encumbering the Complex, and other debt costs, if any, except as specifically included in Section 5.4.1(q) above and Section 5.4.2(a)(20) below;
               (4) costs of correcting defects in, or significant design error relating to, the initial design or construction of any of the buildings in the Complex;
               (5) advertising and promotional expenditures;
               (6) costs of any items (including, but not limited to, costs incurred by Landlord with respect to goods, services and utilities sold and/or supplied to tenants and occupants of the Complex, and/or for the repair of damage to the Complex for items which are reimbursable under any contractor, manufacturer or supplier warranty) to the extent Landlord receives reimbursement from insurance or condemnation proceeds, or from a contractor, manufacturer, supplier or any other third party pursuant to any warranty or otherwise or would have been reimbursed if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease (other than reimbursement by tenants pursuant to the Operating Expenses pass-through provisions of their leases); such proceeds shall be credited to Operating Expenses in the year in which received;
               (7) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged directly but which are provided to any other tenant or occupant of the Complex at no cost (or are separately reimbursed by such other tenants);

               (8) legal fees, attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants or prospective occupants of the Complex (including costs incurred due to violations by tenants of the terms and conditions of their leases), or any other legal fees and attorneys’ fees incurred in connection with the Complex (including, without limitation, any financing, sale or syndication of the Complex), except (A) as specifically enumerated as an Operating Expense in this Lease and/or (B) to the extent the expenditure of such legal fees and attorneys’ fees generally benefits all of the tenants of the Complex;
               (9) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the operation and management of the Complex, unless such wages and benefits are prorated to reflect time spent on operating and managing the Complex vis-à-vis time spent on matters unrelated to operating and managing the Complex;
               (10) compensation (including benefits) of any employee of Landlord above the grade of senior property manager or senior engineering manager;
               (11) costs of additions, alterations, repairs or improvements, equipment replacement and all other items which under standard real estate management and accounting practices consistently applied are properly classified as capital expenditures, except those costs set forth in Section 5.4.1(q) above and Section 5.4.2(a)(20) below;
               (12) rentals and other related expenses for leasing HVAC systems, elevators, or other items (except when needed in connection with normal repairs and maintenance of the Complex and/or to an ameliorate an emergency condition at the Complex) which if purchased, rather than rented, would constitute a capital improvement expressly excluded from Operating Expenses pursuant to this Lease;
               (13) costs and overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Complex to the extent the same exceeds typical costs and overhead and profit increment of such goods and/or services rendered by qualified unaffiliated third parties on a competitive basis;
               (14) any costs for which Landlord has been reimbursed (other than through the Operating Expenses pass-through provisions of other tenants’ leases) or for which Landlord receives a credit, refund or discount;
               (15) costs of signs (other than building directories and signage for various equipment rooms and Common Areas) in or on the Complex or any buildings in the Complex which identify the owner of the Complex or other tenants’ signs;
               (16) interest, penalties, late charges, liquidated damages or other costs arising out of Landlord’s failure to make timely payment of any of its obligations under this Lease, including, without limitation, Landlord’s failure to make timely payment of any taxes or any item that is included in Operating Expenses, and any penalties or fines imposed upon Landlord due to Landlord’s violation of any applicable Legal Requirements;
               (17) reserves of any kind, including replacement reserves for bad debt loss or lost rent;
               (18) any costs expressly excluded from Operating Expenses elsewhere in this Lease;
               (19) any ground lease rental;
               (20) depreciation and amortization, except as expressly provided in this Section 5.4, and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, and when depreciation or amortization is permitted or required, the item shall be amortized over its useful life in the manner described in Section 5.4.1(q) above;
               (21) costs (including, without limitation, fines, penalties, interest, and costs of repairs, replacements, alterations and/or improvements) incurred in bringing the Complex into compliance with applicable Legal Requirements (including, without limitation, the Americans with Disabilities Act of 1990, as may be supplemented and amended) in effect as of the Initial Premises Commencement Date and as interpreted by applicable governmental authorities as of such date, including, without limitation, any costs to correct building code violations pertaining to the initial design or construction of any of the buildings in the Complex or any other improvements to the Complex, to the extent such violations exist as of the Initial Premises Commencement Date under any applicable Legal Requirements (including, without limitation, the Americans with Disabilities Act of 1990, as may be supplemented and amended) in effect and as interpreted by applicable governmental authorities as of such date;
               (22) costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space within the Complex;
               (23) Landlord’s general corporate overhead and administrative expenses, except for the property management fee permitted pursuant to the terms of Section 5.4.1(o) above;
               (24) costs of acquisition of sculptures, painting and other objects of art;
               (25) costs incurred to comply with applicable Legal Requirements with respect to cleanup, removal, investigation and/or remediation (collectively, “Remediation Costs”) of any Hazardous Materials (as defined below) in, on or under the Complex and/or the Building to the extent such Hazardous Materials are: (A) in existence as of the Initial Premises Commencement Date and in violation of applicable Legal Requirements in effect as of the Initial Premises Commencement Date;

and/or (B) introduced onto the Complex and/or Building after the Initial Premises Commencement Date by Landlord or any of Landlord’s agents, employees, contractors or tenants in violation of applicable Legal Requirements in effect at the date of introduction;
               (26) costs arising from Landlord’s charitable or political contributions;
               (27) costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Complex, including partnership accounting and legal matters, costs of defending any lawsuits with or claims by any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, refinancing, mortgaging or hypothecating any of Landlord’s interest in the Complex, costs of any disputes between Landlord and its employees (if any) not engaged in Complex operation, disputes of Landlord with Complex management, or outside fees paid in connection with disputes with other tenants (except to the extent the expenditure of such outside fees generally benefit all tenants of the Complex);
               (28) rent for any office space occupied by Complex management personnel to the extent the size of such office space exceeds 3,000 rentable square feet or the rental rate for such office space exceeds the fair market rental value of comparable-sized office space occupied by management personnel of the Comparable Buildings, as defined below;
               (29) costs incurred in connection with the original construction and development of the Building or Complex; and
               (30) costs arising from the negligence or willful misconduct of Landlord or Landlord’s agents or employees.
     In addition, if any facilities, services or utilities used or provided in connection with or to the Complex are also concurrently used or provided in connection with or to other buildings or complexes owned or operated by Landlord and not located on the Complex (or vice versa), the costs incurred by Landlord in connection therewith shall be allocated to Operating Expenses by Landlord on a reasonably equitable basis to reasonably reflect the costs associated with those facilities, services or utilities that are used or provided in connection with or to the Complex.
                    (b) Gross-Up Adjustments. If the occupancy of the Building during any part of any Expense Year (including the Base Year) is less than one hundred percent (100%), Landlord shall make an appropriate adjustment of the Operating Expenses for that Expense Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building been one hundred percent (100%) occupied. This amount shall be considered to have been the amount of Operating Expenses for that Expense Year. Notwithstanding anything in the foregoing to the contrary, Landlord shall not (A) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others, and (B) collect

Operating Expenses from Tenant and all other tenants/occupants in the Complex in an amount in excess of what Landlord incurred for the items included in Operating Expenses.
                    (c) Allocation of Operating Expenses. The parties acknowledge that the Building is a part of a multi-building project, and that the costs and expenses incurred in connection with the Complex (i.e., the Operating Expenses) shall be shared between the tenants of the Building and the tenants of the other buildings of the Complex. Accordingly, as set forth above, Operating Expenses are determined annually for the Complex as a whole, and a portion of the Operating Expenses, which portion shall be determined by Landlord on a reasonable and equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of such other buildings), and such portion so allocated shall be the amount of Operating Expenses payable with respect to the Building upon which Tenant’s Share shall be calculated. Such portion of the Operating Expenses allocated to the tenants of the Building shall include all Operating Expenses which are attributable solely to the Building, and a reasonable and equitable portion of the Operating Expenses attributable to the Complex as a whole.
                    (d) Refunds and Installments. Any refunds actually received by Landlord for any category of Operating Expenses shall reduce the Operating Expenses in the applicable Expense Year pertaining to such category of Operating Expenses, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Operating Expenses under this Section 5.3 for such Expense Year. In addition, all assessments and premiums included in Operating Expenses which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments without the imposition of fines, penalties, interest or late charges, shall be paid by Landlord in the maximum number of installments permitted by the Legal Requirements (except to the extent inconsistent with the general practice of the Comparable Buildings) and shall be included as Operating Expenses in the Expense Year in which the assessment or premium installment is actually paid.
               5.4.3 Cap on Controllable Expenses. If the Operating Expenses in any Expense Year during the initial Term after the Base Year (such Expense Year being referred to herein as the “Current Expense Year”) do not increase by more than the greater of (a) five percent (5%), calculated on an annual cumulative and compounded basis, over the Operating Expenses for the Base Year, and (b) the product of the CPI Increase (as defined hereinbelow) multiplied by the Operating Expenses for the Base Year, then the provisions of this Section 5.4.3 shall not apply to such Current Expense Year. If, however, during the initial Term of this Lease, the Operating Expenses in such Current Expense Year increase by more than the greater of (i) five percent (5%), calculated on an annual cumulative and compounded basis, over the Operating Expenses for the Base Year, and (ii) the product of the CPI Increase multiplied by the Operating Expenses for the Base Year, then, notwithstanding anything to the contrary contained in this Article 5, the Controllable Expenses (as hereinafter defined) included in Operating Expenses in such Current Expense Year of the initial Term of this Lease shall not increase by more than the greater of (A) five percent (5%), calculated on an annual cumulative and compounded basis, over the Controllable Expenses included in Operating Expenses for the Base Year, and (B) the product of the CPI Increase multiplied the Controllable Expenses included in Operating Expenses for the Base Year. The cap on Controllable Expenses contained in this Section 5.4.3 shall not apply during the Option Term or any other extension of the initial Term of this Lease. For purposes of this Section 5.4.3, “Controllable Expenses” shall mean all Operating Expenses except: (1) any Impositions with respect to the Building or the Complex, or any part thereof; (2) the costs and premiums for insurance (including deductibles) carried by Landlord with respect to the Complex and/or the operation thereof; (3) the costs of utilities and janitorial services, including, without limitation, electricity, water, HVAC and sewer charges, utility surcharges and assessments, and refuse removal; (4) the costs of repairs and maintenance; (5) the costs of capital alterations, capital additions, capital improvements and capital replacements described in Sections 5.4.1(q)(i) and (ii) and Section 5.4.2(a)(20) above; (6) the costs of snow removal; (7) the costs of all services, products, supplies, and equipment provided to the Building or Complex by a third party vendor to the extent competitive bids are obtained from at least two qualified vendors unaffiliated with Landlord for such services, products, supplies, or equipment; and (8) increases in wages, salaries and other compensation and benefits paid to Landlord’s employees, agents or contractors to the extent (x) such employees, agents or contractors are members of a labor union or are paid on a “prevailing wage” basis, and/or (y) such increases are due to increases in the applicable minimum wage legally required to be paid to such personnel. As used herein, the phrase “CPI Increase” for any applicable Current Expense Year shall be equal to a fraction, the numerator of which shall be the CPI (defined hereinbelow) for the month that is three (3) calendar months prior to the month of January of such Current Expense Year and the denominator of which shall be the CPI for the calendar month that is three (3) calendar months prior to the month of January of the Base Year. The term “CPI” means the Consumer Price Index for Urban Wage Earners and Clerical Workers, Salt Lake City CMSA, all items (1982-84 = 100), not seasonally adjusted, published by the U.S. Department of Labor, Bureau of Labor Statistics (the “Bureau”), or if such index is no longer published, the U.S. Department of Labor’s most comprehensive official index then in use that most nearly corresponds to the index named above. If the CPI is calculated from a base different from the base period 1982-84 = 100, figures used for calculating the adjustment shall first be converted to the base period used under a formula supplied by the Bureau.
          5.5 Audit Rights. If Tenant disputes the amount of the Building Allocated Operating Expenses set forth in the Statement of Actual Operating Expenses for the particular Expense Year delivered by Landlord to Tenant pursuant to Section 5.3.2(b) above, Tenant shall have the right, at Tenant’s cost, upon thirty (30) days’ prior written notice to Landlord, to have Tenant’s authorized employees (which may include Tenant’s own staff auditors) inspect, at Landlord’s offices during normal business hours, Landlord’s books, records and supporting documents concerning the Building Allocated Operating Expenses set forth in such Statement of Actual Operating Expenses; provided, however, Tenant shall have no right to conduct such inspection, have an audit performed by the Accountant as defined and described hereinbelow, or object to or otherwise dispute the amount of the Building Allocated Operating Expenses set forth in any such Statement of Actual Operating Expenses unless Tenant notifies Landlord of such objection and dispute, completes such inspection, and has the Accountant commence and complete such audit within twelve (12) months immediately following Landlord’s delivery of the particular Statement of Actual Operating Expenses in question (the “Review Period”); provided, further, that notwithstanding any such timely objection, dispute, inspection, and/or audit, and as a condition precedent to Tenant’s exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 5.5, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of Section 5.3 above in accordance with such Statement of Actual Operating Expenses. However, such payment may be made under protest pending the outcome of any audit which may be performed by the Accountant as described below. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord’s operation and management of the Complex. If after such inspection and/or request for documentation, Tenant still disputes the amount of the Building Allocated Operating Expenses set forth in the Statement of Actual Operating Expenses, Tenant shall have the right, within the Review Period, to cause an independent certified public accountant (which is not paid on a commission or contingency basis) mutually approved by Landlord and Tenant, which approval shall not be unreasonably withheld or delayed (the “Accountant”) to complete an audit of Landlord’s books and records to determine the proper amount of the Building Allocated Operating Expenses incurred and amounts payable by Tenant for the Expense Year which is the subject of such Statement of Actual Operating Expenses. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within thirty (30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be one of the “Big 4” accounting firms or another nationally-recognized accounting firm (which is not paid on a commission or contingency basis and which has not been engaged by Tenant within the preceding five (5) year period), as selected by Tenant. If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge, together with interest on the amount of the over-charge at the Interest Rate. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord’s original Statement of Actual Operating Expenses which was the subject of such audit overstated Building Allocated Operating Expenses by four percent (4%) or more of the actual Building Allocated Operating Expenses verified by such audit, in which case Landlord shall reimburse Tenant for the reasonable cost of such audit (but not in excess of the amount of the Building Allocated Operating Expenses so overstated). The payment by Tenant of any amounts pursuant to Section 5.3 above shall not preclude Tenant from questioning, during the Review Period, the correctness of the particular Statement of Actual Operating Expenses in question provided by Landlord, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct the audit as described above prior to the expiration of the Review Period for such Statement of Actual Operating Expenses shall be conclusively deemed Tenant’s approval of the Statement of Actual Operating Expenses in question and the amount of Building Allocated Operating Expenses shown thereon. In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 5.5, Tenant agrees to keep, and to cause all of Tenant’s employees and consultants and the Accountant to keep, all of Landlord’s books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential, and in connection therewith, Tenant shall cause such employees, consultants and the Accountant to execute such reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits.
          5.6 Parking. Tenant shall, throughout the Term (as may be extended), have the right to use, without the obligation to pay any parking charges therefor, up to the number of Reserved Passes for reserved and covered parking spaces in the Parking Facility and Unreserved

Passes for unreserved and either uncovered or covered parking spaces (as may be designated by Landlord from time-to-time) in the Parking Facility as stated in Section “E” of the Summary of Basic Lease Information. Landlord shall have the right to establish such reasonable non-discriminatory rules and regulations as may be deemed desirable, at Landlord’s reasonable discretion, for the proper and efficient operation and maintenance of the Parking Facility, so long as such rules and regulations do not result in an Adverse Condition. Such rules and regulations may include, without limitation, the use of parking gates, cards, permits and other control devices to regulate the use of the parking areas. The rights of Tenant and its employees, customers, service suppliers and invitees to use the Parking Facility shall, to the extent such rules and regulations are not inconsistent with the other terms of this Lease, at all times be subject to the following: (i) Landlord’s right to establish reasonable, non-discriminatory rules and regulations applicable to such use (so long as such rules and regulations do not result in an Adverse Condition) and to exclude any person therefrom who is not authorized to use the same or who violates such rules and regulations; (ii) the rights of Landlord and other tenants in the Building and Complex to use the same in common with Tenant; (iii) the availability of parking spaces in said Parking Facility; (iv) Landlord’s right to establish and/or modify parking charges for visitor parking; and (v) Landlord’s right to change the configuration of the parking areas and any unassigned parking spaces as Landlord determines in its reasonable discretion (so long as such changes do not result in an Adverse Condition). Tenant agrees to limit its use of the Parking Facility to the number and type of parking spaces specified in Section “E” of the Summary of Basic Lease Information. Notwithstanding the foregoing, nothing contained herein shall be deemed to impose liability upon Landlord for personal injury or theft, for damage to any motor vehicle, or for loss of property from within any motor vehicle, which is suffered by Tenant or any of its employees, customers, service suppliers or other invitees in connection with their use of the Parking Facility. Tenant understands and agrees that, while the Parking Facility will be open to Tenant on a 24-hour basis, other than spaces that are assigned to tenants, all parking spaces in the parking area may be leased to members of the general public between the hours of 6:30 p.m. through 7:00 a.m. Monday through Saturday morning, after 1:30 p.m. on Saturday, and all day on Sunday and holidays.
          5.7 Payment of Rent. Except as otherwise expressly provided in this Lease, Tenant shall pay to Landlord the Base Rent and Additional Rent for all of the Suite Spaces for which the Lease Commencement Date applicable thereto have previously occurred (a) in one (1) payment by check or via federal wire transfer, and (b) in advance monthly installments on the first business day of each calendar month during the Term. Rent shall be paid to Landlord at NOP 2855 Cottonwood, LLC, File #30661, P.O. Box 60000, San Francisco, California 94160-0661 (or wired via federal wire transfer into the account designated by Landlord in writing from time-to-time), or to such other person or at such other address in the United States as Landlord may from time to time designate in writing. Rent shall be paid without notice, demand, abatement, deduction or offset in legal tender of the United States of America. The monthly Base Rent amount that is payable for the first calendar month of the applicable Term of this Lease for the entire Premises shall be paid upon execution by Tenant of this Lease. In addition, (i) if the applicable Term of this Lease for any applicable Suite Space commences on other than the first day of a calendar month, the Base Rent for the partial month for such applicable Suite Space shall be prorated on the basis of the number of days during the applicable month and paid on or before the applicable Lease Commencement Date for such applicable Suite Space, and (ii) if the Lease Expiration Date for the entire Premises occurs on other than the last day of a calendar month, the Base Rent for the partial month for the entire Premises shall be prorated on the basis of the number of days during such applicable month and paid on or before the first (1st) day of such partial month. If the Term of this Lease commences or ends on other than the first or the last day of an Expense Year, the Excess for the partial Expense Year calculated as provided in Section 5.3 above shall be prorated on the basis of the number of days during the applicable Expense Year. All payments received by Landlord from Tenant shall be applied to the oldest payment obligation owed by Tenant to Landlord. No designation by Tenant, either in a separate writing or on a check or money order, shall modify this Section or have any force or effect. The Rent to be paid by Tenant or any Transferee hereunder shall not be based, in whole or in part, on the income or profits derived from the lease, use or occupancy of the Premises. If Landlord determines that all or any portion of the Rent payable hereunder is or may be deemed to be unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, Landlord’s Mortgagee may elect unilaterally to amend the calculation of Rent such that none of the Rent payable under this Lease will constitute unrelated business income; provided, however, that any such amendment shall not increase Tenant’s payment obligations or other liabilities, or reduce the obligations of Landlord, under this Lease.
          5.8 Delinquent Payments and Handling Charge. If any Base Rent, Additional Rent or other payments required of Tenant hereunder are not received by Landlord when due on more than one (1) occasion in any 12-month period (or if, on such one (1) occasion, Tenant’s failure to pay such delinquent amounts continues for five (5) business days after written notice from Landlord), then (a) any such delinquent amounts shall bear interest from the date due until the date paid at the Interest Rate specified in Section 27.13 below, and (b) Tenant shall pay to Landlord a late charge of five percent (5%) of the delinquent payment to reimburse Landlord for its costs and inconvenience incurred as a consequence of Tenant’s delinquency (other than interest, attorneys’ fees and costs). The parties agree that this late charge set forth in clause (b) hereinabove represents a reasonable estimate of the expenses that Landlord will incur because of any late payment (other than interest, reasonable attorneys’ fees and costs). Landlord’s acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease. Tenant shall pay the late charge as Additional Rent with the next installment of Additional Rent. In no event, however, shall the charges permitted under this Section 5.8 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum rate of interest allowable under applicable law. If any two non-cash payments made by Tenant are not paid by the bank or other institution on which they are drawn, Landlord shall have the right, exercised by notice to Tenant, to require that Tenant make all future payments by certified funds or cashier’s check.
          5.9 Holding Over. Any holding over by Tenant in the possession of the Premises, or any portion thereof, after the expiration of the Term of this Lease, with or without the consent of Landlord, shall require Tenant to pay (a) during the first six (6) months of such holdover period, an amount equal to one hundred twenty-five percent (125%) of the Base Rent and Additional Rent herein specified for the last month of the Term (prorated on a monthly basis), and (b) for any portion of such holdover period after such initial 6-month period, an amount equal to one hundred fifty percent (150%) of the Base Rent and Additional Rent herein specified for the last month of the Term (prorated on a monthly basis). If Tenant holds over with Landlord’s consent, such occupancy shall be deemed a month-to-month tenancy and such tenancy shall otherwise be on the terms and conditions herein specified in this Lease as far as applicable. Notwithstanding the foregoing provisions or the acceptance by Landlord of any payment by Tenant, any holding over without Landlord’s consent beyond thirty (30) days after the expiration of the Term of this Lease shall constitute an Event of Default by Tenant under this Lease and shall entitle Landlord to pursue all remedies provided in this Lease, or otherwise, and Tenant shall be liable to Landlord for all direct damages and all Consequential Damages (as defined below) incurred and/or suffered by Landlord resulting from Tenant’s holding over without Landlord’s consent; provided, however, following Landlord’s execution of a third-party lease which affects the Premises, Landlord shall deliver written notice (the “New Lease Notice”) of such third-party lease to Tenant and the terms of the foregoing regarding liability for and recovery of any Consequential Damages shall not be effective until the date which is thirty (30) days following the later of (i) the date Landlord delivers such New Lease Notice to Tenant, and (ii) the date such holdover commences.
      6. CONSTRUCTION OF IMPROVEMENTS.
          6.1 Condition of Premises. Except as otherwise provided in this Section 6.1 below and the Tenant Work Letter, Tenant shall accept each Suite Space in the Premises in its “AS-IS” condition as of the date of execution of this Lease and the date Landlord delivers possession of each such applicable Suite Space in the Premises to Tenant, and Landlord shall have no obligation to (a) perform any work therein, including, without limitation, demolition of any improvements existing therein or the design, permitting or construction of any tenant finish work, alterations or other improvements therein, or (b) pay for, or reimburse Tenant for, or provide Tenant with an allowance to help Tenant pay for, any costs related to the demolition or the design, permitting or construction of any alterations or improvements therein. Notwithstanding the foregoing to the contrary, if (i) as of the date of delivery by Landlord to Tenant of each Suite Space in the Premises, the Building’s base building mechanical, electrical, gas, HVAC, plumbing and/or life-safety systems serving such Suite Space are not in good order, condition and repair (a “Defective Condition”), and (ii) Tenant becomes aware and delivers to Landlord written notice (the “Defect Notice”) of such Defective Condition described hereinabove by the date which is six (6) months after such date of delivery (the “Outside Date”), then Landlord shall, at Landlord’s sole cost and expense, do that which is necessary to correct such Defective Condition identified in the Defect Notice (the “Corrective Work”) within a reasonable period of time after Landlord receives the Defect Notice. If Tenant fails to deliver the Defect Notice to Landlord on or prior to the applicable Outside Date, Landlord shall have no obligation to perform the Corrective Work described hereinabove (but such release of such obligation shall not relieve Landlord of its other obligations under this Lease, including under Section 8.1 below).
          6.2 Lease Commencement Date; Adjustments to Lease Commencement Date. The Lease Commencement Date for the Initial Premises and for each Suite Space in the Subsequent Premises shall be determined as set forth in Section “B”, Paragraph 2 of the Summary of Basic Lease Information. Following the occurrence of the Lease Commencement Date for the Initial Premises and for each Suite Space in the Subsequent Premises, the parties will execute and deliver a certificate in the form of Exhibit F attached hereto stating and acknowledging the applicable Lease Commencement Date therefor.

          6.3 Abatement for Delay in Delivery of Premises. As used herein, the phrase “Delivery Abatement Date” shall mean (a) as to the Suite 100 Space, Suite 170 Space, Suite 175 Space, Suite 500 Space and Suite 540 Space, October 1, 2010, (b) as to the Suite 300 Space, Suite 340 Space, Suite 350 Space and Suite 400 Space, November 1, 2010, and (c) as to the remainder of the Suites Spaces in the Premises (i.e., the Suite 200 Space, Suite 220 Space, Suite 230 Space and Suite 240 Space), June 1, 2011, as each such date may be extended as a result of any delays encountered by Landlord in delivering possession of the Premises to Tenant caused by Force Majeure events. Tenant shall accept each Suite Space upon delivery of possession thereof by Landlord, whether such delivery occurs on or prior to the applicable Delivery Abatement Date or any other date. Notwithstanding the foregoing, if Landlord is unable to deliver possession of any Suite Spaces in the Premises to Tenant on or before the applicable Delivery Abatement Date therefor, as may be so extended (each such applicable Suite Space in the Premises which Landlord is unable to deliver to Tenant on or before the applicable Delivery Abatement Date therefor [as may be so extended] referred to herein as a “Delinquent Suite Space”), then for each day beyond such applicable Delivery Abatement Date (as may be so extended) that Landlord does not deliver possession of such Delinquent Suite Space to Tenant, Landlord shall abate, on a per diem and dollar for dollar basis, the Base Rent payable by Tenant for such Delinquent Suite Space. Any such applicable Delay Abatement Rent for such applicable Delinquent Suite Space shall be credited toward the Base Rent first due and payable by Tenant under this Lease with respect to such Delinquent Suite Space. Subject to Section 6.4 below, the abatement right afforded to Tenant under this Section 6.3 shall be Tenant’s sole remedy for Landlord’s failure to deliver possession of any or all of the Suites Spaces in the Premises to Tenant on or before the applicable Delivery Abatement Date therefor, as such date may be extended as provided hereinabove, and Landlord shall not be subject to any other liability nor shall the validity of this Lease nor the obligations of Tenant hereunder be affected by such failure of Landlord to deliver possession of any or all of the Suites Spaces in the Premises to Tenant on or before the applicable Delivery Abatement Date (or any other date).
          6.4 Termination for Delay. As used herein, the phrase “Delivery Condition” shall mean that Landlord has delivered to Tenant Suite Spaces in the Building and the 2825 E. Cottonwood Landlord (as defined below) has delivered suite spaces in the 2825 E. Cottonwood Building totaling at least seventy-five percent (75%) (i.e., 88,333 square feet of Rentable Area) of the aggregate Rentable Area of the Premises leased by Tenant under this Lease and the premises initially leased by Tenant under the 2825 E. Cottonwood Lease. Notwithstanding the provisions of this Article 6 to the contrary, if the Delivery Condition is not satisfied by June 1, 2010 (the “Termination Trigger Date”) (as such date may be extended as provided hereinbelow), then Tenant may, as its sole remedy, terminate this Lease by delivering to Landlord written notice thereof (the “Termination Notice”) at any time before the earlier of (i) ten (10) days following the Termination Trigger Date, or (ii) the date the Delivery Condition is satisfied; provided, however, Tenant shall have no such right to terminate this Lease unless Tenant, concurrently with Tenant’s delivery of the Termination Notice to Landlord pursuant to this Section 6.4, also delivers a termination notice to the 2825 E. Cottonwood Landlord pursuant to Section 6.4 of the 2825 E. Cottonwood Lease terminating the 2825 E. Cottonwood Lease. Notwithstanding the foregoing to the contrary, the Termination Trigger Date shall be extended one (1) day for each day that (A) Landlord is delayed in satisfying the Delivery Condition with respect to the Premises as a result of any events of Force Majeure under this Lease and/or (B) the 2825 E. Cottonwood Landlord is delayed in satisfying the Delivery Condition with respect to the premises initially leased by Tenant under the 2825 E. Cottonwood Lease as a result of any events of force majeure, as defined in and pursuant to the 2825 E. Cottonwood Lease. If Tenant properly and timely exercises the termination option in this Section 6.4, and concurrently properly and timely exercises the termination option set forth in Section 6.4 of the 2825 E. Cottonwood Lease, this Lease shall terminate at midnight on the date that is thirty (30) days after Tenant delivers to Landlord the Termination Notice and Tenant shall be required to surrender the Premises to Landlord on or prior to the Termination Date in accordance with the applicable provisions of this Lease; provided however, Tenant’s Termination Notice shall be deemed rescinded and Tenant shall have no further right to terminate this Lease under this Section 6.4 if the Delivery Condition is satisfied within such 30-day period. Notwithstanding the foregoing to the contrary, the termination option hereinabove granted to Tenant shall not be deemed to be properly exercised if, as of the date Tenant delivers the Termination Notice to Landlord, (1) an Event of Default has occurred and is continuing, and/or (2) Tenant has not properly concurrently exercised the termination option set forth in Section 6.4 of the 2825 E. Cottonwood Lease. Time is of the essence for the delivery of the Termination Notice under this Section 6.4; accordingly, if Tenant fails to timely deliver the Termination Notice, Tenant’s right to terminate this Lease under this Section 6.4 shall expire. Except as provided in Section 6.3 above, the termination option afforded to Tenant under this Section 6.4 shall be Tenant’s sole remedy for Landlord’s failure to timely deliver possession of any or all of the Suites Spaces in the Premises to Tenant, and Landlord shall not be subject to any other liability nor shall the validity of this Lease nor the obligations of Tenant hereunder be affected by such failure of Landlord to timely deliver possession of any or all of the Suites Spaces in the Premises to Tenant.
          6.5 General Allowance. Tenant shall be entitled to receive from Landlord an allowance (the “General Allowance”) in an amount up to, but not exceeding, Two Hundred Fifty-Nine Thousand Nine Hundred Sixty-Six Dollars ($259,966.00) (i.e., $3.50 per square foot of usable area in the Premises), for any or all of the following purposes, as designated by Tenant in a written request or requests therefor (each, a “Reimbursement/Offset Request”) delivered by Tenant to Landlord as provided hereinbelow: (a) to help reimburse Tenant for the actual and documented costs incurred and paid for by Tenant during the General Allowance Availability Period (as defined hereinbelow) for purchasing and installing furniture, fixtures and equipment in and for the Premises (collectively, the “FF&E Costs”); (b) to help reimburse Tenant for the actual and documented moving expenses (collectively, the “Moving Costs”) incurred and paid for by Tenant during the General Allowance Availability Period in connection with Tenant’s moving into the Premises; and/or (c) to offset against the Base Rent (the “Base Rent Offset”) otherwise payable under this Lease for the Premises first coming due after the Abatement Period. Notwithstanding the foregoing to the contrary, Landlord shall have no obligation to make any such disbursement of any such remaining balance of the General Allowance with respect to any FF&E Costs or Moving Costs (i) incurred by Tenant prior to or after the General Allowance Availability Period, and (ii) unless Landlord receives a Reimbursement/Offset Request for such FF&E Costs and/or Moving Costs within the General Allowance Availability Period. Such disbursement by Landlord of any such remaining balance of the General Allowance to reimburse Tenant for the FF&E Costs and Moving Costs shall be made by Landlord within thirty (30) days after Landlord has received the applicable Reimbursement/Offset Request therefor together with copies of invoices and paid receipts from third parties evidencing the amount of such FF&E Costs or Moving Costs (as applicable) actually incurred and paid for by Tenant that are to be so reimbursed by Landlord. If, upon the expiration of the General Allowance Availability Period, there is any balance remaining of the General Allowance which Tenant has not previously timely and properly requested in a Reimbursement/Offset Request be disbursed to reimburse Tenant for the FF&E Costs and Moving Costs, then Landlord shall apply such remaining balance of the General Allowance to the monthly installment(s) of Base Rent next due and payable under this Lease. As used herein, the “General Allowance Availability Period” shall mean the period commencing on the date of execution of this Lease and expiring on the date that is fifteen (15) months after the Initial Premises Commencement Date.
     7. SERVICES TO BE FURNISHED BY LANDLORD.
          7.1 General. Subject to applicable Legal Requirements, governmental standards for energy conservation, and Tenant’s performance of its obligations hereunder, Landlord shall use all reasonable efforts to furnish the following services:
                    (a) HVAC to the Premises during Building Operating Hours, at such temperatures and in such amounts as are reasonably suitable and standard, but excluding HVAC for electronic data processing or other specialized equipment or specialized (nonstandard) Tenant requirements. Tenant shall have the right to (i) install one (1) or more additional supplementary air conditioning units (the “Supplemental AC Units”) in Tenant’s computer server room in the Premises (the “Server Room”), of such size as Tenant reasonably determines necessary for the proper cooling of the Server Room and the equipment located therein (and approved by Landlord as provided hereinbelow), and (ii) operate such Supplemental AC Units twenty-four (24) hours per day, seven (7) days per week; provided however, that the number, size, weight and all other specifications of such Supplemental AC Units shall be compatible with the electrical systems and load requirements of the Building and subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. If any such Supplemental AC Units are installed pursuant to this Section 7.1(a), then: (A) as part of such installation and as part of such Supplemental AC Units, Tenant shall install a separate electricity meter for such Supplemental AC Units to determine the electricity consumed by such Supplemental AC Units; (B) such installation of such Supplemental AC Units (and electricity meters therefor) shall be performed by Tenant at Tenant’s cost pursuant to either the terms and provisions of either (1) the Tenant Work Letter to the extent such Supplemental AC Units are installed during the construction of the Tenant Improvements for the applicable Construction Premises (as defined in the Tenant Work Letter attached hereto as Exhibit D), or (2) Article 11 below to the extent such Supplemental AC Units are installed after the construction of such Tenant Improvements for the applicable Construction Premises; (C) after such installation, Tenant shall be solely responsible for providing HVAC to the Server Room (it being acknowledged by Tenant that Landlord shall have no obligation to provide HVAC to the Server Room); (D) Tenant shall, within thirty (30) days after Tenant’s receipt of invoice from Landlord, (1) pay to Landlord or reimburse Landlord for the electrical costs charged by the utility company for the electricity consumed or used by such Supplemental AC Units, or (2) at Landlords option, pay such electrical costs directly to such utility company; and (E) Tenant shall be solely responsible for repair and maintenance of such Supplemental AC Units at Tenant’s sole cost and expense and, in connection therewith, Tenant shall, throughout the Term of this Lease (as may be extended), maintain a service and/or maintenance contract for such Supplemental AC Units, with a service provider reasonably approved by Landlord, which service provider shall perform all maintenance and repair on such Supplemental AC Units;

                    (b) cold water at those points of supply common to all floors for lavatory and drinking purposes only;
                    (c) janitorial service five (5) days per week;
                    (d) elevator service, if necessary, to provide access to and egress from the Premises twenty-four hours per day, seven days per week;
                    (e) electric current twenty-four (24) hours per day, seven (7) days per week for normal office machines and other machines of low electrical consumption of not more than six (6) watts per square foot of Rentable Area of the Premises available for Tenant’s use; and
                    (f) replacement of fluorescent lamps in Building Standard light fixtures installed by Landlord and of incandescent bulbs or fluorescent lamps in all public rest rooms, stairwells and other Common Areas in the Building.
     If Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of Landlord’s failure to provide electricity or HVAC to the Premises as required to be provided in Sections 7.1(a) or 7.1(e) above (an “Abatement Event”), then Tenant shall deliver written notice to Landlord of such Abatement Event. If any of the services described above are interrupted, Landlord shall use commercially reasonable efforts to promptly restore the same. If such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice from Tenant (“Eligibility Period”), then Tenant’s obligation to pay Base Rent and Excess shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the square feet of Rentable Area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total square feet of Rentable Area of the Premises. To the extent Tenant shall be entitled to abatement of Base Rent and Excess because of a damage or destruction pursuant to Article 15 below or a taking pursuant to Article 14 below, then the Eligibility Period shall not be applicable.
     If not previously installed, Landlord may cause an electric and/or water meter(s) (each, a “Separate Meter”) to be installed in the Premises to measure the amount of electricity and/or water consumed for any such use. Landlord shall install any such Separate Meter at Landlord’s expense, except that Tenant shall reimburse Landlord (within thirty (30) days after invoice) for the costs of any such Separate Meter installed by Landlord following Tenant’s Overstandard Use (as defined below) of electricity or water for a period of two (2) consecutive months or four (4) months in any twelve (12) month period during the Term of this Lease.
     Certain security measures (both by electronic equipment and personnel) may be provided by Landlord in connection with the Building. However, Tenant hereby acknowledges that any such security is intended to be solely for the benefit of the Landlord and protecting its property, and while certain incidental benefits may accrue to the Tenant therefrom, any such security is not for the purpose of protecting either the property of Tenant or the safety of its employees, agents or invitees. By providing any such security, Landlord assumes no obligation to Tenant and shall have no liability arising therefrom.
          7.2 Keys and/or Access Cards. Landlord shall, at Landlord’s expense, furnish Tenant, within a commercially reasonable time after Tenant’s request therefor, with up to an aggregate of three hundred (300) access cards (the “Access Card Allotment”) to allow access to the Building and each corridor door entering the Premises. In addition, Landlord shall furnish Tenant, within a commercially reasonable time after Tenant’s request, and at Tenant’s expense, with such additional access cards in excess of the Access Card Allotment as Tenant may reasonably request, to unlock or allow access to the Building and each corridor door entering the Premises. Tenant shall not install, or permit to be installed, any additional lock on any door into or in the Premises or make, or permit to be made, any duplicates of access cards to the Premises without Landlord’s prior consent. Landlord shall be entitled at all times to possession of a duplicate of all access cards to all doors to or inside of the Premises. All access cards referred to in this Section 7.2 above shall remain the property of the Landlord. Upon the expiration or termination of the Term of this Lease, Tenant shall surrender all such access cards to Landlord and shall deliver to Landlord the keys and combinations to all locks on all safes, cabinets and vaults which will remain in the Premises. Landlord shall be entitled to install, operate and maintain a card reader and after-hours access card system, security systems and other control devices in or about the Premises and the Complex which regulate entry into the Building (or portions thereof) and monitor, by closed circuit television or otherwise, all persons leaving or entering the Complex, the Building and the Premises. Tenant hereby acknowledges that any such security systems and other control devices are intended to be solely for the benefit of Landlord and protecting its property, and while certain incidental benefits may accrue to Tenant therefrom, any such security is not for the purpose of protecting either the property of Tenant or the safety of its employees, agents or invitees. By providing any such security, Landlord assumes no obligation to Tenant and shall have no liability arising therefrom.
          7.3 Tenant’s Signage
               7.3.1 Identification and Directory Signage. Landlord shall, at Tenant’s expense, provide and install, in Building Standard graphics, letters or numerals (a) one identification sign containing Tenant’s name and suite number located adjacent to or on Tenant’s entry door (as determined by Landlord) with respect to each multi-tenant floor of the Premises occupied by Tenant, and (b) up to two (2) identification signs containing Tenant’s name and/or suite number with respect to each single tenant floor of the Premises occupied by Tenant, in such locations on such single tenant floor as shall be mutually approved by Landlord and Tenant, acting reasonably and in good faith. Tenant’s name, as set forth on the first page of this Lease, or as otherwise provided by Tenant in writing upon execution of this Lease, shall also be placed in the Building Directory located on the main level of the Building. Any subsequent modification to the listing of Tenant’s name in the Building Directory shall be at Tenant’s cost.
               7.3.2 Tenant’s Complex Signage.
                    (a) Building Exterior Signs. Subject to the approval of all applicable governmental authorities, and compliance with all applicable Legal Requirements, all recorded covenants, conditions and restrictions affecting the Building and/or the Complex, the signage program for the Building and/or the Complex, and the terms of this Section 7.3.2 (collectively, the “Tenant’s Complex Signage Conditions”), Tenant shall have the exclusive right to install, at Tenant’s sole cost, (i) one (1) exterior sign on the parapet located on the northern portion of the western exterior wall of the Building in the approximate location depicted on Exhibit H-1 attached hereto, and (ii) one (1) exterior sign on the parapet located at the northeastern corner of the Building in the approximate location depicted on Exhibit H-2 attached hereto (each, a “Building Exterior Sign” and collectively, the “Building Exterior Signs”); each Building Exterior Sign shall display Tenant’s trade name, “Fusion-io” and accompanying logo, but no other markings. The graphics, materials, color, design, lettering, lighting, size and specifications of, and manner of affixing and/or constructing, each Building Exterior Sign shall be subject to Landlord’s prior approval (which shall not be unreasonably withheld). Tenant shall pay for all costs and expenses related to each Building Exterior Sign, including, without limitation, costs of the design, construction, installation, maintenance, insurance, utilities, repair and replacement thereof. Tenant shall construct, install and maintain each Building Exterior Sign in compliance with all Legal Requirements and subject to the applicable provisions of Article 11 below. Landlord shall reasonably cooperate with Tenant, at Tenant’s expense, in obtaining the necessary governmental approvals and permits for each Building Exterior Sign.
                    (b) Shared Lobby Sign. Provided that Tenant has complied with and/or satisfied all of the Tenant’s Complex Signage Conditions and the Shared Lobby Sign Conditions (as defined below), Tenant shall have the right, upon at least thirty (30) days’ prior written notice to Landlord (the “Shared Lobby Sign Notice”), to install in the shared lobby between the Building and the 2825 E. Cottonwood Building (as defined below), one (1) sign displaying Tenant’s trade name, “Fusion-io” and accompanying logo, but no other markings, in an exact location as shall be mutually approved by Landlord and Tenant acting reasonably and in good faith (the “Shared Lobby Sign”, together with the Building Exterior Signs, collectively, “Tenant’s Complex Signage”); a depiction of what the Shared Lobby Sign may look like is attached hereto as Exhibit H-3 (it being acknowledged that this depiction is for reference only and does not indicate Landlord’s approval of or limit Landlord’s right to subsequently disapprove the graphics, materials, color, design, lettering, size, specifications and/or location of the Shared Lobby Sign as shown in such depiction). The graphics, materials, color, design, lettering, lighting, size, and specifications of, and the manner of affixing and/or constructing, the Shared Lobby Sign shall be subject to Landlord’s prior approval (which shall not be unreasonably withheld) and the prior approval of the 2825 E. Cottonwood Landlord (as defined below) in accordance with the provisions of the 2825 E. Cottonwood Lease (as defined below). Tenant shall pay for all costs and expenses related to the Shared Lobby Sign, including, without limitation, costs of the design, construction, installation, maintenance, insurance, utilities, repair and replacement thereof. Tenant shall, at Tenant’s expense, construct, install and maintain the Shared Lobby Sign in compliance with all Legal Requirements and subject to (i) Article 11 below, (ii) the applicable provisions of this Section 7.3.2, (iii) the applicable provisions of the 2825 E. Cottonwood Lease to the extent not inconsistent with the provisions of Article 11 below and this Section 7.3.2, and (iv) any common rules, regulations and restrictions as may be mutually adapted by Landlord and the 2825 E. Cottonwood Landlord pertaining to the Shared Lobby Sign. Landlord shall reasonably cooperate with Tenant, at Tenant’s expense, in obtaining the necessary governmental approvals and permits (and approval of the 2825 E. Cottonwood Landlord) for the Shared Lobby Sign. As used herein, the “Shared Lobby Sign Conditions” shall mean the following: (A) that, as of the date of Tenant’s delivery of the Shared Lobby Sign

Notice to Landlord, the sum of (1) the total square feet of Rentable Area leased by Tenant in the Building pursuant to this Lease, plus (2) the total square feet of Rentable Area leased by Tenant in the 2825 E. Cottonwood Building pursuant to the 2825 E. Cottonwood Lease, is greater than 160,000 square feet of Rentable Area, and (B) Tenant has entered into a fully-executed and delivered amendment to this Lease (and/or the 2825 E. Cottonwood Lease) wherein Tenant has agreed to commence leasing, within eight (8) months after Tenant’s delivery to Landlord of the Shared Lobby Sign Notice, an additional portion of the Building (and/or the 2825 E. Cottonwood Building) (such portion referred to herein as the “80% Portion”) such that, upon the commencement of Tenant’s lease of such 80% Portion, Tenant shall thereafter be leasing at least eighty percent (80%) of the total square feet of Rentable Area in the Building and the 2825 E. Cottonwood Building.
                    (c) Insurance/Maintenance/Removal. Tenant shall be responsible for maintaining insurance on Tenant’s Complex Signage as part of the insurance required to be carried by Tenant pursuant to Section 17.1(b) below. If any of Tenant’s Complex Signage requires maintenance, repairs and/or replacement as determined in Landlord’s reasonable judgment, Landlord shall have the right to provide written notice thereof to Tenant and Tenant shall cause such maintenance, repairs and/or replacement to be performed within ten (10) days after receipt of such notice from Landlord, at Tenant’s sole cost and expense; provided, however, if such maintenance, repairs and/or replacement are reasonably expected to require longer than ten (10) days to perform, Tenant shall commence such maintenance, repairs and/or replacement within such ten (10) day period and shall diligently prosecute such maintenance repairs and/or replacement to completion. If Tenant fails to perform such maintenance, repairs and/or replacement within the periods described in the immediately preceding sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant as Additional Rent for the actual and reasonable costs of such work. Upon the expiration or earlier termination of this Lease (or prior to such expiration or earlier termination, upon Tenant’s loss of its rights to any of the signs comprising Tenant’s Complex Signage pursuant to Section 7.3.2(d) below), Tenant shall, at Tenant’s sole cost and expense, cause to be removed all of Tenant’s Complex Signage (or such applicable signs comprising Tenant’s Complex Signage as to which Tenant has lost such rights pursuant to Section 7.3.2(d) below, as the case may be), and Tenant shall repair all damage occasioned thereby and restore the portions of the Building and Complex where such applicable Tenant’s Complex Signage was located to their original condition prior to the installation of such applicable Tenant’s Complex Signage. If Tenant fails to timely remove any of the signs comprising Tenant’s Complex Signage so required to be removed and repair and restore the Building and Complex as provided in the immediately preceding sentence, Landlord may perform such work, and all costs and expenses incurred by Landlord in so performing such work shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of invoice therefor including interest at the Interest Rate. The immediately preceding sentence shall survive the expiration or earlier termination of this Lease.
                    (d) Default; Rights Personal. Tenant’s signage rights under this Section 7.3.2: (i) are personal to the original Tenant executing this Lease (the “Original Tenant”) and any person or entity to which Tenant’s entire interest in this Lease (including the rights to Tenant’s Complex Signage) has been assigned pursuant to and in accordance with Article 10 below (herein, a “Permitted Assignee”); (ii) may only be exercised by the Original Tenant or such Permitted Assignee, as the case may be, and shall only be utilized when (A) the Original

Tenant or such Permitted Assignee, as the case may be, is in actual and physical possession of the entire Premises, and (B) with respect to the Shared Lobby Sign, when the Original Tenant or such Permitted Assignee is in actual and physical possession of at least both (1) 160,000 square feet of Rentable Area of the Building and the 2825 E. Cottonwood Building, and (2) the 80% Portion after Tenant’s lease of the 80% Portion has commenced; and (iii) may not be transferred to or used by any person or entity other than the Original Tenant or such Permitted Assignee, as the case may be; provided, however, any name change on any of Tenant’s Complex Signage to reflect the name of any Permitted Assignee or to reflect a change in the name of Tenant shall be permitted so long as the name is not an Objectionable Name (as defined below) and, with respect to the Shared Lobby Sign, is approved by the 2825 E. Cottonwood Landlord pursuant to the provisions of the 2825 E. Cottonwood Lease. The phrase “Objectionable Name” shall mean any name which (x) relates to an entity which is (I) of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Complex as a first-class office building complex, or which would otherwise reasonably offend a landlord of the Comparable Buildings, or (II) a direct competitor of any tenant in the Complex leasing a full floor or more of any building in the Complex at the time of such name change, or (y) would result in a breach or violation by Landlord (and with respect to the Shared Lobby Sign, a breach or violation by the 2825 E. Cottonwood Landlord) of any exclusive use provisions, signage restrictions or any other terms or provisions contained in any other leases of space in the Complex.
               7.3.3 Prohibited Signage. Except as otherwise provided in this Section 7.3 above and in the Monument Sign Addendum attached to this Lease, Tenant shall not place or suffer to be placed on any exterior door, wall or window of the Premises, on any part of the inside of the Premises which is visible from outside of the Premises, or elsewhere on the Complex, any sign, decoration, notice, logo, picture, lettering, attachment, advertising matter or other thing of any kind, without first obtaining Landlord’s prior written approval, which Landlord may, in its sole and absolute discretion, grant or withhold. Landlord may, at Tenant’s cost, upon reasonable notice but without liability to Tenant, enter the Premises and remove any item erected in violation of this Section. Landlord may establish rules and regulations governing the size, type and design of all such items and Tenant shall abide by such rules and regulations.
          7.4 Charges. In addition to Tenant’s obligation to pay for all electricity used by any Supplemental AC Units installed in the Server Room pursuant to Section 7.1(a) above, Tenant shall pay to Landlord monthly as billed, as Additional Rent, such charges as may be separately metered or as Landlord may compute for the following (each, an “Overstandard Use”): (a) any utility services utilized by Tenant for computers, data processing equipment or other electrical equipment in excess of that agreed to be furnished by Landlord pursuant to Section 7.1; (b) lighting installed in the Premises which consumes electricity in excess of Building Standard lighting; (c) other than HVAC provided by any Supplemental AC Units installed by Tenant pursuant to Section 7.1(a) above, HVAC in excess of that stated in Section 7.1(a) or provided at times other than during the Building Operating Hours; and (d) janitorial services required with respect to Tenant Improvements within the Premises considered above-standard for reasonable office uses by tenants in the Comparable Buildings. If Tenant wishes to use HVAC for the Premises (other than HVAC provided by any Supplemental AC Units installed by Tenant pursuant to Section 7.1(a) above) at times other than during the Building Operating Hours, Landlord shall supply such HVAC at an hourly cost to Tenant of

$20.00 per HVAC zone so provided, as adjusted from time to time by Landlord consistent with prevailing market charges for such use. Landlord may utilize a lighting and utility occupancy sensor in order to automatically determine and control use of HVAC (other than HVAC provided by any Supplemental AC Units installed by Tenant pursuant to Section 7.1(a) above), electrical and other utility services. Landlord may elect to estimate the charges to be paid by Tenant under this Section 7.4 for any Overstandard Use (which charges shall equal the actual, out-of-pocket costs to provide the additional services for such Overstandard Use plus the cost of installation and maintenance of any equipment installed in order to supply such additional services, plus the cost of any increased wear and tear and depreciation on existing equipment caused thereby, but shall not include any administration fees), and bill such charges to Tenant monthly in advance, in which event Tenant shall promptly pay the estimated charges. When the actual charges are determined by Landlord, an appropriate cash adjustment shall be made between Landlord and Tenant to account for any underpayment or overpayment by Tenant. The costs chargeable to Tenant for all such additional services will constitute Additional Rent.
          7.5 Operating Hours. Subject to Building Rules and Regulations and such security standards as Landlord may from time to time adopt, the Building shall be open to the public during the Building Operating Hours and access to the Premises shall be made available to Tenant during hours other than Building Operating Hours.
     8. REPAIR AND MAINTENANCE.
          8.1 By Landlord. Landlord shall provide the services to the Premises set forth in Section 7.1 above and shall maintain the Building (excepting the Premises and portions of the Building leased by persons not affiliated with Landlord) in a good, clean and operable condition, making such repairs and replacements as may be required to maintain the Building in such condition. All maintenance and repairs performed by Landlord shall be performed in a first class, workmanlike manner, and in accordance with all applicable governmental permits, codes and regulations. This Section 8.1 shall not apply to damage resulting from a Taking (as to which Article 14 shall apply), or damage resulting from a casualty (as to which Section 15.1 shall apply), or to damage for which Tenant is otherwise responsible under this Lease. Tenant hereby waives and releases any right it may have to make repairs to the Premises or Building at Landlord’s expense under any Legal Requirements now or hereafter in effect in any jurisdiction in which the Building is located (it being acknowledged and agreed, however, that Tenant may make certain repairs that may be subject to reimbursement by Landlord pursuant to Section 8.3 below).
          8.2 By Tenant. Tenant, at Tenant’s sole cost, shall maintain the nonstructural components of the Premises and every part of the Premises (including, without limitation, all floor materials, walls and ceilings and their coverings, doors and locks, furnishings, trade fixtures, signage, leasehold improvements, equipment and other personal property from time to time situated in or on the Premises) in good order, condition and repair, reasonable wear and tear excepted, and in a clean, safe, operable, attractive and sanitary condition. Tenant will not commit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Complex caused by Tenant and/or Tenant’s employees, agents, licensees, subtenants, assignees, contractors and/or invitees If Tenant fails to make such repairs or replacements (a) within fifteen (15) days after receipt of written notice thereof from Landlord with respect to any repairs or replacements affecting the electrical, plumbing, HVAC, life-safety and/or mechanical systems of the Building, any structural portions of the Building, and/or the exterior appearance of the Building or any area outside the Premises, (b) immediately after receipt of oral or written notice in the event of an emergency, or (c) within thirty (30) days after receipt of written notice from Landlord with respect to all repairs and replacements Tenant is required to make under this Section 8.2 other than those described in clauses (a) and (b) hereinabove, then Landlord may make the same and Tenant shall pay to Landlord the actual cost incurred by Landlord in performing such repair or replacement work, plus a five percent (5%) supervision fee, within thirty (30) days after Tenant’s receipt of an invoice therefor. All contractors, workmen, artisans and other persons which or whom Tenant proposes to retain to perform work in the Premises (or the Complex, pursuant to the third sentence of this Section 8.2) pursuant to this Section 8.2 or Article 11 below shall be approved by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned) prior to the commencement of any such work.
          8.3 Tenant’s Self-Help Rights. Notwithstanding anything to the contrary set forth in this Article 8, if Tenant provides written notice to Landlord of the need for repairs and/or maintenance which are Landlord’s obligation to perform under Section 8.1 above, and Landlord fails to undertake such repairs and/or maintenance within a reasonable period of time, given the circumstances, after receipt of such notice (but in no event earlier than fifteen (15) days after receipt of such notice, provided that in cases of emergency involving imminent threat of serious injury or damage to persons or property within the Premises, Landlord shall have only two (2) business days after receipt of such notice or such later period of time as is reasonably necessary to commence such corrective action), then Tenant may proceed to undertake such repairs and/or maintenance upon delivery of an additional ten (10) days’ notice to Landlord and Landlord’s Mortgagee that Tenant is taking such required action (except that, in cases of emergency involving imminent threat of serious injury or damage to persons or property within the Premises, such additional ten (10) day notice shall not be required). If such repairs and/or maintenance were required under the terms of this Lease to be performed by Landlord, then Tenant shall be entitled to reimbursement by Landlord of Tenant’s reasonable costs and expenses in performing such maintenance and/or repairs. Such reimbursement shall be made within thirty (30) days after Landlord’s receipt of a detailed invoice of such costs and expenses, and if Landlord fails to so reimburse Tenant within such 30-day period, then Tenant shall be entitled to deduct from Rent next payable by Tenant under this Lease the amount of such invoice; provided, however, that notwithstanding the foregoing to the contrary, if (a) Landlord delivers to Tenant within such second ten (10) day period described above (or, in cases of emergency involving imminent threat of serious injury or damage to persons or property within the Premises, prior to Tenant proceeding to undertake the particular repairs and/or maintenance), a written objection to Tenant’s right to receive any such reimbursement based upon Landlord’s claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease, or (b) Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice based upon Landlord’s contention that such charges are excessive (in which case, Landlord shall reimburse Tenant, within such 30-day period, the amount Landlord contends would not be excessive), then Tenant shall not be entitled to such reimbursement or deduction from Rent, but Tenant, as its sole remedy, may proceed to institute legal proceedings to determine and collect the amount, if any, of such reimbursement. If Tenant undertakes such repairs and/or maintenance, and such work will affect the electrical, plumbing, HVAC, life-

safety and/or mechanical systems of the Building, any structural portions of the Building, the exterior appearance of the Building or any areas of the Building or Complex located outside of the Premises, Tenant shall use only those unrelated third party contractors used by Landlord for such work unless such contractors are unwilling or unable to perform such work at competitive prices, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in the Comparable Buildings. Tenant shall comply with the other terms and conditions of this Lease if Tenant takes the required action, except that Tenant is not required to obtain Landlord’s consent for such repairs.
     9. TAXES ON TENANT’S PROPERTY. Tenant shall be liable for and shall pay, before they become delinquent, all taxes and assessments levied against any personal property placed by Tenant in the Premises (even if same becomes a fixture by operation of law or the property of Landlord by operation of this Lease), including any additional Impositions which may be assessed, levied, charged or imposed against Landlord or the Building by reason of non-Building Standard Items in the Premises. Tenant may withhold payments of any taxes and assessments described in this Article 9 so long as Tenant contests its obligation to pay in accordance with applicable law and the nonpayment thereof does not pose a threat of loss or seizure of the Building or any interest of Landlord therein.
     10. TRANSFER BY TENANT.
          10.1 General. Except as specifically provided in this Section 10.1 or Section 10.5 below, Tenant shall not without the prior written consent of Landlord (which shall not be unreasonably withheld or conditioned) directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise Transfer or hypothecate all or any part of the Premises or Tenant’s leasehold estate hereunder, or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises or any portion thereof all of the foregoing shall sometimes referred to herein collectively as “Transfers” and individually as a “Transfer”; any person or entity to whom a Transfer is made or sought to be made shall sometimes be referred to herein as a “Transferee”). Any attempted Transfer without Landlord’s consent shall be void. If Tenant desires to effect a Transfer, it shall deliver to Landlord written notice thereof (the “Transfer Notice”) in advance of the date on which Tenant proposes to make the Transfer, together with all of the terms of the proposed Transfer and the identity of the proposed Transferee. Upon request by Landlord, such Transfer Notice shall contain financial information concerning the proposed Transferee and other reasonable information regarding the transaction which Landlord may specify. Landlord shall have fifteen (15) days following receipt of the Transfer Notice and such information within which to notify Tenant in writing whether Landlord elects (a) to refuse to consent to the Transfer and to continue this Lease in full force, or (b) to consent to the proposed Transfer, or (c) exercise its recapture rights pursuant to Section 10.3 below (unless Landlord has previously waived its recapture rights pursuant to Section 10.3 below with respect to the portion of the Premises Tenant proposes to Transfer). If Landlord fails to notify Tenant in writing of such approval or disapproval within such 15-day period, and such failure continues for an additional five (5) business days after Tenant notifies Landlord of such failure, then Landlord shall be deemed to have approved such Transfer. The consent by Landlord to a particular Transfer shall not be deemed a consent to any other Transfer. If a Transfer occurs without the prior written consent of Landlord as provided herein, Landlord may nevertheless collect rent from the Transferee and apply the net amount collected to the Rent payable hereunder, but such collection and application shall not constitute a waiver of the provisions hereof or a release of Tenant from the further performance of its obligations hereunder.
          10.2 Conditions. The following conditions shall automatically apply to each Transfer, without the necessity of same being stated or referred to in Landlord’s written consent:
               (a) Tenant shall execute, have acknowledged and deliver to Landlord, and cause the Transferee to execute, have acknowledged and deliver to Landlord, an instrument in form and substance acceptable to Landlord in which (i) the Transferee adopts each provision of this Lease and agrees to perform and be bound by, jointly and severally with Tenant, all of the duties, obligations and indemnities of Tenant hereunder, as to the space Transferred to it, as though Transferee were the Tenant under the Lease, including, without limitation, the prohibition against rent based on the income or profits derived from the Premises (any purported lease to the contrary being null and void), (ii) Tenant subordinates to Landlord’s statutory lien and security interest any liens, security interests or other rights which Tenant may claim with respect to any property of the Transferee, (iii) Tenant agrees with Landlord that, if the rent or other consideration due by the Transferee exceeds the Rent for the transferred space, then Landlord shall be entitled to an amount equal to fifty percent (50%) of all such excess Rent and other consideration, net of reasonable leasing commissions and tenant improvement costs directly required in connection with such Transfer actually paid by Tenant (the “Transfer Premium”), which transfer Premium shall be paid to Landlord within ten (10) days after Tenant’s receipt thereof, (iv) Tenant and the Transferee agree to provide to Landlord, at their expense, direct access from a public corridor in the Building to the transferred space, (v) the Transferee agrees to use and occupy the Transferred space solely for the purpose specified in Article 4 and otherwise in strict accordance with this Lease, and (vi) Tenant acknowledges that, notwithstanding the Transfer, Tenant remains directly and primarily liable for the performance of all the obligations of Tenant hereunder (including, without limitation, the obligation to pay all Rent), and Landlord shall be permitted to enforce this Lease against Tenant or the Transferee, or all of them, without prior demand upon or proceeding in any way against any other persons; and
               (b) Tenant shall deliver to Landlord a counterpart of all instruments relative to the Transfer executed by all parties to such transaction (except Landlord).
               (c) If Tenant requests Landlord to consent to a proposed Transfer, Tenant shall pay to Landlord, whether or not consent is given, Landlord’s reasonable costs, including, without limitation, reasonable attorneys’ fees, incurred in connection with such request (not to exceed, however, $2,000.00 with respect to each proposed Transfer).
          10.3 Landlord’s Recapture Right. Notwithstanding anything to the contrary contained in this Article 10, if Tenant contemplates a Transfer, then Tenant shall give Landlord written notice (the “Intention to Transfer Notice”) of such contemplated Transfer, which Intention to Transfer Notice (a) may also serve as the Transfer Notice required to be delivered by Tenant pursuant to Section 10.1 above, and (b) may be delivered by Tenant to Landlord under this Section 10.3 regardless of whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined. The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer

(the “Contemplated Transfer Space”), the contemplated date of commencement of the contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to the terms of this Section 10.3 to allow Landlord to elect to recapture the Contemplated Transfer Space for the term set forth in the Intention to Transfer Notice. Thereafter, Landlord shall have the option, in connection with such contemplated Transfer, by giving written notice to Tenant (“Landlord’s Recapture Notice”) within fifteen (15) days after Landlord’s receipt of the Intention to Transfer Notice, to recapture the Contemplated Transfer Space for a period to commence on the Contemplated Effective Date and to continue until the last day of the term of the contemplated Transfer as set forth in the Intention to Transfer Notice (the “Recapture Term”), and during the Recapture Term, this Lease shall terminate with respect to the Contemplated Transfer Space; Notwithstanding the foregoing provisions of this Section 10.3 to the contrary: (i) the recapture right set forth herein shall only apply with respect to any proposed assignment of this Lease (other than to an Affiliate pursuant to Section 10.5 below) or any proposed sublease (other than to an Affiliate pursuant to Section 10.5 below), which sublease, when aggregated with all subleases then in effect to non-Affiliates, pertains to more than twenty-five percent (25%) of the Premises; and (ii) if Tenant notifies Landlord within ten (10) days after Tenant’s receipt of Landlord’s Recapture Notice that Tenant revokes Tenant’s Intention to Transfer Notice, such recapture and termination by Landlord in Landlord’s Recapture Notice shall be ineffective, but Tenant shall not be entitled to proceed with the contemplated Transfer which was the subject of Tenant’s original Intention to Transfer Notice, and Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect to any contemplated Transfer, as provided above in this Section 10.3. In the event of any recapture by Landlord pursuant to the foregoing provisions of this Section 10.3, if this Lease is terminated with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease, as so amended, shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Contemplated Transfer Space under this Section 10.3 within such fifteen (15) day period set forth hereinabove, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Contemplated Transfer Space to the proposed Transferee, and Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer thereof consummated during the six (6) month period of time (the “Six Month Period”) which commences on the expiration of such fifteen (15) day period; provided, however, that any such Transfer shall be subject to all of the other terms of this Article 10. If such a Transfer is not so consummated within the Six Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Six Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect to any contemplated Transfer, as provided above in this Section 10.3.
          10.4 Additional Transfers. Except as provided in Section 10.5 below, for purposes of this Lease, the term “Transfer” shall also include (a) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) of the partners or members, or transfer of more than fifty percent (50%) of the partnership or membership interests of Tenant, within a twelve (12)-month period, or the dissolution of the partnership or limited liability company without immediate reconstitution thereof, and (b) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (i) the dissolution, merger, consolidation or other reorganization of Tenant, or (ii) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (iii) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.
          10.5 Permitted Transfers to Affiliates. Notwithstanding the foregoing provisions of this Article 10 to the contrary, the assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (a) a parent or subsidiary of Tenant, or (b) any person or entity which controls, is controlled by or under common control with Tenant, or (c) any entity which purchases all or substantially all of the assets of Tenant, or (d) a successor to Tenant or any of the foregoing entities by purchase, merger, consolidation or reorganization (all such persons or entities described in (a), (b), (c) and (d) being sometimes hereinafter referred to as “Affiliates”) shall not be deemed a Transfer under this Article 10, and thus shall not be subject to the requirement of obtaining Landlord’s consent thereto in Section 10.1, Landlord’s right to receive any Transfer Premium pursuant to Section 10.2(a) or Landlord’s recapture right pursuant to Section 10.3 above, provided that:
               (i) any such Affiliate was not formed as a subterfuge to (A) avoid the obligations of this Article 10, or (B) adversely affect the ability of Tenant to satisfy its obligations under this Lease;
               (ii) Tenant gives Landlord notice of any such assignment or sublease to an Affiliate no later than ten (10) business days after such assignment or sublease to an Affiliate has been executed;
               (iii) the successor of Tenant and Tenant have as of the effective date of any such assignment or sublease a tangible net worth, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is sufficient to meet the obligations of Tenant under this Lease;
               (iv) any such assignment or sublease shall be subject and subordinate to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease with respect to the portion of the Premises which is the subject of such Transfer (other than the amount of Base Rent and Tenant’s Share of the Building Allocated Operating Expenses payable by Tenant with respect to a sublease); and
               (v) Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring Affiliate shall expressly assume in writing the obligations of Tenant hereunder.

     “Control”, as used in this Section 10.5, shall mean the possession, direct or indirect, of the power or cause the direction of the management and policies of a person or entity, or ownership of any sort, whether through the ownership of voting securities, by contract or otherwise.
          10.6 Liens. Without in any way limiting the generality of the foregoing, Tenant shall not grant, place or suffer, or permit to be granted, placed or suffered, against the Complex or any portion thereof (excepting Tenant’s personal property), any lien, security interest, pledge, conditional sale contract, claim, charge or encumbrance (whether constitutional, statutory, contractual or otherwise) and, if any of the aforesaid does arise or is asserted, Tenant will, promptly upon demand by Landlord and at Tenant’s expense, cause the same to be released.
          10.7 Assignments in Bankruptcy. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the Estate of Tenant within the meaning of the Bankruptcy Code.
     11. ALTERATIONS. Tenant shall not make (or permit to be made) any change, addition or improvement to the Premises (including, without limitation, the attachment of any fixture or equipment) (collectively, the “Alterations” and individually, an “Alteration”) unless such Alteration: (a) equals or exceeds the Building Standard and utilizes only new and first-grade materials; (b) is in conformity with all Legal Requirements, and is made after obtaining any required permits and licenses; (c) is made with the prior written consent of Landlord not to be unreasonably withheld, conditioned or delayed; (d) is made pursuant to plans and specifications approved in writing in advance by Landlord; (e) with respect to any Alterations the cost of which is expected to exceed One Hundred Thousand Dollars ($100,000.00), is made after Tenant has provided to Landlord such reasonable indemnification and/or bonds requested by Landlord, including, without limitation, a performance and completion bond in such form and amount as may be satisfactory to Landlord to protect against claims and liens for labor performed and materials furnished, and to insure the completion of any Alteration; (f) is carried out by persons reasonably approved in writing by Landlord who, if required by Landlord, deliver to Landlord before commencement of their work proof of such insurance coverage as Landlord may reasonably require, with Landlord named as an additional insured; and (g) is done only at such time and in such manner as Landlord may reasonably specify. Landlord shall notify Tenant of its consent or disapproval of any such proposed Alterations within ten (10) business days after Landlord’s receipt of Tenant’s request therefor, together with all final plans and specifications for such work. Notwithstanding the foregoing to the contrary, Tenant may make non-structural Alterations to the interior of the Premises (collectively, the “Acceptable Changes”) without Landlord’s consent, provided that (i) Tenant delivers to Landlord written notice of such Acceptable Changes (the “Acceptable Change Notice”) at least fifteen (15) days prior to the commencement thereof, (ii) the cost of each such Acceptable Change does not exceed $25,000.00 per job, and the aggregate cost of all Acceptable Changes does not exceed $50,000.00 in any consecutive twelve (12) month period, (iii) such Acceptable Changes shall be performed by or on behalf of Tenant in compliance with the other provisions of this Article 11, (iv) such Acceptable Changes do not require the issuance of a building permit or other governmental approval, (v) such Acceptable Changes do not affect the structural components of the Building or any mechanical, plumbing, electrical, HVAC and/or life-safety systems of the Building, (vi) such Acceptable Changes are not visible from or affect any area located outside the Premises, and (vii) such Acceptable Changes shall be performed by qualified contractors and subcontractors which normally and regularly perform similar work in the Complex or other first-class office and retail complexes in the Cottonwood sub-market of Salt Lake City, Utah (collectively, the “Comparable Buildings”). Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of any such Alterations, and shall pay to Landlord all actual, out-of-pocket costs incurred by Landlord in connection with such Alterations. Except as otherwise provided hereinbelow, all such Alterations (including all articles attached to the floor, wall or ceiling of the Premises) shall become the property of Landlord. Landlord may, at Landlord’s election, cause such Alterations to be (A) surrendered with the Premises as part thereof at the termination or expiration of the Term of this Lease, without any payment, reimbursement or compensation therefor, or (B) removed by Tenant, at Tenant’s expense, on or prior to the termination or expiration of the Term of this Lease, with all damage caused by such removal repaired by Tenant; provided, however, with respect to Alterations made or caused to be made by Tenant with Landlord’s consent, Tenant shall have no obligation to remove such Alterations unless at the time Landlord approved the final working drawings for any such Alterations (or, with respect to any Acceptable Change, no later than thirty (30) days after Landlord’s receipt of the Acceptable Change Notice applicable thereto), Landlord, by written notice to Tenant, identified those Alterations which Landlord would require Tenant to remove at the expiration or earlier termination of the Term of this Lease, in which event Tenant shall remove such identified Alterations on or before the expiration of the Term of the Lease and repair any damage resulting from such removal. Tenant shall reimburse, indemnify, defend and hold harmless Landlord from and against all costs, liens, claims, damages, losses, liabilities and expenses, including reasonable attorneys’ fees, which may arise out of, or be connected in any way with, any such Alterations. Within thirty (30) days following the imposition of any lien resulting from any such Alterations, Tenant shall cause such lien to be released of record by payment of money or posting of a proper bond.
     12. PROHIBITED USES.
          12.1 General. Tenant will not (a) use, occupy or permit the use or occupancy of the Complex or Premises for any purpose or in any manner which is or may be, directly or indirectly, violative of any Legal Requirement, or contrary to Building Rules and Regulations, or dangerous to life or property, or a public or private nuisance, or disrupt or obstruct the owners or any other tenant of the Building or adjacent buildings, (b) keep or permit to be kept any substance in, or conduct or permit to be conducted any operation from, the Premises which might emit offensive odors or conditions into other portions of the Building or Complex, or make undue noise or create undue vibrations, (c) commit or permit to remain any waste to the Complex or Premises, (d) install or permit to remain any improvements to the Complex or Premises, window coverings or other items (other than window coverings which have first been approved by Landlord) which are visible from the outside of the Premises, or exceed the structural loads of floors or walls of the Building or Complex, or adversely affect the mechanical, plumbing or electrical systems of the Building, or affect the structural integrity of the Building in any way, (e) permit the occupancy of the Premises at any time during the Term of this Lease to exceed one person (including visitors) per two hundred (200) square feet

Rentable Area of space in the Premises, (f) violate any recorded covenants, conditions or restrictions that now or later affect the Complex or Building, or (g) commit or permit to be committed any action or circumstance in or about the Complex or Building which, directly or indirectly, would or might justify any insurance carrier in canceling or increasing the premium on the fire and extended coverage insurance policy maintained by Landlord on the Complex or Building or contents, and if any increase results from any act of Tenant, then Tenant shall pay such increase promptly upon demand therefor by Landlord.
          12.2 Hazardous Materials.
               12.2.1 Tenant’s Hazardous Materials Use; Tenant Remediation; Tenant Indemnity. Without limiting the foregoing, Tenant shall not cause or permit any Hazardous Material (defined below) to be brought upon, kept or used in or about the Premises or Complex by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant may use and store types and quantities of materials and substances which may be or contain Hazardous Materials, provided that the same are of the type and in the quantities customarily found or used in offices for use of similar businesses, including packaging materials, commercial cleaning fluids and photocopier fluids. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Materials on the Premises or Complex caused or permitted by Tenant results in contamination of the Premises or Complex, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses which arise during or after the Term of this Lease as a result of such contamination. This indemnification of Landlord includes, without limitation, the obligation to reimburse Landlord for costs incurred in connection with any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision. Without limiting the foregoing, if the presence of any Hazardous Material in, on or about the Premises or Complex caused by or permitted by Tenant results in any contamination of the Premises or Complex, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises or Complex to the condition existing prior to the introduction of any Hazardous Material; provided, however, that Landlord’s approval of such action shall first be obtained. “Hazardous Material” shall mean, in the broadest sense, any petroleum-based products, pesticides, paints, insolvents, polychlorinated, biphenyl, lead, cyanide, DDT, acids, ammonium compounds and other chemical products and any substance or material defined or designated as a hazardous or toxic, or other similar term, by any federal, state or local environmental statute, regulation or ordinance affecting the Premises or Complex presently in effect or that may be promulgated in the future, as such statutes, regulations and ordinances may be amended from time to time. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s knowledge and belief (without duty of investigation) regarding the presence of hazardous substances or materials on the Premises or Complex. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of Hazardous Materials on the Premises to the extent caused by, or resulting from the acts of, Tenant or Tenant’s employees, directors, partners, shareholders, contractors, agents, invitees or representatives (collectively, the “Tenant Affiliates”) occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of this Lease.

               12.2.2 Landlord Remediation; Landlord Indemnity. To the extent required by any governmental agency pursuant to applicable Legal Requirements, Landlord shall, at Landlord’s expense (which shall not be included in Operating Expenses), remediate any Hazardous Materials located in, on or under the Building and/or the Complex (but excluding the Premises) to the extent (a) such Hazardous Materials (i) are in existence as of the Initial Premises Commencement Date, (ii) were not introduced or otherwise cause by Tenant or any Tenant Affiliates, and (iii) are in violation of applicable Legal Requirements in effect as of the Initial Premises Commencement Date, and/or (b) the need for such remediation results from Landlord or the Landlord agents, contractors or employees bringing upon, keeping or using any Hazardous Materials in connection with the Building and/or the Complex in violation of any Legal Requirements in existence as of the date such Hazardous Materials are brought upon, kept or used by Landlord or Landlord agents, contractors or employees. Landlord shall indemnify, defend and hold Tenant harmless from and against the cost of any such remediation required to be performed by Landlord pursuant to the immediately preceding sentence.
               12.2.3 Abatement of Rent in Event of Landlord Remediation. If Tenant is prevented from using, and does not use, the Premises or any portion thereof, for the permitted use set forth in Article 4 above as a result of Landlord’s performance of any remediation of Hazardous Materials pursuant to Section 12.2.2 above (a “Hazardous Materials Abatement Event”), then Tenant shall deliver written notice to Landlord of such Hazardous Materials Abatement Event (the “Hazardous Materials Abatement Notice”) and Tenant’s obligation to pay Base Rent and Tenant’s Share of Building Allocated Operating Expenses shall be abated or reduced, as the case may be, from and after the first (1st) day following Landlord’s receipt of such Hazardous Materials Abatement Notice of such Hazardous Materials Abatement Event and continuing during such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the square feet of Rentable Area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total square feet of Rentable Area of the Premises. In addition (a) if Landlord has not cured such Hazardous Materials Abatement Event within sixty (60) days (the “Repair Window”) after receipt of the Hazardous Materials Abatement Notice, and (b) as a result of such Hazardous Materials Abatement Event, Tenant is prevented from using, and does not use, a substantial portion of the Premises such that Tenant cannot reasonably conduct its ordinary business operations from the entire Premises, then, subject to the following, Tenant shall have the right to terminate this Lease upon at least twenty (20) business days’ prior written notice (the “Hazardous Materials Abatement Event Termination Notice”) to Landlord. Notwithstanding the foregoing to the contrary, the following shall apply to the determination of any Repair Window: (i) the Repair Window shall be extended day for day for each day Landlord is delayed in curing such Hazardous Materials Abatement Event due to an event of Force Majeure and/or any delays caused by the acts or omissions of Tenant or employees, agents, representatives, contractors, invitees or licensees; and (ii) if the Hazardous Materials Abatement Event is such that it would take more than sixty (60) days to cure, and Landlord timely and diligently commences such cure within such sixty (60) day period, then the Repair Window shall be extended for as long as Landlord is diligently pursuing the same to completion. Notwithstanding anything contained in this Section 12.2.3 to the contrary, any Hazardous Materials Abatement Event Termination Notice shall be null and void if Landlord cures such Hazardous Materials Abatement Event within such twenty (20) business day period following receipt of such Hazardous Materials Abatement Event Termination Notice.

          12.3 Overstandard Tenant Use. Except for Tenant’s installation of its computer equipment in the Server Room and provided Tenant also installs the separate AC Units for cooling therefor pursuant to Section 7.1(a) above, Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, other than standard equipment or lighting, or machines other than normal fractional horsepower office machines, in the Premises that may affect the temperature otherwise maintained by the HVAC system or increase the water normally furnished to the Premises by Landlord.
     13. ACCESS BY LANDLORD. Upon at least twenty-four (24) hours’ prior notice to Tenant (except in case of emergency or to perform janitorial services), Landlord, its employees, contractors, agents and representatives, shall have the right (and Landlord, for itself and such persons and firms, hereby reserves the right) to enter the Premises at all hours (a) to inspect, clean, maintain and/or repair the Premises or the Building, (b) to show the Premises to prospective purchasers (or, during the last nine (9) months of the Term, to prospective tenants), (c) to determine whether Tenant is performing its obligations hereunder and, if it is not, and if such failure continues for twenty (20) days following notice by Landlord (except that no such notice shall be required in cases of emergency), to perform same at Landlord’s option and Tenant’s expense, provided such charge is reasonable and competitive, or (d) for any other commercially reasonable purpose. Any such entry by Landlord shall be accomplished as expeditiously as reasonably possible and in a manner so as to cause as little interference to Tenant as reasonably possible, and Landlord shall use commercially reasonable efforts to schedule entries into the Premises under this Article 13 with Tenant (except if not reasonably practicable in emergencies) so that Tenant, at Tenant’s option, may provide an employee or a representative of Tenant to accompany Landlord. In an emergency, Landlord (and such persons and firms) may use any means to open any door into or in the Premises without any liability therefor. Entry into the Premises by Landlord or any other person or firm named in the first sentence of this Article 13 for any purpose permitted herein shall not constitute a trespass or an eviction (constructive or otherwise), or entitle Tenant to any abatement or reduction of Rent, or constitute grounds for any claim (and Tenant hereby waives any claim) for damages for any injury to or interference with Tenant’s business, for loss of occupancy or quiet enjoyment, or for consequential damages.
     14. CONDEMNATION. If all of the Complex is Taken, or if so much of the Complex is Taken that, in Landlord’s opinion, the remainder cannot be restored to an economically viable, quality office building complex, of if all of the Building is Taken, or if so much of the Building is Taken that, in Landlord’s opinion, the remainder cannot be restored to an economically viable, quality office building, or if the awards payable to Landlord as a result of any Taking of the Complex or Building are, in Landlord’s reasonable opinion, inadequate to restore the remainder of the Complex or the Building, respectively, to an economically viable, quality office building complex or building, respectively (such Taking described in the foregoing referred to herein as a “Complete Taking”), then Landlord may, at its election, exercisable by the giving of written notice to Tenant within sixty (60) days after the date of such Complete Taking, terminate this Lease as of the date of such Complete Taking or the date Tenant is deprived of possession of the Premises (whichever is later); provided, however, Landlord shall have no right to so terminate this Lease in the event of such Complete Taking unless Landlord terminates the leases of all tenants in the Building which leases contain similar termination rights in favor of Landlord as provided herein. Tenant may, at its election, exercisable by giving sixty (60) days’

written notice to Landlord, terminate this Lease if a substantial (greater than 10%) portion of the Premises is Taken rendering the Premises inadequate for its continued use and occupancy by Tenant. If this Lease is not terminated as a result of a Taking, Landlord shall restore the Premises remaining after the Taking to its condition immediately prior to the Taking (or as near as reasonably practicable). During the period of restoration, Base Rent shall be abated to the extent the Premises are rendered untenantable and, after the period of restoration, Base Rent and Tenant’s Share shall be reduced in the proportion that the Rentable Area of the Premises Taken or otherwise rendered untenantable bears to the Rentable Area of the Premises just prior to the Taking. If any portion of Base Rent is abated under this Article 14, Landlord may elect to extend the expiration date of the Term for the period of the abatement. All awards, proceeds, compensation or other payments from or with respect to any Taking of the Complex or any portion thereof shall belong to Landlord, and Tenant hereby assigns to Landlord all of its right, title, interest and claim to same. Whether or not this Lease is terminated as a consequence of a Taking, all damages or compensation awarded for a partial or total Taking, including any award for severance damage and any sums compensating for diminution in the value of or deprivation of the leasehold estate under this Lease, shall be the sole and exclusive property of Landlord. Tenant may assert a claim for and recover from the condemning authority, but not from Landlord, such compensation as may be awarded on account of Tenant’s moving and relocation expenses, and depreciation to and loss of Tenant’s moveable personal property. Tenant shall have no claim against Landlord for the occurrence of any Taking, or for the termination of this Lease or a reduction in the Premises as a result of any Taking.
     15. CASUALTY.
          15.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 15, restore the base, shell, and core of the Premises and such Common Areas. Such restoration shall be to substantially the same condition of the base, shell, and core of the Premises and Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Complex, or the lessor of a ground or underlying lease with respect to the Complex and/or the Building, or any other modifications to the Common Areas deemed desirable by Landlord (but which are consistent with the character of the Complex), provided access to the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 17.1(b) below with respect to the tenant improvements and alterations installed in the Premises, and Landlord shall repair any injury or damage to the tenant improvements and alterations installed in the Premises and shall return such tenant improvements and alterations to their original condition; provided that if the cost of such repair of such tenant improvements and alterations by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs of such tenant improvements and alterations installed in the Premises shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage thereto. In connection with such repairs and replacements,

Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant’s employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent and Additional Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not used by Tenant as a result thereof (such abatement shall be in the proportion that the square feet of Rentable Area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total square feet of Rentable Area of the Premises).
          15.2 Termination Rights.
               15.2.1 Landlord Repair; Landlord Termination Right. Within thirty (30) days after Landlord becomes aware of any damage resulting from a fire or other casualty, Landlord shall notify Tenant in writing (“Landlord’s Damage Notice”) of the estimated time, in the reasonable opinion of Landlord’s licensed contractor, required to substantially complete the repairs of such damage (the “Estimated Repair Period”). Notwithstanding the terms of Section 15.1 above, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or any other portion of the Complex and instead terminate this Lease by notifying Tenant in writing of such termination within such thirty (30) day period described hereinabove, but Landlord may so elect only if the Building or Complex shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (a) repairs cannot in the reasonable opinion of Landlord’s licensed contractor, as set forth in Landlord’s Damage Notice, be substantially completed two hundred seventy (270) days after the date Landlord becomes aware of such damage (when such repairs are made without the payment of overtime or other premiums); (b) any Landlord’s Mortgagee or ground or underlying lessor with respect to the Complex and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (c) the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies, and the cost of repairing such uninsured or underinsured damage, excluding deductibles, exceeds the Threshold Amount (as defined below). As used herein, the “Threshold Amount” shall mean $1,000,000.00.
               15.2.2 Tenant Termination Right. If (a) Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, (b) the damage constitutes a Tenant Damage Event (as defined hereinbelow), and (c) the repair of such damage cannot, in the reasonable opinion of Landlord’s licensed contractor, as set forth in Landlord’s Damage Notice, be substantially completed within two hundred seventy (270) days after the date Landlord becomes aware of such damage, then Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord within fifteen (15) days after Tenant’s receipt of Landlord’s Damage Notice. As used herein, a “Tenant Damage Event” shall mean damage to all or any part of the Premises or any Common Areas of the Building providing access to the Premises by fire or other casualty, which damage (i) is not the result of the gross negligence or willful misconduct of Tenant or any Tenant Affiliates, (ii) materially interferes with Tenant’s use of or access to the Premises and (iii) would entitle Tenant to an abatement of Base Rent and Tenant’s Share of Building Allocated Operating Expenses and pursuant to Section 15.1 above.
               15.2.3 Additional Tenant Termination Right. In addition, in the event of a Tenant Damage Event, and if neither Landlord nor Tenant has elected to terminate this Lease as provided hereinabove, but Landlord fails to substantially complete the repair and restoration of such Tenant Damage Event within the period (“Landlord’s Repair Period”) that is sixty (60) days after the later of (a) two hundred ten (210) days after the date Landlord becomes aware of such damage or (b) the Estimated Repair Period plus, in either case, the number of days of delay, if any, attributable to events of Force Majeure, plus the number of days of delay, if any, attributable to the acts and/or omissions of Tenant or any Tenant Affiliates, then Tenant shall have an additional right to terminate this Lease within fifteen (15) days after the expiration of Landlord’s Repair Period and thereafter during the first five (5) business days of each calendar month following the expiration of Landlord’s Repair Period until such time as the repairs described on Landlord’s Damage Notice are substantially complete, by written termination notice delivered to Landlord within such applicable 15-day or 5-business day period.
               15.2.4 Casualty in Last Year of Term. Further, if the Premises, Building or Complex is destroyed or damaged to any substantial extent during the last twelve (12) months of the Term of this Lease, then notwithstanding anything contained in this Article 15, Landlord shall have the option to terminate this Lease, and to the extent such destruction or damage constitutes a Tenant Damage Event and the repair of same is reasonable expected by Landlord to require more than the lesser of (a) thirty (30) days, and (b) the number of days then remaining in the Term of this Lease, to substantially complete, Tenant shall have the option to terminate this Lease, by giving written termination notice to the other party of the exercise of such option within fifteen (15) days after such damage or destruction.
               15.2.5 Miscellaneous Termination Provisions. If either Landlord or Tenant exercises any of its options to terminate this Lease as provided above in this Section 15.2: (a) this Lease shall cease and terminate as of the date set forth in such party’s termination notice, which termination date shall be no less than thirty (30) days and no more than sixty (60) days after such termination notice is delivered to the other party; provided, however, that if the termination notice is delivered as a result of a casualty damage occurring during the last twelve (12) months of the Term of the Lease, such termination date shall be no less than fifteen (15) days and no more than thirty (30) days after such termination notice is delivered to such other party; (b) Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination and subject to abatement as provided in Section 15.1 above; and (c) both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Term of the Lease.
          15.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 15, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Complex, and any statute or regulation of the State of Utah with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Complex.
     16. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT.
          16.1 General. This Lease, Tenant’s leasehold estate created hereby, and all of Tenant’s rights, titles and interests hereunder and in and to the Premises are hereby made subject and subordinate to any Mortgage presently existing or hereafter placed upon all or any portion of the Complex, and to any and all renewals, extensions, modifications, consolidations and replacements of any Mortgage and all advances made or hereafter to be made on the security of any Mortgage. Notwithstanding the foregoing, (a) a condition precedent to the subordination of this Lease to any future Mortgage is that Landlord shall obtain for the benefit of Tenant a commercially reasonable subordination, non-disturbance and attornment agreement from the Mortgagee under such future Mortgage, and (b) Landlord and Landlord’s Mortgagee may, at any time upon the giving of written notice to Tenant and without any compensation or consideration being payable to Tenant, make this Lease, and the aforesaid leasehold estate and rights, titles and interests, superior to any Mortgage. In order to confirm the subordination (or, at the election of Landlord or Landlord’s Mortgagee, the superiority of this Lease), within twenty (20) days after Tenant receives a written request therefor from Landlord or Landlord’s Mortgagee, , and without any compensation or consideration being payable to Tenant, Tenant shall execute, have acknowledged and deliver to Landlord such agreement as shall be reasonably required by Landlord or Landlord’s Mortgagee to confirm that this Lease, Tenant’s leasehold estate in the Premises and all of Tenant’s rights, titles and interests hereunder are subject and subordinate (or, at the election of Landlord or Landlord’s Mortgagee, superior) to the Mortgage benefiting Landlord’s Mortgagee. Tenant’s failure to execute and deliver such agreement as and when required in this Article 16 shall constitute an Event of Default by Tenant under this Lease. Landlord hereby represents and warrants to Tenant that, as of the date of execution of this Lease, there is no Mortgage encumbering the Building and the Building is not subject to any ground lease.
          16.2 Attornment. Upon the written request of any person or party succeeding to the interest of Landlord under this Lease, Tenant shall automatically become the tenant of and attorn to such successor in interest without any change in any of the terms of this Lease. No successor in interest shall be (a) bound by any payment of Rent for more than one month in advance, except payments of security for the performance by Tenant of Tenant’s obligations under this Lease, or (b) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord, except to the extent of any non-monetary default that continues after such successor-in-interest takes ownership of the Building. Any transferee or successor-in-interest of Landlord shall not be liable for any acts, omissions or defaults of Landlord that occurred before the sale or conveyance, or the return of any security deposit (except for deposits actually paid to the successor or transferee), except with respect to any non-monetary defaults which continue after such transferee or successor-in-interest takes ownership of the Building. Tenant agrees to give written notice of any default by Landlord to the holder of any Mortgage. Tenant further agrees that, before it exercises any rights or remedies under this Lease arising as a result of any default by Landlord (other than Rent abatement and/or self-help rights as expressly provided in this Lease), the holder of any Mortgage or other successor-in-

interest shall have the right, but not the obligation, to cure the default within the same time, if any, given to Landlord to cure the default, plus an additional thirty (30) days. The subordination, attornment and mortgagee protection clauses of this Article 16 shall be self-operative and no further instruments of subordination, attornment or mortgagee protection need be required by any Landlord’s Mortgagee or successor in interest thereto. Nevertheless, upon the written request therefor by Landlord or Landlord’s Mortgagee or any such survivor, and without any compensation or consideration being payable to Tenant, Tenant agrees to execute, have acknowledged and deliver such instruments of subordination, attornment and/or mortgagee protection as such party may reasonably request.
     17. INSURANCE.
          17.1 General. Tenant shall obtain and maintain the following policies of insurance at all times following the date which is the earlier of (i) Tenant’s entry into the Premises to perform any work therein, or (ii) the Initial Premises Commencement Date, and continuing thereafter throughout the Term:
               (a) commercial general liability insurance with a combined single limit for bodily injury and property damage of not less than One Million Dollars ($1,000,000) per occurrence, including, without limitation, contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in Article 18;
               (b) hazard insurance with special causes of loss, including theft coverage, insuring against fire, extended coverage risks, vandalism and malicious mischief, and including boiler and sprinkler leakage coverage, in an amount equal to the full replacement cost (without deduction for depreciation) of all furnishings, trade fixtures, leasehold improvements, alterations, equipment, merchandise and other personal property from time to time situated in or on the Premises;
               (c) workers’ compensation insurance satisfying Tenant’s obligations under the workers’ compensation laws of the State of Utah;
               (d) business interruption, loss-of-income and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings for at least twelve (12) months attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building or Complex as a result of such perils; provided, however, that Tenant may self-insure with regard to the risks described in this Section 17.1(d), provided that in all instances such self-insurance shall be deemed to contain all of the terms and conditions applicable to such insurance as required in this Section 17.1, and Tenant hereby waives any right it may have against Landlord with respect to any Claims that would otherwise have been covered by this insurance coverage described in this Section 17.1(d);
               (e) comprehensive automobile liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance, or use of any owned, hired or non-owned automobiles;

               (f) excess liability insurance covering the risks described in Sections 17.1(a) and (e), such that the limits thereunder are no less than Three Million Dollars ($3,000,000); and
               (g) such other policy or policies of insurance as Landlord may reasonably require or as Landlord is then generally requiring from other tenants in the Building.
Such minimum limits shall in no event limit the liability of Tenant under this Lease. The liability insurance described in Sections 17.1(a), (e) and (f) above shall name Landlord, Hines Interest Limited Partnership, National Office Partners Limited Partnership, and any other person specified from time to time by Landlord, as additional insureds using an ISO Additional Insured Endorsement CG2037 or CG2026; such property insurance shall name Landlord as a loss payee as Landlord’s interests may appear; and both such liability and property insurance shall be with companies acceptable to Landlord, having a rating of not less than A:VIII in the most recent issue of Best’s Key Rating Guide. All liability policies maintained by Tenant shall contain a provision that Landlord and any other additional insured, although named as an insured, shall nevertheless be entitled to recover under such policies for any loss sustained by Landlord and Landlord’s agents and employees as a result of the acts or omissions of Tenant. Tenant shall furnish Landlord with certificates of coverage upon the full execution of this Lease and at least thirty (30) days before the expiration dates thereof. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’ prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry, and contain commercially reasonable deductibles. Tenant shall, at least ten (10) days prior to the expiration of such policies, furnish Landlord with renewals of, or binders for, such policies. Any Landlord’s Mortgagee may, at Landlord’s option, be afforded coverage under any policy required to be secured by Tenant under this Lease by use of a mortgagee’s endorsement to the policy concerned. At Tenant’s option, Tenant may provide the coverages required under this Section 17.1 through blanket policies of insurance covering Tenant’s other properties so long as the coverage required under this Lease with respect to the Premises, Building and Complex is not reduced or impaired as a result thereof (including as a result of any claims made or aggregate limits with respect to such other properties).
          17.2 Waiver of Subrogation. Landlord and Tenant hereby waive all claims, rights of recovery and causes of action that either party or any party claiming by, through or under such party may now or hereafter have by subrogation or otherwise against the other party or against any of the other party’s members, officers, directors, shareholders, partners or employees for any loss or damage that may occur to the Complex, the Premises, the leasehold improvements, alterations, personal property or any of the contents of any of the foregoing by reason of fire or other casualty, or by reason of any other cause (including, without limitation, the negligence of the parties hereto or their officers, directors, shareholders, members, partners or employees), that could have been insured against by the claiming party under the terms of (a) in the case of Landlord, the fire and extended coverage insurance policies required to be obtained and maintained by Landlord under Section 17.3(a) below, and (b) in the case of Tenant, the fire and extended coverage insurance policies required to be obtained and maintained by Tenant under Section 17.1(b) above; provided, however, that the waiver set forth in this Section 17.2 shall not apply to any deductibles on insurance policies carried by Landlord or to any coinsurance penalty which Landlord might sustain. Landlord and Tenant shall cause an endorsement to be issued to their respective insurance policies recognizing this waiver of subrogation. In addition, Tenant shall cause all other occupants of the Premises claiming by, through or under Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver contained in this Section and to obtain such waiver of subrogation rights endorsements.
          17.3 Landlord’s Insurance. Landlord shall obtain and maintain throughout the Term of the Lease the following policies of insurance:
               (a) all-risk property damage insurance on the Building (but excluding, at Landlord’s option, the property required to be insured by Tenant pursuant to Section 17.1(b) above), and personal property owned by Landlord at the Complex in the amount of the full replacement values thereof, as the values may exist from time to time; Landlord may, but is not obligated to, maintain such other insurance and additional coverages (including earthquake and/or flood insurance) as it may deem necessary or desirable; and
               (b) general liability insurance covering Landlord’s operations and the Building with combined single limits of not less than Three Million Dollars ($3,000,000) per occurrence for bodily injury and property damage; and
All such policies shall be issued by reasonable insurance companies authorized to do business in the state in which the Premises are located.
     18. INDEMNITY. Tenant agrees to and shall indemnify, defend and hold Landlord and its officers, directors, partners and employees harmless from and against all liabilities, losses, demands, actions, expenses and claims, including reasonable attorneys’ fees and court costs (collectively, “Claims”) to the extent arising out of or resulting from (a) the use and/or occupancy of the Premises by Tenant and/or Tenant’s agents, licensees, subtenants, assignees, employees, contractors or invitees, (b) any work, activity or other thing allowed or suffered by Tenant or Tenant’s agents, licensees, subtenants, assignees, employees or contractors to be done in or about the Premises, ,and/or (c) the negligence, fraud or willful misconduct of Tenant or Tenant’s agents, licensees, subtenants, assignees, employees, contractors or invitees on or about the Premises or Complex; provided, however the terms of the foregoing indemnity shall not apply to (i) Claims to the extent caused by or resulting from the gross negligence, fraud or willful misconduct of Landlord, and/or Landlord’s employees, agents, or contractors and not insured or required to be insured by Tenant under this Lease (collectively, the “Excluded Claims”), (ii) Claims pertaining to loss or damage to Landlord’s property to the extent Landlord waived such loss or damage pursuant to Section 17.2 above, and (iii) any lost profits, loss of business or other Consequential Damages (as defined below). In addition, Landlord shall indemnify, defend and hold Tenant harmless from and against any such Excluded Claims except for (A) any such Excluded Claims pertaining to loss or damage to Tenant’s property to the extent Tenant waived such loss or damage pursuant to Section 17.2 above, and (B) any lost profits, loss of business or other Consequential Damages.
     19. LIMITATION OF LIABILITY; CONSEQUENTIAL DAMAGES. Landlord shall have no liability to Tenant, or to Tenant’s officers, members, directors, shareholders, partners, employees, agents, licensees, subtenants, assignees, contractors or invitees, and Tenant hereby waives on behalf of itself and all such parties, any and all claims against Landlord for, arising out and/or pertaining to bodily injury, death, property loss, damage or destruction, other damages and any other Claims occasioned by (a) the acts or omissions of any other tenant or such other tenant’s officers, members, directors, shareholders, partners, employees, agents, licensees, subtenants, assignees, contractors or invitees within the Complex, (b) Force Majeure, (c) vandalism, theft, burglary and other criminal acts, (d) water leakage, (e) the repair, replacement, maintenance, damage, or destruction of the Premises, the Building or the Complex, and/or (e) any other occurrences or events; provided, however, the foregoing release shall not apply to any bodily injury, death, property loss, damage or destruction, other damages or any other Claims (excluding Consequential Damages) to the extent the same are Excluded Claims that are indemnified by Landlord pursuant to and subject to the limitations set forth in Article 18 above. Notwithstanding anything to the contrary contained in the foregoing, Article 18 above or elsewhere in this Lease, in no event shall Landlord be liable to Tenant, or Tenant be liable to Landlord, for any loss of business, lost profits or other consequential damages (collectively, “Consequential Damages”), resulting from or in connection with this Lease, including any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building or Complex (except for any Consequential Damages that may be recoverable by Landlord under Section 5.9 above as a result of any holdover by Tenant, and except for any future Rent that may be recoverable by Landlord under Section 24.2 below following any Event of Default by Tenant under this Lease).
     20. COMPLIANCE WITH LEGAL REQUIREMENTS. Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any Legal Requirements now in force or which may hereafter be enacted or promulgated, including, without limitation, the Americans with Disabilities Act of 1990 (as may be supplemented and amended). At its sole cost and expense, Tenant shall promptly comply with all such Legal Requirements. Notwithstanding the foregoing to the contrary, Landlord shall be responsible for making all alterations and improvements required by applicable Legal Requirements (including, without limitation, the Americans with Disabilities Act of 1990 (as may be supplemented and amended) with respect to the items which are Landlord’s responsibility to repair and maintain pursuant to Section 8.1 above, the cost of which may be included in Operating Expenses to the extent permitted in Section 5.4 above; provided, however, that Tenant shall reimburse Landlord, within thirty (30) days after invoice, for the costs of any such improvements and alterations and other compliance costs hereinabove (collectively, the “Tenant Related Compliance Costs”) to the extent necessitated by or resulting from (a) any Alterations and/or tenant improvements (including the initial Tenant Improvements described in the Tenant Work Letter) installed by or on behalf of Tenant, (b) the gross negligence or willful misconduct of Tenant or Tenant’s agents, contractors, employees or licensees that is not covered by insurance obtained, or required to be obtained by, Landlord as part of Operating Expenses, and/or (c) Tenant’s specific manner of use of the Premises (as distinguished from general office use therein).
     21. CONTROL OF COMMON AREAS. Landlord shall have the exclusive control over the Common Areas. Provided that no Adverse Condition results therefrom, Landlord may, from time to time, create different Common Areas, close or otherwise modify the Common Areas, and reasonably modify the Building Rules and Regulations with respect thereto.

     22. [INTENTIONALLY DELETED]
     23. QUIET ENJOYMENT. Provided Tenant has performed all its obligations under this Lease, Tenant shall and may peaceably and quietly have, hold, occupy, use and enjoy the Premises during the Term of this Lease subject to the provisions of this Lease.
     24. DEFAULT BY TENANT.
          24.1 Events of Default. Each of the following occurrences shall constitute an Event of Default (herein so called) by Tenant under this Lease:
               (a) the failure of Tenant to pay Base Rent, Additional Rent or any other amount due under this Lease as and when due hereunder and the continuance of such failure for a period of five (5) business days after written notice from Landlord to Tenant specifying the failure; provided, however, that the obligation of Tenant to pay a late charge or interest pursuant to this Lease shall commence as of the due date of the Rent or other monetary obligation and not on the expiration of any grace period; provided, further, after Landlord has given Tenant written notice pursuant to this Section 24.1(a) on two separate occasions in any consecutive twelve (12) month period, Landlord shall not be required to give Tenant any further notice under this Section 24.1(a);
               (b) the involuntary transfer by Tenant of Tenant’s interest in this Lease or, other than specifically permitted pursuant to Article 10 hereof, the voluntary attempt to or actual transfer of its interest in this Lease, without Landlord’s prior written consent;
               (c) the failure of Tenant to discharge any lien placed as a result of Tenant’s action or inaction upon the Premises or Building as set forth hereunder within thirty (30) days after notice thereof from Landlord;
               (d) the failure of Tenant to perform, comply with or observe any other term, condition or provision in this Lease, and the continuance of such failure for a period of thirty (30) days after written notice from Landlord to Tenant specifying the failure, or, if reasonably required, such longer period (not to exceed 120 days) so long as Tenant timely and diligently commences and continues to completion the required cure;
               (e) the filing of a petition by or against Tenant (the term “Tenant” also meaning, for the purpose of this Section 24.1(e), any guarantor of the named Tenant’s obligations hereunder) (i) in any bankruptcy or other insolvency proceeding, (ii) seeking any relief under the Bankruptcy Code or any similar debtor relief law, (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease, or (iv) to reorganize or modify Tenant’s capital structure; and
               (f) the admission by Tenant in writing that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.
The parties hereby acknowledge that Tenant is also a party to that certain Lease Agreement dated concurrently herewith (the “2825 E. Cottonwood Lease”), between NOP Cottonwood 2825,

LLC, a Delaware limited liability partnership (such entity, and any successor or assignee thereof, shall be referred to herein as the “2825 E. Cottonwood Landlord”), as landlord, and Tenant, as tenant, pursuant to which 2825 E. Cottonwood Landlord currently leases to Tenant and Tenant currently leases from 2825 E. Cottonwood Landlord certain space located in that certain office building in the Complex addressed as 2825 East Cottonwood Parkway, Salt Lake City, Utah 84121 (the “2825 E. Cottonwood Building”). Tenant hereby acknowledges and agrees that the occurrence of any event which constitutes a default by Tenant under the 2825 E. Cottonwood Lease after the expiration of any notice and cure period thereunder (a “2825 E. Cottonwood Default”) shall also be deemed an Event of Default by Tenant under this Lease, and shall entitle Landlord to pursue any and all rights and remedies under this Lease with respect thereto as provided in Section 24.2 below
          24.2 Remedies of Landlord. Upon any Event of Default, Landlord may, at Landlord’s option in its sole discretion, and in addition to all other rights, remedies and recourses afforded Landlord hereunder or by law or equity, do any one or more of the following:
               (a) terminate this Lease by the giving of written notice to Tenant; reenter the Premises; eject all parties in possession thereof; repossess and enjoy the Premises and all tenant improvements and alterations therein; and recover from Tenant all of the following: (i) all Rent and other amounts accrued hereunder to the date of termination, (ii) all amounts due under Section 24.3 below, and (iii) liquidated damages in an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term of this Lease discounted to present value at the prime lending rate (or equivalent rate, however denominated) in effect on the date of termination at the largest national bank in the state where the Complex is located, minus (B) the then-present fair rental value of the Premises for such period, similarly discounted, plus any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which would be likely to result therefrom, including, without limitation, attorneys’ fees, brokers’ commissions or finder’s fees;
               (b) terminate Tenant’s right to possession of the Premises without terminating this Lease by the giving of written notice to Tenant, in which event Tenant shall pay to Landlord (i) all Rent and other amounts accrued hereunder to the date of termination of possession, (ii) all amounts due from time to time under Section 24.3 below, and (iii) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term of this Lease, diminished by any net sums thereafter received by Landlord through reletting the Premises during said period. Reentry by Landlord in the Premises will not affect the obligations of Tenant hereunder for the unexpired Term of this Lease. Landlord may bring action against Tenant to collect amounts due by Tenant on one or more occasions, without the necessity of Landlord’s waiting until expiration of the Term. If Landlord elects to proceed under this Section 24.2(b), it may at any time elect to terminate this Lease pursuant to Section 24.2(a) above;
               (c) if an Event of Default occurs, Landlord may remove and store any property that remains on the Premises and, if Tenant does not claim such property within thirty (30) days after Landlord has delivered to Tenant notice of such storage, Landlord may appropriate, sell, destroy or otherwise dispose of the property in question without notice to Tenant or any other person, and without any obligation to account for such property; and/or
               (d) no taking possession of the Premises by Landlord shall be construed as Landlord’s acceptance of a surrender of the Premises by Tenant or an election of Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Notwithstanding any leasing or subletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease for Tenant’s previous breach.
          24.3 Payment by Tenant. Upon any Event of Default, Tenant shall also pay to Landlord all costs and expenses incurred by Landlord, including court costs and reasonable attorneys’ fees, in (a) retaking or otherwise obtaining possession of the Premises, (b) removing and storing Tenant’s or any other occupant’s property, (c) the unamortized Tenant Improvement Costs except to the extent Tenant has already compensated Landlord for such Tenant Improvement Costs pursuant to the terms of the Tenant Work Letter, (d) repairing, restoring, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, (e) reletting all or any part of the Premises, (f) paying or performing the underlying obligation set forth in this Lease which Tenant failed to pay or perform, and (g) enforcing any of Landlord’s rights, remedies or recourses arising as a consequence of the Event of Default.
          24.4 Reletting. Upon termination of this Lease or upon termination of Tenant’s right to possession of the Premises, Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different than the Term, rental concessions, and alterations to and improvements of the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due with respect to such reletting. If Landlord relets the Premises, rent Landlord receives from such reletting shall be applied to the payment of: first, any indebtedness from Tenant to Landlord other than Rent (if any); second, all costs, including for maintenance and alterations, incurred by Landlord in reletting; and third, Rent due and unpaid. In no event shall Tenant be entitled to the excess of any rent obtained by reletting over the Rent herein reserved.
          24.5 Landlord’s Right to Pay or Perform. Upon an Event of Default, Landlord may, but without obligation to do so and without thereby waiving or curing such Event of Default, pay or perform the underlying obligation for the account of Tenant, and enter the Premises and expend any sums for such purpose. All amounts so expended by the Landlord shall be immediately due and payable as Additional Rent upon notice to the Tenant.
          24.6 No Waiver; No Implied Surrender. Provisions of this Lease may only be waived by the party entitled to the benefit of the provision evidencing the waiver in writing. Thus, neither the acceptance of Rent by Landlord following an Event of Default (whether known to Landlord or not), nor any other custom or practice followed in connection with this Lease, shall constitute a waiver by Landlord of such Event of Default or any other Event of Default. Further, the failure by Landlord to complain of any action or inaction by Tenant, or to assert that any action or inaction by Tenant constitutes (or would constitute, with the giving of notice and the passage of time) an Event of Default, regardless of how long such failure continues, shall not extinguish, waive or in any way diminish the rights, remedies and recourses of Landlord with respect to such action or inaction. No waiver by Landlord of any provision of this Lease or of any breach by Tenant of any obligation of Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant of the same or any other provision hereof. Landlord’s consent to any act by Tenant requiring Landlord’s consent shall not be deemed to render unnecessary the obtaining of Landlord’s consent to any subsequent act of Tenant. No act or omission by Landlord (other than Landlord’s execution of a document acknowledging such surrender) or Landlord’s agents, including the delivery of the keys to the Premises, shall constitute an acceptance of a surrender of the Premises.
     25. DEFAULT BY LANDLORD. Landlord shall not be in default under this Lease, and Tenant shall not be entitled to exercise any right, remedy or recourse against Landlord or otherwise as a consequence of any alleged default by Landlord under this Lease, unless Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant gives Landlord and (provided that Tenant shall have been given the name and address of Landlord’s Mortgagee) Landlord’s Mortgagee written notice thereof specifying, with reasonable particularity, the nature of Landlord’s failure. If, however, the failure cannot reasonably be cured within the thirty (30) day period, Landlord shall not be in default hereunder if Landlord or Landlord’s Mortgagee commences to cure the failure within the thirty (30) days and thereafter pursues the curing of same diligently to completion. Upon any such default by Landlord under this Lease which remains uncured after the expiration of the foregoing notice and cure periods, Tenant shall be entitled to exercise all rights and remedies provided in this Lease or available to Tenant at law or in equity, which rights and remedies shall be cumulative and none shall be exclusive of each other. Notwithstanding the foregoing or anything in this Lease to the contrary: (a) the liability of Landlord under this Lease (including with respect to any monetary or other judgment or award obtained against Landlord for Landlord’s default of Landlord’s obligations under this Lease or otherwise) shall be limited solely to Tenant’s actual direct damages (and not Consequential Damages), and shall be satisfied only out of the interest of Landlord in the Complex as the same may then be encumbered, including insurance and rental proceeds (and Landlord shall not otherwise be liable for any deficiency); and (b) in no event shall Tenant have the right in connection with any such default, judgment or award or otherwise to levy execution against any property of Landlord other than Landlord’s interest in the Complex. The foregoing, however, shall not limit any right that Tenant might have to obtain specific performance of Landlord’s obligations hereunder.
     26. RIGHT OF REENTRY. Upon the expiration or termination of the Term of this Lease for whatever cause, or upon the exercise by Landlord of its right to reenter the Premises without terminating this Lease, Tenant shall immediately, quietly and peaceably surrender to Landlord possession of the Premises and all Tenant Improvements and other leasehold improvements and alterations not required by Landlord to be removed pursuant to Article 11 above in “broom clean” and good order, condition and repair, except only for ordinary wear and tear, damage by casualty not required to repaired by Tenant under Section 15.1 above and repairs to be made by Landlord pursuant to Section 15.1 above. In addition, upon the termination or expiration of the Term of this Lease, Tenant shall, at its expense, remove Tenant’s trade fixtures, office supplies, movable office furniture and equipment not attached to the Building, and repair all damage caused by such removal. Landlord hereby waives any lien Landlord may have (as a result of a Tenant default under this Lease or otherwise) on any trade fixtures, office supplies, movable office furniture and equipment or other personal property of Tenant’s in the Premises. All personal property, trade fixtures and other property of Tenant not removed from the Premises on the abandonment of the Premises or on the expiration of the Term of this Lease or sooner termination of this Lease for any cause shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to, and without any obligation to account to, Tenant or any other person. Tenant shall pay to Landlord all expenses incurred in connection with the disposition of such property in excess of any amount received by Landlord from such disposition. Tenant shall not be released from Tenant’s obligations under this Lease in connection with the surrender of the Premises until Landlord has inspected the Premises and delivered to Tenant a written release of such surrender obligations. Landlord shall use commercially reasonable efforts to perform such inspection and deliver such written release within ten (10) business days after the later of the expiration or early termination of this Lease and the date Tenant has vacated and surrendered exclusive possession of the Premises to Landlord in compliance with such surrender obligations; provided, however, Landlord’s failure to perform such inspection and/or deliver such release within such 10-business day period shall not relieve Tenant from any of such surrender obligations that have not been performed or complied with by Tenant. While Tenant remains in possession of the Premises after such expiration, termination or exercise by Landlord of its reentry right, Tenant shall be deemed to be occupying the Premises as a tenant-at-sufferance, subject to all of the obligations of Tenant under this Lease, except that the daily Rent shall be as set forth in Section 5.9 above. No such holding over shall extend the Term of this Lease. If Tenant fails to surrender possession of the Premises in the condition herein required, Landlord may, at Tenant’s expense, restore the Premises to such condition.
     27. MISCELLANEOUS.
          27.1 Independent Obligations; No Offset. The obligations of Tenant to pay Rent and to perform the other undertakings of Tenant hereunder constitute independent unconditional obligations to be performed at the times specified hereunder, regardless of any breach or default by Landlord hereunder. Tenant shall have no right, and Tenant hereby waives and relinquishes all rights which Tenant might otherwise have, to (a) claim any nature of lien against the Complex (other than a judgment lien), or (b) except for any offset and abatement rights expressly provided to Tenant elsewhere in this Lease (including Section 8.3 above), to withhold, deduct from or offset against any Rent or other sums to be paid to Landlord by Tenant.
          27.2 Time of Essence. Time is of the essence with respect to each date or time specified in this Lease by which an event is to occur.
          27.3 Applicable Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of Utah. All monetary and other obligations of Landlord and Tenant are performable in the county where the Complex is located.
          27.4 Assignment by Landlord. Landlord shall have the right to assign without notice or consent, in whole or in part, any or all of its rights, titles or interests in and to the Complex or this Lease and, upon any such assignment, Landlord shall be relieved of all unaccrued liabilities and obligations hereunder to the extent of the interest so assigned arising after the date of such transfer, provided the assignee assumes, in writing, all of such future liabilities and obligations.
          27.5 Estoppel Certificates; Financial Statements. From time to time at the written request of Landlord or Landlord’s Mortgagee (but no more than two (2) times per year), Tenant will within ten (10) calendar days, and without compensation or consideration execute, have acknowledged and delivered to Landlord an estoppel certificate, in such form as shall be requested by Landlord or Landlord’s Mortgagee, setting forth the following: (a) a ratification of this Lease; (b) the Lease Commencement Date for each applicable Suite Space, the Lease Expiration Date and other factual Lease information; (c) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (d) that all conditions under this Lease to be performed by Landlord have been satisfied or, in the alternative, those claimed by Tenant to be unsatisfied; (e) that no defenses or offsets exist against the enforcement of this Lease by Landlord or, in the alternative, those claimed by Tenant to exist; (f) whether within the knowledge of Tenant (without any duty of investigation) there are any existing breaches or defaults by Landlord hereunder and, if so, stating the defaults with reasonable particularity; (g) the amount of advance Rent, if any (or none if such is the case), paid by Tenant; (h) the date to which Rent has been paid; and (i) such other information as Landlord or Landlord’s Mortgagee may reasonably request. Landlord’s Mortgagee and purchasers shall be entitled to rely on any estoppel certificate executed by Tenant. Tenant shall, within thirty (30) calendar days after Landlord’s request, furnish to Landlord current financial statements for Tenant, prepared in accordance with generally accepted accounting principles consistently applied and certified by Tenant to be true and correct.
          27.6 Signs, Building Name and Building Address. Landlord may, from time to time at its discretion, place any and all signs anywhere in the Complex, and may change the name and street address of the Complex; provided however, if Landlord changes the street address of the Building, Landlord shall, within thirty (30) days after receipt of invoices from Tenant accompanied by receipts and other back-up documentation reasonably requested by Landlord, reimburse Tenant for the actual, verifiable and reasonable costs of reprinting Tenant’s business stationery in the same quality and quantity as Tenant’s stationery supply on hand immediately prior to the change of the Building’s street address. Tenant shall not, without Landlord’s prior written consent, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant from the Premises.
          27.7 Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall either be sent by overnight courier or mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, and addressed as set forth in Section “G” of the Basic Lease Information, or delivered in person to the intended addressee. Notice sent by overnight courier shall become effective one (1) business day after being sent. Notice mailed in the aforesaid manner shall become effective five (5) business days after deposit. Notice given in any other manner, and any notice given to Landlord, shall be effective only upon receipt by the intended addressee. Each party shall have the continuing right to change its address for notice hereunder by the giving of fifteen (15) days’ prior written notice to the other party in accordance with this Section 27.7.

          27.8 Entire Agreement, Amendment and Binding Effect. This Lease constitutes the entire agreement between Landlord and Tenant relating to the subject matter hereof, and all prior agreements relative hereto which are not contained herein are terminated. This Lease may be amended only by a written document duly executed by Landlord and Tenant, and any alleged amendment which is not so documented shall not be effective as to either party. The provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns; provided, however, that this Section 27.8 shall not negate, diminish or alter the restrictions on Transfers applicable to Tenant set forth elsewhere in this Lease.
          27.9 Severability. This Lease is intended to be performed in accordance with and only to the extent permitted by all Legal Requirements. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of the invalidity or unenforceability does not destroy the basis of the bargain between the parties as contained herein, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.
          27.10 Number and Gender, Captions and References. As the context of this Lease may require, pronouns shall include natural persons and legal entities of every kind and character, the singular number shall include the plural, and the neuter shall include the masculine and the feminine gender. Section headings in this Lease are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define any section hereof. Whenever the terms “hereof,” “hereby,” “herein,” “hereunder” or words of similar import are used in this Lease, they shall be construed as referring to this Lease in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular “Section” shall be construed as referring to the indicated section of this Lease. The term “including” shall mean “including but not limited to.”
          27.11 Attorneys’ Fees. If either party commences a legal proceeding to enforce any of the terms of this Lease, the prevailing party in such action shall have the right to recover reasonable attorneys’ fees and costs from the other party, to be fixed by the court in the same action. “Legal proceedings” includes appeals from a lower court judgment as well as proceedings in the Federal Bankruptcy Court (“Bankruptcy Court”), whether or not they are adversary proceedings or contested matters. The “prevailing party” (a) as used in the context of proceedings in the Bankruptcy Court means the prevailing party in an adversary proceeding or contested matter, or any other actions taken by the non-bankrupt party which are reasonably necessary to protect its rights under this Lease, and (b) as used in the context of proceedings in any court other than the Bankruptcy Court means the party that prevails in obtaining a remedy or relief which most nearly reflects the remedy or relief which the party sought.
          27.12 Brokers. Landlord and Tenant each hereby represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the Brokers, and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay a commission to the Brokers with respect to this Lease in accordance with a separate agreement between and/or among Landlord and the Brokers. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims for brokerage commission, finder’s fees or similar payments alleged to be owing in connection with this Lease on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.
          27.13 Interest on Tenant’s Obligations. Any amount due from Tenant to Landlord which is not paid when due shall, subject to Section 5.8 above, bear interest at the rate (the “Interest Rate”) equal to the lesser of ten percent (10%) per annum or the maximum rate allowed by law from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default in payment.
          27.14 Authority. Tenant and Landlord each hereby warrants and represents to the other party that (a) the representing party is a duly organized and existing legal entity, in good standing in the State of Utah, (b) the representing party has full right and authority to execute, deliver and perform this Lease, (c) this Lease is binding upon and enforceable against the representing party in accordance with its terms, and (d) the person executing and delivering this Lease on behalf of the representing party was duly authorized to do so.
          27.15 Recording. Neither this Lease (including any Exhibit hereto) nor any memorandum hereof shall be recorded without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion.
          27.16 Exhibits. All Exhibits and written addenda hereto are incorporated herein for any and all purposes.
          27.17 Multiple Counterparts. This Lease may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one instrument.
          27.18 Survival of Indemnities. The indemnity obligations of Tenant contained in this Lease shall survive the expiration or earlier termination of this Lease to and until the last to occur of (a) the last day permitted by law for the bringing of any claim or action with respect to which indemnification may be claimed, or (b) the date on which any claim or action for which indemnification may be claimed under such provision is fully and finally resolved and any compromise thereof or judgment or award thereon is paid in full. Payment shall not be a condition precedent to recovery upon any indemnification provision contained herein.
          27.19 Miscellaneous. Any guaranty delivered in connection with this Lease is an integral part of this Lease and constitutes consideration given to Landlord to enter into this Lease. No amendment to this Lease shall be binding on Landlord or Tenant unless reduced to writing and signed by both parties. Venue on any action arising out of this Lease shall be proper only in the District Court of Salt Lake County, State of Utah. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of the Premises. The submission of this Lease to Tenant is not an offer to lease the Premises or an agreement by Landlord to reserve the Premises for Tenant. Landlord shall not be bound to Tenant and Tenant shall not be bound to Landlord until Tenant has duly executed and delivered duplicate original copies of this Lease to

Landlord and Landlord has duly executed and delivered one of those duplicate original copies to Tenant.
          27.20 Patriot Act.
               (a) As of the date of this Lease, Tenant is and, during the term of this Lease shall remain, in full compliance with all the applicable laws and regulations of the United States of America that prohibit, regulate or restrict financial transactions, including but not limited to, conducting any activity or failing to conduct any activity, if such action or inaction constitutes a money laundering crime, including any money laundering crime prohibited under the Money Laundering Control Act, 18 U.S.C. 1956, 1957, or the Bank Secrecy Act, 31 U.S.C. 5311 et seq. and any amendments or successors thereto and any applicable regulations promulgated thereunder.
               (b) Tenant acknowledges that it understands and has been advised by legal counsel on the requirements of the applicable laws referred to above, including the Money Laundering Control Act, 18 U.S.C. 1956, 1957, the Bank Secrecy Act, 31 U.S.C. 5311 et seq., the applicable regulations promulgated thereunder, and the Foreign Assets Control Regulations, 31 C.F.R. Section 500 et seq.
               (c) Tenant shall notify Landlord immediately upon receipt of any information indicating a breach of this Section or if Tenant or any officer, director, member, manager, member, employee or owner of Tenant is custodially detained on charges relating to money laundering, whereupon Landlord shall be entitled to take all actions necessary so that Landlord is in compliance with all Anti-Money Laundering Regulations.
          27.21 OFAC. Pursuant to United States Presidential Executive Order 13224 (“Executive Order”) and related regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, U.S. persons and entities are prohibited from transacting business with persons or entities who, from time to time are determined to have committed, or to pose a risk of committing or supporting, terrorist acts, narcotics trafficking, money laundering and related crimes. Those persons and entities are identified on a list of Specially Designated Nationals and Blocked Persons (the “List”), published and regulated by OFAC. The names, including aliases, of these persons or entities (“Blocked Persons”) are updated frequently. In addition, OFAC enforces other Executive Orders which, from time to time, impose restrictions on transactions with, or involving certain countries. Tenant hereby certifies and represents that (a) neither it, nor any of its owners, members of its governing body, management, employees or agents is on the List or is acting for, or on behalf of any person or entity on the List; (b) it is not owned or controlled, directly or indirectly, by the government of any country that is subject to a United States Embargo; and (c) no funds will be used to make any payments due hereunder or pursuant to the Note which were obtained directly or indirectly from a Specially Designated National and Blocked Person or otherwise derived from a country that is subject to a United States Embargo, is or will become named a Specially Designated National and Blocked Person; provided that, if Tenant is a publicly-traded company whose shares are listed on a national stock exchange, such representation and warranty shall not apply to shareholders of the Tenant. Tenant further acknowledges its obligation to remain in compliance with existing and future regulations promulgated by OFAC throughout the term of this Lease.

          27.22 Force Majeure. Except as provided hereinbelow, any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by such event of Force Majeure; provided, however, no such event of Force Majeure shall (a) extend or delay any applicable Lease Commencement Date, (b) excuse Tenant from timely performing any of Tenant’s obligations under the Tenant Work Letter, or (c) excuse Tenant from timely paying any Rent or other charges to be paid by Tenant pursuant to this Lease.
     28. RIGHT OF FIRST OFFER.
          28.1 Right of First Offer. During the period of time (the “First Offer Period”) commencing on the date of the full execution of this Lease and continuing until the Lease Expiration Date, as may be extended pursuant to the Lease Extension Addendum attached hereto as Exhibit F (subject, however, to the limitations set forth hereinbelow), Tenant shall have a continuing right of first offer (the “Right of First Offer”) to lease any space in the Building which is other than the Premises (the “ROFO Space”), when such applicable ROFO Space becomes available for lease, as determined by Landlord and described hereinbelow. For purposes hereof, the applicable ROFO Space shall become available for lease to Tenant immediately prior to the first (1st) time Landlord intends to submit to a third party (other than an existing tenant or affiliate leasing such ROFO Space, or portion thereof) a bona fide proposal or letter of intent to lease such ROFO Space (the “Third Party Proposal”). Notwithstanding the foregoing to the contrary: (a) Tenant’s Right of First Offer shall be subject and subordinate to all expansion, first offer and similar rights currently set forth in any lease for space in the Building or the Complex which has been executed as of the date of execution of this Lease (the “ROFO Space Superior Rights”); (b) Tenant shall have no such Right of First Offer during the last eighteen (18) months of the initial Term of this Lease (and the First Offer Period shall be shortened to be the day immediately preceding such 18-month period) unless either (i) as of the date Landlord delivers to Tenant Landlord’s First Offer Notice (as defined below), Tenant has previously properly exercised its Renewal Option to extend the initial Term of this Lease for the entire Renewal Premises for the Option Term (as defined in and pursuant to the Lease Extension Addendum), or (ii) if Landlord’s First Offer Notice is delivered to Tenant on or before the Exercise Date (as defined in the Lease Extension Addendum), then concurrently with Tenant’s delivery of Tenant’s Election Notice (as defined below) exercising such Right of First Offer, Tenant delivers to Landlord Tenant’s Exercise Notice properly exercising such Renewal Option to extend the initial Term of this Lease for the entire Renewal Premises for the Option Term pursuant to the Lease Extension Addendum (which Tenant shall have the right to do notwithstanding the time frames for delivery of Tenant’s Interest Notice and Exercise Notice set forth in the Lease Extension Addendum); and (c) Tenant shall have no such Right of First Offer in any event during the last two (2) years of the Option Term, if applicable.

          28.2 Early Offer Terms. If the applicable commencement date for the applicable ROFO Space (the “ROFO Space Commencement Date”) is scheduled to occur prior to the last day of the twenty-fourth (24th) month of the initial Term of this Lease for the Initial Premises, then notwithstanding anything in the foregoing to the contrary, such applicable ROFO Space (sometimes referred to herein as an “Early Offer ROFO Space”) shall be available for lease by Tenant upon all of the applicable terms and conditions of this Lease including that the lease term for such applicable Early Offer ROFO Space (the “Early Offer ROFO Space Term”) shall be coterminous with the then-current Term or Option Term (as the case may be) for the original Premises, as may subsequently be extended pursuant to the Lease Extension Addendum, except as follows (collectively, the “Early Offer Terms”):
               28.2.1 The initial Base Rent payable for the applicable Early Offer ROFO Space leased by Tenant under this Article 28 shall be at the same rate per square foot of Rentable Area as applicable to the original Premises, as set forth in the Summary of Basic Lease Information, Section “C”, as of the ROFO Space Commencement Date for such applicable Early Offer ROFO Space, which rate shall be increased following the ROFO Space Commencement Date for such applicable Early Offer ROFO Space at the same Base Rent rate per square foot of Rentable Area and at the same time as the Base Rent applicable to the original Premises is increased as set forth in the Summary of Basic Lease Information, Section “C”. Tenant shall be entitled to an abatement of the monthly installments of Base Rent payable by Tenant for the applicable Early Offer ROFO Space during that portion of the Early Offer ROFO Space Term applicable thereto occurring during the Abatement Period (as defined in Section 5.1 above), if applicable; any such abatement of Base Rent for such applicable Early Offer ROFO Space (herein, the “Early Offer Space Abated Rent”) shall otherwise be governed by the terms and conditions applicable to the Abated Rent pursuant to Section 5.1 above.
               28.2.2 Subject to reduction as provided in Section 28.5 below, Tenant shall be entitled to receive from Landlord a tenant improvement allowance for the applicable Early Offer ROFO Space leased by Tenant under this Article 28 equal to the product of the following: (a) $38.00 per square foot of usable area of such applicable Early Offer ROFO Space, multiplied by (b) a fraction, the numerator of which shall be the number of months in the initial Early Offer ROFO Space Term for such applicable Early Offer ROFO Space, and the denominator of which shall be 130. Such tenant improvement allowance shall be only used to help Tenant pay for the costs (including, without limitation, design, architectural, space planning and permitting fees and costs) actually incurred and paid for by Tenant for the refurbishment of such applicable Early Offer ROFO Space, but only to the extent such refurbishment work is performed by or for Tenant on or before the last day of the twelfth (12th) month of the Early Offer ROFO Space Term for such applicable Early Offer ROFO Space. All such refurbishment work shall be performed by Tenant using contractors and subcontractors approved and/or designated by Landlord, and otherwise in compliance with Article 11 above.
               28.2.3 During such Early Offer ROFO Space Term: (a) Tenant’s Share shall be increased to take into account the addition of such applicable Early Offer ROFO Space to the Premises (and the Base Year for purposes of determining Tenant’s Share of increases in Operating Expenses for such Early Offer ROFO Space shall be the calendar year 2011); (b) the total number of Passes which Tenant shall have the right to use shall be increased by five (5) Unreserved Passes per each 1,000 square feet of usable area in such applicable Early Offer

ROFO Space; and (c) Tenant shall have no right to receive any (nor shall there be any increase in the) General Allowance or the Space Plan Allowance (as defined in the Tenant Work Letter) in connection with Tenant’s lease of such applicable Early Offer ROFO Space.
          28.3 Post-24 Month Offer Terms. If the applicable ROFO Space is not an Early Offer ROFO Space described in Section 28.2 above (such non-Early Offer ROFO Space referred to herein a “Post-24 Month ROFO Space”), then such applicable Post-24 Month ROFO Space shall be available for lease by Tenant upon the applicable terms and conditions contained in this Lease, including that the lease term for such applicable Post-24 Month ROFO Space (the “Post-24 Month ROFO Space Term”) shall be coterminous with the then-current Term or Option Term (as the case may be) for the original Premises, as may subsequently be extended pursuant to the Lease Extension Addendum, except as follows (collectively, the “Post-24 Month Offer Terms”):
               28.3.1 The Base Rent payable for such applicable Post-24 Month ROFO Space during the initial Post-24 Month ROFO Space Term therefor shall equal the greater of: (a) the Fair Market Rental Rate (as defined in the Lease Extension Addendum) for such applicable Post-24 Month ROFO Space; and (b) the same rate per square foot of Rentable Area as applicable to the original Premises as of the ROFO Space Commencement Date for such applicable Post-24 Month ROFO Space, which rate shall be increased following such ROFO Space Commencement Date at the same Base Rent rate per square foot of Rentable Area and at the same time as the Base Rent applicable to the original Premises is increased (the “ROFO Floor Rent”).
               28.3.2 If the Base Rent payable by Tenant for such applicable Post-24 Month ROFO Space during the initial Post-24 Month ROFO Space Term therefor is determined to be (a) the Fair Market Rental Rate pursuant to Section 28.3.1(a) above, then Tenant shall be entitled to receive a tenant improvement allowance, free rent and any other rental concessions for such Post-24 Month ROFO Space as determined as a part of such Fair Market Rental Rate (subject to adjustment as provided in Section 28.5 below), or (b) the ROFO Floor Rent pursuant to Section 28.3.1(b) above, then Tenant shall not be entitled to receive any tenant improvement allowance, free rent or any other rental concessions in connection with Tenant’s lease of such Post-24 Month ROFO Space.
               28.3.3 The Base Year for such Post-24 Month ROFO Space shall be the calendar year during which the ROFO Space Commencement Date for such applicable Post-24 Month ROFO Space occurs.
               28.3.4 Tenant shall have no right to receive any (nor shall there be any increase in the) General Allowance or the Space Plan Allowance in connection with Tenant’s lease of such applicable Post-24 Month ROFO Space.
          28.4 First Offer Notice. Prior to the first time during the First Offer Period that Landlord intends to submit to a third party a Third Party Proposal with respect to any applicable ROFO Space, and provided no holder of any ROFO Space Superior Rights with respect to such applicable ROFO Space desires to lease such applicable ROFO Space, Landlord shall give Tenant written notice (the “First Offer Notice”) that such applicable ROFO Space identified in such Third Party Proposal is then available for lease by Tenant upon either the Early Offer Terms or the Post-24 Month Offer Term, as the case may be (such applicable terms referred to herein as the “ROFO Terms”). On or before the date which is ten (10) business days after Tenant’s receipt of the Landlord’s First Offer Notice (the “Election Date”), Tenant shall deliver written notice to Landlord (“Tenant’s Election Notice”) pursuant to which Tenant shall have the right to elect either to:
               (a) lease the entire applicable ROFO Space identified in the applicable First Offer Notice upon the applicable ROFO Terms therefor and the non-economic terms set forth in this Lease; provided, however, with respect to any Post-24 Month ROFO Space, if the Base Rent provided for in such ROFO Terms is the Fair Market Rental Rate for such applicable Post-24 Month ROFO Space pursuant to Section 28.3.1(a) above, then Tenant may object in Tenant’s Election Notice to such Fair Market Rental Rate for such applicable Post-24 Month ROFO Space as designated by Landlord in such applicable First Offer Notice, in which case the arbitration provisions of the Lease Extension Addendum shall apply to determine such applicable Fair Market Rental Rate (if Tenant fails to timely object to Landlord’s determination of such applicable Fair Market Rental Rate in Tenant’s Election Notice, Tenant shall be deemed to have accepted same, and the arbitration provisions of the Lease Extension Addendum shall not apply with respect thereto); or
               (b) refuse to lease the entire applicable ROFO Space identified in the First Offer Notice, in which event (i) Landlord may lease the ROFO Space identified in such First Offer Notice or any portion thereof to any person or entity on any terms Landlord desires, and (ii) Tenant’s Right of First Offer shall thereupon automatically terminate and be of no further force or effect with respect to the particular ROFO Space identified in such applicable First Offer Notice.
If Tenant does not deliver Tenant’s Election Notice to Landlord by the applicable Election Date, Tenant shall be deemed to have elected the option described in clause (b) of this Section 28.4. Notwithstanding anything in this Article 28 to the contrary, Landlord acknowledges and agrees that Tenant’s Right of First Offer to lease any ROFO Space not previously identified in any First Offer Notice delivered by Landlord to Tenant shall not terminate as a result of Tenant’s election or deemed election to refuse to lease any other ROFO Space so identified in a First Offer Notice, and shall continue until such time, but not beyond the First Offer Period, as such other non-identified ROFO Space first becomes available for lease as determined by Landlord as provided hereinabove.
          28.5 Exchange of Space; 2825 E. Cottonwood Lease. If in connection with Tenant lease of any applicable ROFO Space pursuant to this Article 28, Tenant properly and timely exercises the right it may have under the 2825 E. Cottonwood Lease (herein, the “Exchange Right”) to concurrently reduce the premises leased by Tenant under the 2825 E. Cottonwood Lease (the particular space so leased by Tenant in the 2825 E. Cottonwood Building under the 2825 E. Cottonwood Lease, as to which such Exchange Right has been properly and timely exercised shall be referred to herein as the “Exchange Space”), then: (a) if Tenant is entitled to receive a tenant improvement allowance, free rent and/or other monetary rental concessions in connection with Tenant’s lease of such applicable ROFO Space as part of the ROFO Terms therefor that is other than the Early Offer Space Abated Rent (if applicable), the amount of such tenant improvement allowance, free rent and other monetary rental concessions (that is other than the Early Offer Space Abated Rent, if applicable) shall be reduced by the amount of the tenant improvement allowance, space planning allowance, moving allowance, free rent and other monetary rental concessions actually received by Tenant for such Exchange Space under the 2825 E. Cottonwood Lease (except that there shall be no such reduction with respect to any abated rent received by Tenant for such Exchange Space under the 2825 E. Cottonwood Lease during the Abatement Period); and (b) Tenant shall be responsible to pay, directly to the brokers or agents entitled to any brokerage commissions incurred and/or payable by Landlord in connection with Tenant’s lease of such applicable ROFO Space, (collectively, the “ROFO Brokerage Commissions”) Tenant’s Portion (as defined hereinbelow) of such ROFO Brokerage Commissions, and Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all Claims with respect to Tenant’s Portion of any such ROFO Brokerage Commissions. The phrase “Tenant’s Portion” as used herein shall mean a portion of the applicable ROFO Brokerage Commissions equal to the product of (i) the entire amount of such applicable ROFO Brokerage Commissions, multiplied by (ii) a fraction, the numerator of which shall be the number of square feet of Rentable Area contained in the Exchange Space and the denominator of which shall be the number of square feet of Rentable Area contained in the applicable ROFO Space for which such Exchange Space is being exchanged.
          28.6 Termination of Right of First Offer. Notwithstanding the foregoing provisions of this Section 28 to the contrary, at Landlord’s option, and in addition to all of Landlord’s remedies under this Lease, at law and/or in equity, the Right of First Offer with respect to any applicable ROFO Space identified in a First Offer Notice shall not be deemed to be properly exercised if, as of the date Tenant delivers the applicable Tenant’s Election Notice purporting to exercise such Right of First Offer, there exists an Event of Default by Tenant under this Lease that has not then been cured. In addition, Tenant’s Right of First Offer is personal to the Original Tenant and any Permitted Assignee, and may not be assigned or exercised by or to, or used by, any person or entity other than the Original Tenant or such Permitted Assignee (as the case may be), and shall only be available to and exercisable by the Original Tenant or such Permitted Assignee, as the case may be, when the Original Tenant or such Permitted Assignee, is in actual and physical possession of the entire Premises.
          28.7 Execution of Lease Amendment. If Tenant elects to lease any ROFO Space pursuant to this Article 28, Landlord and Tenant shall, within thirty (30) days after Landlord’s receipt of Tenant’s Election Notice, execute an amendment to this Lease adding such ROFO Space to the Premises upon the terms and conditions set forth in this Article 28.
EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE, TENANT ACKNOWLEDGES THAT LANDLORD HAS MADE NO WARRANTIES TO TENANT, EITHER EXPRESS OR IMPLIED, AND LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE.
[SIGNATURES CONTAINED ON FOLLOWING PAGE]

     EXECUTED as of the date and year above first written.

LANDLORD: NOP COTTONWOOD 2855, LLC, a Delaware limited liability company
By:	NOP Cottonwood Holdings LLC,
a Delaware limited liability company,
its sole member

By:	National Office Partners Limited Partnership,
a Delaware limited partnership,
its Sole Member

By:	Hines National Office Partners Limited Partnership,
a Texas limited partnership

By:	Hines Fund Management, L.L.C.,
a Delaware limited liability company,
general partner

By:	Hines Interests Limited Partnership,
a Delaware limited partnership

By:	Hines Holdings, Inc.,
a Texas corporation,
its general partner

By:	/s/ James C. Buie, Jr.
	Name:	James C. Buie, Jr.
	Title:	Executive Vice President

TENANT: FUSION MULTISYSTEMS, INC., a Nevada corporation, d/b/a FUSION-IO
By:	/s/ John Walker
	Name:	John Walker
	Title:	SVP Operations

By:
Name:
Title:

EXHIBIT A
GLOSSARY OF DEFINED TERMS
     1. “2825 E. Cottonwood Building” shall have the meaning as set forth in Section 24.1.
     2. “2825 E. Cottonwood Default” shall have the meaning as set forth in Section 24.1 of the Lease.
     3. “2825 E. Cottonwood Landlord” shall have the meaning as set forth in Section 24.1.
     4. “2825 E. Cottonwood Lease” shall have the meaning as set forth in Section 24.1.
     5. “2825 E. Cottonwood Lease Expiration Date” shall have the meaning as set forth in Section “B” of the Summary of Basic Lease Information.
     6. “80% Portion” shall have the meaning as set forth in Section 7.3.2(b).
     7. “Abated Rent” shall have the meaning as set forth in Section 5.1.2.
     8. “Abatement Event” shall have the meaning as set forth in Section 7.1.
     9. “Abatement Period” shall have the meaning as set forth in Section 5.1.2.
     10. “Acceptable Change Notice” shall have the meaning as set forth in Article 11.
     11. “Acceptable Changes” shall have the meaning as set forth in Article 11.
     12. “Accountant” shall have the meaning as set forth in Section 5.5.
     13. “Addendum” shall mean all the addenda, exhibits and attachments, if any, attached to the Lease or to any exhibit to the Lease. All addenda are by definition incorporated into the Lease Agreement. Unless otherwise specifically provided, terms and phrases in any Addendum shall have the meaning of such terms and phrases as provided in the Lease Agreement and this Glossary of Defined Terms.
     14. “Additional Rent” shall have the meaning as set forth in Section 5.3.
     15. “Adverse Condition” shall have the meaning as set forth in Article 2.
     16. “Affiliate” shall mean a person or party who or which controls, is controlled by or is under common control with, another person or party.
     17. “Alterations” shall have the meaning as set forth in Article 11.
EXHIBIT A

     18. “Amortization Interest Rate” shall mean a rate equal to the floating commercial loan rate announced from time to time by Bank of America, a national banking association, or its successor, as its reference rate, plus one percent (1%) per annum.
     19. “Bankruptcy Code” shall have the meaning as set forth in Section 10.5.
     20. “Base Rent” shall have the meaning set forth in Section 5.1.1.
     21. “Base Rent Offset” shall have the meaning as set forth in Section 6.4.
     22. “Base Year” shall have the meaning as set forth in Section 5.3.1(a).
     23. “Blocked Persons” shall have the meaning as set forth in Section 27.21.
     24. “Bridge Period” shall have the meaning as set forth in Section “B” of the Summary of Basic Lease Information.
     25. “Brokers” shall mean Hines (representing Landlord) and Coldwell Banker Commercial NRT (representing Tenant).
     26. “Building” shall mean that certain office building and garage structure constructed on the Land, the street address of which is 2855 E. Cottonwood Parkway, Salt Lake County, Utah. The term “Building” shall include, without limitation, all fixtures and appurtenances in and to the aforesaid structure, including specifically but without limitation all above-grade walkways and all electrical, mechanical, plumbing, security, elevator, boiler, HVAC, telephone, water, gas, storm sewer, sanitary sewer and all other utility systems and connections, all life support systems, sprinklers, smoke detection and other fire protection systems, and all equipment, machinery, shafts, flues, piping, wiring, ducts, duct work, panels, instrumentation and other appurtenances relating thereto.
     27. “Building Allocated Operating Expenses” shall have the meaning as set forth in Section 5.3.
     28. “Building Exterior Signs” shall have the meaning as set forth in Section 7.3.2(a).
     29. “Building Operating Hours” shall mean 7:00 a.m. to 6:00 p.m. Monday through Friday, and Saturday 7:00 a.m. to 1:00 p.m., exclusive of Sundays and Holidays.
     30. “Building Rules and Regulations” shall mean the rules and regulations governing the Complex promulgated by Landlord from time to time attached hereto as Exhibit C, or such reasonable modifications, rules and regulations which may be hereafter adopted by Landlord for the care, protection, cleanliness and operation of the Premises and Complex.
     31. “Building Standard”, when applied to an item, shall mean such item as has been designated by Landlord (orally or in writing) as generally applicable throughout the leased portions of the Building.
     32. “Bureau” shall have the meaning as set forth in Section 5.4.3.
EXHIBIT A

     33. “Claims” shall have the meaning as set forth in Article 18.
     34. “Common Areas” shall mean all areas and facilities within the Complex which have been constructed and are being maintained by Landlord for the common, general, nonexclusive use of all tenants in the Building, as revised from time to time in Landlord’s discretion, and shall include rest rooms, lobbies, corridors, service areas, elevators, stairs and stairwells, the Parking Facility, driveways, loading areas, ramps, walkways and landscaped areas.
     35. “Comparable Buildings” shall have the meaning as set forth in Article 11.
     36. “Complete Taking” shall have the meaning as set forth in Article 14.
     37. “Complex” shall mean the Land and all improvements thereon, including the Building and the Parking Facility.
     38. “Consequential Damages” shall have the meaning as set forth in Article 19.
     39. “Contemplated Effective Date” shall have the meaning as set forth in Section 10.3.
     40. “Contemplated Transfer Space” shall have the meaning as set forth in Section 10.3.
     41. “Control” shall have the meaning as set forth in Section 10.5.
     42. “Controllable Expenses” shall have the meaning as set forth in Section 5.4.3.
     43. “Corrective Work” shall have the meaning as set forth in Section 6.1.
     44. “CPI” shall have the meaning as set forth in Section 5.4.3.
     45. “CPI Increase” shall have the meaning as set forth in Section 5.4.3.
     46. “Current Expense Year” shall have the meaning as set forth in Section 5.4.3.
     47. “Current Re-Striping” shall have the meaning as set forth in Section 5.4.1(m).
     48. “Defective Condition” shall have the meaning as set forth in Section 6.1.
     49. “Defect Notice” shall have the meaning as set forth in Section 6.1.
     50. “Delinquent Suite Space” shall have the meaning as set forth in Section 6.3.
     51. “Delivery Abatement Date” shall have the meaning as set forth in Section 6.3.
     52. “Early Offer ROFO Space” shall have the meaning as set forth in Section 28.2.
EXHIBIT A

     53. “Early Offer ROFO Space Term” shall have the meaning as set forth in Section 28.2.
     54. “Early Offer Space Abated Rent” shall have the meaning as set forth in Section 28.2.1.
     55. “Early Offer Terms” shall have the meaning as set forth in Section 28.2.
     56. “Election Date” shall have the meaning as set forth in Section 28.4.
     57. “Eligibility Period” shall have the meaning as set forth in Section 7.1.
     58. “Estimate Statement” shall have the meaning as set forth in Section 5.3.2(b).
     59. “Estimated Repair Period” shall have the meaning as set forth in Section 15.2.1.
     60. “Excess” shall have the meaning as set forth in Section 5.3.2(a).
     61. “Exchange Right” shall have the meaning as set forth in Section 28.5.
     62. “Exchange Space” shall have the meaning as set forth in Section 28.5.
     63. “Excluded Claims” shall have the meaning as set forth in Article 18.
     64. “Executive Order” shall have the meaning as set forth in Section 27.21.
     65. “Expense Year” shall mean each calendar year (or portion thereof) in which any portion of the Term of the Lease falls, through and including the calendar year in which the Term of the Lease expires.
     66. “FF&E Costs” shall have the meaning as set forth in Section 6.3.
     67. “First Offer Notice” shall have the meaning as set forth in Section 28.4.
     68. “First Offer Period” shall have the meaning as set forth in Section 28.1.
     69. “Force Majeure” shall have the meaning as set forth in Section 27.22.
     70. “General Allowance” shall have the meaning as set forth in Section 6.4.
     71. “General Allowance Availability Period” shall have the meaning set forth in Section 6.4.
     72. “Hazardous Materials” shall have the meaning as set forth in Section 12.2.
     73. “Hazardous Materials Abatement Event” shall have the meaning as set forth in Section 12.2.3.
EXHIBIT A

     74. “Hazardous Materials Abatement Event Termination Notice” shall have the meaning as set forth in Section 12.2.3.
     75. “Hazardous Materials Abatement Notice” shall have the meaning as set forth in Section 12.2.3.
     76. “Holidays” shall mean (a) New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and (b) other days on which national or state banks located in the state where the Complex is located must or may close for ordinary operations. If the Holiday occurs on a Saturday or Sunday, the Friday preceding or the Monday following may, at Landlord’s discretion, be observed as a Holiday.
     77. “HVAC” shall mean heating, ventilation and air conditioning.
     78. “Impositions” shall mean (a) all real estate, personal property, rental, water, sewer, transit, use, occupancy and other taxes, assessments, charges, excises and levies (including any interest, costs or penalties with respect thereto), general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which are assessed, levied, charged or imposed upon or with respect to the Complex, or any portion thereof, or the sidewalks, streets or alleyways adjacent thereto, or the ownership, use, occupancy or enjoyment thereof (including but not limited to mortgage taxes and other taxes and assessments passed on to Landlord by Landlord’s Mortgagee), and (b) all charges for any easement, license, permit or agreement maintained for the benefit of the Complex. “Impositions” shall not include net income taxes, estate and inheritance taxes, excess profit taxes, franchise taxes, taxes imposed on or measured by the income of Landlord from the operation of the Complex, and documentary transfer taxes imposed on account of the transfer of ownership of the Complex or the Land. If any or all of the Impositions shall be discontinued and, in substitution therefor, taxes, assessments, charges, excises or impositions shall be assessed, levied, charged or imposed wholly or partially on the Rents received or payable hereunder (a “Substitute Imposition”), then the Substitute Imposition shall be deemed to be included within the term “Impositions.”
     79. “Initial Abated Rent” shall have the meaning as set forth in Section 5.1.2.
     80. “Initial Premises” shall have the meaning as set forth in Section “A”, Paragraph 1 of the Summary of Basic Lease Information.
     81. “Initial Premises Term” shall have the meaning as set forth in Section “B”, Paragraph 1 of the Summary of Basic Lease Information.
     82. “Initial Premises Commencement Date” shall have the meaning as set forth in Section “B”, Paragraph 2 of the Summary of Basic Lease Information.
     83. “Interest Rate” shall have the meaning set forth in Section 27.13.
     84. “Key Allotment” shall have the meaning set forth in Section 7.2.
     85. “Land” shall mean the real property on which the Building is constructed and which is further described in Exhibit D hereto.
EXHIBIT A

     86. “Landlord’s Consent or Landlord’s Approval” as used in this Agreement, shall mean the prior written consent or written approval of Landlord to the particular item or request. Unless otherwise provided in this Lease, the Landlord’s consent or approval shall be determined in Landlord’s reasonable discretion.
     87. “Landlord’s Damage Notice” shall have the meaning as set forth in Section 15.2.1.
     88. “Landlord’s Mortgagee” shall mean the mortgagee of any mortgage, the beneficiary of any deed of trust, the pledgee of any pledge, the secured party of any security interest, the assignee of any assignment and the transferee of any other instrument of transfer (including the ground lessor of any ground lease on the Land) now or hereafter in existence on all or any portion of the Complex, and their successors, assigns and purchasers. “Mortgage” shall mean any such mortgage, deed of trust, pledge, security agreement, assignment or transfer instrument, including all renewals, extensions and rearrangements thereof and of all debts secured thereby.
     89. “Landlord Parties” shall have the meaning as set forth in Section 12.2.1.
     90. “Landlord’s Recapture Notice” shall have the meaning as set forth in Section 10.3.
     91. “Landlord Repair Period” shall have the meaning as set forth in Section 15.2.3.
     92. “Lease Commencement Date” shall have the meaning set forth in Section “B”, Paragraph 2 of the Summary of Basic Lease Information.
     93. “Lease Expiration Date” shall have the meaning set forth in Section “B”, Paragraph 1 of the Summary of Basic Lease Information.
     94. “Legal Requirements” shall mean any and all (a) judicial decisions, orders, injunctions, writs, statutes, rulings, rules, regulations, promulgations, directives, permits, certificates or ordinances of any governmental authority in any way applicable to Tenant or the Complex, including but not limited to the Building Rules and Regulations, zoning, environmental and utility conservation matters, (b) requirements imposed on Landlord by any Landlord’s Mortgagee, (c) insurance requirements, and (d) other documents, instruments or agreements relating to the Complex or to which the Complex may be bound or encumbered.
     95. “Moving Costs” shall have the meaning as set forth in Section 6.4.
     96. “New Lease Notice” shall have the meaning as set forth in Section 5.9.
     97. “Objectionable Name” shall have the meaning as set forth in Section 7.3.2(d).
     98. “OFAC” shall have the meaning as set forth in Section 27.21.
     99. “Operating Expenses” shall have the meaning as set forth in Section 5.4.
EXHIBIT A

     100. “Outside Date” shall have the meaning as set forth in Section 6.1.
     101. “Overstandard Use” shall have the meaning as set forth in Section 7.4.
     102. “Parking Facility” shall mean (a) any parking garage and any other parking lot or facility adjacent to or in the Complex servicing the Building, and (b) any parking area, open or covered, leased by Landlord to service the Building.
     103. “Parking Passes” shall have the meaning set forth in Section “E” of the Summary of Basic Lease Information.
     104. “Permitted Assignee” shall have the meaning as set forth in Section 7.3.2.
     105. “Post-24 Month Offer Terms” shall have the meaning as set forth in Section 28.3.
     106. “Post-24 Month ROFO Space” shall have the meaning as set forth in Section 28.3.
     107. “Post-24 Month ROFO Space Term” shall have the meaning as set forth in Section 28.3.
     108. “Premises” shall mean the each of the Suite Spaces leased by Tenant pursuant to this Lease as described in Section “A”, Summary of Basic Lease Information and as outlined on the floor plan drawings attached as Exhibits B-1 through B-5 hereto, and all other space added to the Premises pursuant to the terms of this Lease. The Premises includes the space between the interior surface of the walls and the top surface of the floor slab of the outlined area and the finished surface of the ceiling immediately above.
     109. “Recapture Term” shall have the meaning as set forth in Section 10.3.
     110. “Reimbursement/Offset Request” shall have the meaning as set forth in Section 6.4.
     111. “Rent” shall mean Base Rent, Additional Rent, and all other amounts provided for under this Lease to be paid by Tenant, whether as Additional Rent or otherwise.
     112. “Rentable Area” shall mean the Rentable Area of the Premises and the Rentable Area of the Building as stated in Section “A” of the Summary of Basic Lease Information.
     113. “Repair Window” shall have the meaning as set forth in Section 12.2.3.
     114. “Reserved Passes” shall have the meaning set forth in Section “E” of the Summary of Basic Lease Information.
     115. “Review Period” shall have the meaning as set forth in Section 5.5
     116. “Right of First Offer” shall have the meaning as set forth in Section 28.1.
EXHIBIT A

     117. “ROFO Brokerage Commissions” shall have the meaning as set forth in Section 28.5.
     118. “ROFO Floor Rent” shall have the meaning as set forth in Section 28.3.
     119. “ROFO Space” shall have the meaning as set forth in Section 28.1.
     120. “ROFO Space Commencement Date” shall have the meaning as set forth in Section 28.2.
     121. “ROFO Space Superior Rights” shall have the meaning as set forth in Section 28.1.
     122. “ROFO Terms” shall have the meaning as set forth in Section 28.4.
     123. “Separate Meter” shall have the meaning as set forth in Section 17.1.
     124. “Server Room” shall have the meaning as set forth in Section 7.1(a).
     125. “Shared Lobby Sign” shall have the meaning as set forth in Section 7.3.2(b).
     126. “Shared Lobby Sign Conditions” shall have the meaning as set forth in Section 7.3.2(b).
     127. “Six Month Period” shall have the meaning as set forth in Section 10.3.
     128. “Statement of Actual Operating Expenses” shall have the meaning as set forth in Section 5.3.2(c).
     129. “Subsequent Abatable Rent” shall have the meaning as set forth in Section 5.1.2.
     130. “Subsequent Premises” shall have the meaning as set forth in Section “A”, Paragraph 1 of the Summary of Basic Lease Information.
     131. “Supplemental AC Units” shall have the meaning as set forth in Section 7.1(a).
     132. “Suite 100 Space” shall have the meaning as set forth in Section “A”, Paragraph 1 of the Summary of Basic Lease Information.
     133. “Suite 170 Space” shall have the meaning as set forth in Section “A”, Paragraph 1 of the Summary of Basic Lease Information.
     134. “Suite 175 Space” shall have the meaning as set forth in Section “A, Paragraph 1 of the Summary of Basic Lease Information.
     135. “Suite 200 Space” shall have the meaning as set forth in Section “A”, Paragraph 1 of the Summary of Basic Lease Information.
EXHIBIT A

     136. “Suite 220 Space” shall have the meaning as set forth in Section “A”, Paragraph 1 of the Summary of Basic Lease Information.
     137. “Suite 230 Space” shall have the meaning as set forth in Section “A”, Paragraph 1 of the Summary of Basic Lease Information.
     138. “Suite 240 Space” shall have the meaning as set forth in Section “A”, Paragraph 1 of the Summary of Basic Lease Information.
     139. “Suite 300 Space” shall have the meaning as set forth in Section “A”, Paragraph 1 of the Summary of Basic Lease Information.
     140. “Suite 340 Space” shall have the meaning as set forth in Section “A”, Paragraph 1 of the Summary of Basic Lease Information.
     141. “Suite 350 Space” shall have the meaning as set forth in Section “A”, Paragraph 1 of the Summary of Basic Lease Information.
     142. “Suite 400 Space” shall have the meaning as set forth in Section “A”, Paragraph 1 of the Summary of Basic Lease Information.
     143. “Suite 500 Space” shall have the meaning as set forth in Section “A”, Paragraph 1 of the Summary of Basic Lease Information.
     144. “Suite 540 Space” shall have the meaning as set forth in Section “A”, Paragraph 1 of the Summary of Basic Lease Information.
     145. “Suite Space” shall have the meaning as set forth in Section “A”, Paragraph 1 of the Summary of Basic Lease Information.
     146. “Taking” or “Taken” shall mean the actual or constructive condemnation, or the actual or constructive acquisition by or under threat of condemnation, eminent domain or similar proceeding, by or at the direction of any governmental authority or agency.
     147. “Tenant Damage Event” shall have the meaning as set forth in Section 15.2.2.
     148. “Tenant Related Compliance Costs” shall have the meaning as set forth in Article 20.
     149. “Tenant’s Complex Signage” shall have the meaning as set forth in Section 7.3.2(b).
     150. “Tenant’s Complex Signage Conditions” shall have the meaning as set forth in Section 7.3.2(a).
     151. “Tenant’s Election Notice” shall have the meaning as set forth in Section 28.4.
     152. “Tenant’s Portion” shall have the meaning as set forth in Section 28.5.
EXHIBIT A

     153. “Tenant’s Share” shall have the meaning as set forth in Section 5.3.1.
     154. “Term” shall have the meaning as set forth in Article 3.
     155. “Third Party Proposal” shall have the meaning as set forth in Section 28.1.
     156. “Threshold Amount” shall have the meaning as set forth in Section 15.2.1.
     157. “Transfer” shall have the meaning as set forth in Section 10.1.
     158. “Transfer Notice” shall have the meaning as set forth in Section 10.1.
     159. “Transfer Premium” shall have the meaning as set forth in Section 10.2.
     160. “Transferee” shall have the meaning as set forth in Section 10.1.
     161. “Unreserved Passes” shall have the meaning set forth in Section “E” of the Summary of Basic Lease Information.
EXHIBIT A

EXHIBIT C
RULES AND REGULATIONS
     Tenant shall comply with the following Rules and Regulations and any modifications and additions thereto so long as (a) Landlord provides Tenant with prior written notice of such modifications and additions, and (b) such modifications and additions do not discriminate against Tenant, do not conflict with the terms of this Lease (in which event the latter shall control), and would not result in an Adverse Condition. Landlord shall not be responsible to Tenant for the nonperformance of any of these Rules and Regulations by Tenant, any other tenant, or any visitor, licensee, agent, or other person or entity; provided however, that Landlord shall use commercially reasonable efforts (but not including the institution of legal proceedings) to enforce such non-performance against the other tenants of the Building, to the extent such non-performance materially and adversely interferes with Tenant’s access to the Premises or use of the Premises for the purposes permitted under the Lease. In the event of any inconsistency between the Rules and Regulations and the Lease, the terms of the Lease shall govern.
     1. Security; Admission to Building. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using or entering the Building, or any equipment, finishings or contents of the Building, and each tenant shall comply with such systems and procedures. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the event of an invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing of the doors of the Building or any other reasonable method, for the safety of the tenants and protection of the Building and property in the Building.
     2. Conduct and Exclusion or Expulsion. Tenant’s employees, visitors, and licensees shall not loiter in or interfere with the use of the Parking Facility or the Complex’s driveway or parking areas, nor consume alcohol in the Common Areas of the Complex or the Parking Facility. The sidewalks, halls, passages, exits, entrances, elevators, escalators, and stairways of the Building will not be obstructed by Tenant or used by Tenant for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, escalators, and stairways are not for the general public, and Landlord may control and prevent access to them by all persons whose presence, in the reasonable judgment of Landlord, would be prejudicial to the safety, character, reputation and interests of the Building and its tenants. In determining whether access will be denied, Landlord may consider attire worn by a person and its appropriateness for an office building, whether shoes are being worn, use of profanity, either verbally or on clothing, actions of a person (including without limitation spitting, verbal abusiveness, and the like), and such other matters as Landlord may reasonably consider appropriate.
     3. Curtains and Decorations. No awnings, curtains, draperies, blinds, shutters, shades, screens, or other coverings, hangings or decorations will be attached to, hung or placed in, or used in connection with any window of the Building or the Premises without Landlord’s
EXHIBIT C

prior written consent (which consent may be withheld by Landlord in its sole and absolute discretion).
     4. Non-obstruction of Light. The sashes, sash doors, skylights, windows, HVAC vents and doors that reflect or admit light and air into the halls, passageways, tenant premises, or other public places in the Building shall not be covered or obstructed by Tenant, nor will any bottles, parcels or other articles or decorations be placed on any window sills.
     5. Showcases. No showcases or other articles will be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors or vestibules without the prior written consent of Landlord (which consent may be withheld by Landlord in its sole and absolute discretion).
     6. Cooking; Use of Premises for Improper Purposes. Tenant shall not permit the Premises to be used for lodging or sleeping. No cooking will be done or permitted by Tenant on or in the Premises, except in areas of the Premises which are specially constructed for cooking as specifically provided in working drawings approved by Landlord, and so long as such use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules and regulations. The Premises shall not be used for the storage of merchandise or for any improper, reasonably objectionable, or immoral purpose.
     7. Janitorial Service. Tenant shall not employ any person or persons other than the cleaning service of Landlord for the purpose of cleaning the Premises, unless otherwise agreed by Landlord in writing. If Tenant’s actions result in any increased expense for any required cleaning, Landlord may assess Tenant for such expenses. Janitorial service will not be furnished on nights to offices which are occupied after business hours on those nights unless, by prior written agreement of Landlord, service is extended to a later hour for specifically designated offices.
     8. Use of Restrooms. The toilets, urinals, wash bowls and other plumbing fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other foreign substances will be thrown in them. All damages resulting from any misuse of the fixtures will be borne by Tenant to the extent Tenant or its employees, agents, visitors or licensees caused the damage.
     9. Defacement of Premises or Building. Tenant shall not deface any part of the Premises or the Building. Without the prior written consent of Landlord, Tenant shall not lay linoleum or other similar floor covering so that it comes in direct contact with the floor of the Premises. If linoleum or other similar floor covering is to be used, an interlining of builder’s deadening felt will be first affixed to the floor by a paste or other material soluble in water. The use of cement or other similar adhesive material is expressly prohibited. Except as permitted by Landlord by prior written consent, Tenant shall not mark on, paint signs on, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building, and any defacement, damage or injury directly or indirectly caused by Tenant shall be paid for by Tenant. Pictures or diplomas shall be hung on tacks or small nails; Tenant shall not use adhesive hooks for such purposes.
EXHIBIT C

     10. Carpet. In those portions of the Premises where carpet has been provided directly or indirectly by Landlord, Tenant will at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.
     11. Locks; Keys. Tenant shall not alter, change, replace or rekey any lock or install a new lock or a knocker on any door of the Premises. Landlord, its agents or employees will retain a master key to all door locks on the Premises. Any new door locks required by Tenant or any change in keying of existing locks will be installed or changed by Landlord following Tenant’s written request to Landlord and will be at Tenant’s expense. All new locks and rekeyed locks will remain operable by Landlord’s master key. Landlord will furnish to Tenant, free of charge, the number of keys and Building access cards stated in Section 7.2 of the Lease. Landlord will have the right to collect a reasonable charge for additional keys and cards requested by Tenant. Tenant, upon termination of its tenancy, will deliver to Landlord all keys and access cards for the Premises and Building which have been furnished to Tenant. Tenant shall keep the doors of the Premises closed and securely locked when Tenant is not at the Premises.
     12. Furniture, Freight and Equipment. No furniture, freight, packages, merchandise, or equipment of any kind may be brought into the Building or carried up or down in the elevators, except between those hours and in that specific elevator designated by Landlord or otherwise upon consent of the Landlord, without prior notice to and consent of Landlord. Landlord may at any time restrict the elevators and areas of the Building into which deliveries or messengers may enter. The elevator designated for freight by Landlord will be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant’s equipment, material, furniture or other property in or out of the Building must be (a) a locally or nationally recognized professional mover whose primary business is the performing of relocation services, (b) bonded and fully insured, and (c) otherwise approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient, in Landlord’s sole opinion, to cover all personal liability, theft or damage to the Building, including without limitation floor coverings, doors, walls, elevators, stairs, foliage and landscaping. All moving operations will be conducted at such times and in such a manner as Landlord may direct, and all moving will take place during non-business hours unless Landlord otherwise agrees in writing. Tenant shall be responsible for the provision of Building security during all of its moving operations, and shall be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security. Landlord may reasonably prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects will, if considered reasonably necessary by Landlord, stand on wood strips of such thickness as is necessary to distribute the weight properly. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property will be repaired at the expense of Tenant. Landlord may inspect all such property to be brought into the Building and to exclude from the Building all such property which violates any of these rules and regulations or the Lease of which these rules and regulations are a part. Supplies, goods, materials, packages, furniture and all other items of every kind delivered to or taken from the Premises will be delivered or removed through the entrance and route designated by Landlord.
EXHIBIT C

     13. Inflammable or Combustible Fluids or Materials; Noninterference of Others. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, inflammable, combustible or explosive fluid or material, or chemical substance other than limited quantities of them reasonably necessary for the operation or maintenance of Tenant’s office and kitchen equipment or limited quantities of cleaning fluids and solvents required in the normal operation of the Premises. Without Landlord’s prior written approval (but subject to the provisions of Section 7.1(a) of the Lease regarding Tenant’s installation and use of the Supplemental AC Units), Tenant shall not use any method of HVAC other than that supplied by Landlord. Tenant shall not waste electricity, water, or air conditioning and shall cooperate fully with Landlord to insure the most effective operation of the Building’s HVAC system. Tenant shall not keep any firearms within the Premises.
     14. Address of Building. Landlord may, upon sixty (60) days’ prior written notice, and without liability to Tenant, change the name and street address of the Building.
     15. Use of Building Name or Likeness. Landlord will have the right to prohibit any advertising by Tenant mentioning the Building which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a Building for offices and, upon written notice from Landlord, Tenant will discontinue such advertising.
     16. Animals, Birds and Vehicles. Tenant will not bring any animals or birds into the Premises or Building, and will not permit bicycles or other vehicles inside or on the sidewalks outside the Building, except in areas designated from time to time by Landlord for such purposes.
     17. Off-Hour Access. All persons entering or leaving the Building at any time other than the Building’s business hours shall comply with such off-hour regulations as Landlord may establish and modify from time to time. Landlord may limit or restrict access to the Building during such periods and shall not be liable for any error with regard to the admission or exclusion of any person.
     18. Disposal of Trash. No material will be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal will be made only through entryways and elevators provided for such purposes and at such times as Landlord may designate. No furniture, appliances, equipment or flammable products of any type may be disposed of in the Building trash receptacles.
     19. Disturbance of Tenants. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building or Parking Facility are prohibited, and Tenant will cooperate to prevent same.
     20. Doors to Public Corridors. Tenant shall keep the doors of the Premises closed and locked, and shall shut off all water faucets, water apparatus, and utilities before Tenant or its employees leave the Premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant shall be liable for all injuries sustained by other tenants or
EXHIBIT C

occupants of the Building or Landlord. On multiple-tenancy floors, Tenant shall keep the doors leading from the Premises to the Building corridors closed at all times except for ingress and egress.
     21. Concessions. Tenant shall not grant any concessions, licenses or permission for the sale or taking of orders for food or services or merchandise in the Premises, install or permit the installation or use of any machine or equipment for dispensing food or beverage in the Building, nor permit the preparation, serving, distribution or delivery of food or beverages in the Premises, without the prior written approval of Landlord and only in compliance with arrangements prescribed by Landlord; provided, however, Tenant shall be allowed reasonable equipment for dispensing coffee/beverage services, candy and a microwave oven. Only persons approved by Landlord shall be permitted to serve, distribute or deliver food and beverage within the Building or to use the public areas of the Building for that purpose.
     22. Telecommunication and Other Wires. Tenant may not introduce telecommunication wires or other wires into the Premises without first obtaining Landlord’s approval of the method and location of such introduction, which approval shall not be unreasonably withheld.
     23. Rules Changes; Waivers. Provided such actions would not result in an Adverse Condition, Landlord reserves the right at any time to rescind or make reasonable, non-discriminatory changes to any one or more of these Rules and Regulations or to make any additional, reasonable and non-discriminatory Rules and Regulations that, in Landlord’s reasonable judgment, may be necessary or helpful for the management, safety or cleanliness of the Premises or Building, the preservation of good order, and/or the convenience of the occupants and tenants of the Building generally. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant. No waiver by Landlord shall be construed as a waiver of those Rules and Regulations in favor of any other tenant, and no waiver shall prevent Landlord from enforcing those Rules and Regulations against a tenant or any other tenant in the future. Tenant shall be considered to have read these Rules and Regulations and to have agreed to abide by them as a condition of Tenant’s occupancy of the Premises.
EXHIBIT C

EXHIBIT D
TENANT WORK LETTER
     This Tenant Work Letter (“Tenant Work Letter”) shall set forth the terms and conditions relating to the construction of the Initial Premises and each Suite Space within the Subsequent Premises. All references in this Tenant Work Letter to “the Lease” shall mean the relevant portions of the Lease Agreement (the “Lease”) to which this Tenant Work Letter is attached as Exhibit D. As used herein, each Suite Space in the Initial Premises and each Suite Space in the Subsequent Premises are sometimes referred to herein individually as the “Construction Premises”.
SECTION 1
GENERAL CONSTRUCTION OF THE PREMISES
     Landlord shall deliver, and Tenant shall accept, the base, shell, and core of each Construction Premises and of the floor or floors of the Building on which such Construction Premises is located (collectively, the “Base, Shell and Core”), in their current “AS-IS” condition existing as of the date Landlord delivers such Construction Premises to Tenant. Tenant shall install in each Construction Premises certain Tenant Improvements (as defined below) pursuant to the provisions of this Tenant Work Letter. Except for Landlord’s obligation to disburse the Tenant Improvement Allowance as described below, Landlord shall not be obligated to make or pay for any alterations or improvements to each or any of the Construction Premises, the Building or the Complex.
SECTION 2
TENANT IMPROVEMENTS
     2.1 Tenant Improvement Allowance.
          2.1.1 Tenant Improvement Allowance. In addition to the Space Plan Allowance described in Section 5.5 below, Tenant shall be entitled to receive from Landlord a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the aggregate amount of up to, but not exceeding, Two Million Eight Hundred Twenty-Two Thousand Four Hundred Eighty-Eight Dollars ($2,822,488.00) (i.e., $38.00 per square foot of usable area of the Premises), to help Tenant pay for the costs (collectively, the “Tenant Improvement Costs”) of the design, permitting and construction of Tenant’s initial improvements which are permanently affixed to the Premises (collectively, the “Tenant Improvements”). Notwithstanding the foregoing to the contrary, (a) with respect to each Construction Premises, Tenant may not use, and Landlord shall not be obligated to disburse, a portion of the Tenant Improvement Allowance to help Tenant pay for the Tenant Improvement Costs for such Construction Premises in an amount greater than $38.00 per square foot of usable area of such Construction Premises (each such portion of the Tenant Improvement Allowance referred to herein as the “TI Allowance Portion”), and (b) Landlord shall make each TI Allowance Portion available to help Tenant pay for the Tenant Improvement Costs for the Construction Premises applicable thereto commencing
EXHIBIT D

upon the following dates (each, a “TI Portion Availability Date”): (i) with respect to the Initial Premises only, upon the date of execution of this Lease; and (ii) with respect to each Construction Premises which is other than the Initial Premises, upon the date Landlord delivers possession of such Construction Premises to Tenant. In no event shall Landlord be obligated to make disbursements of the Tenant Improvement Allowance (or portions thereof) pursuant to this Tenant Work Letter: (A) in a total amount which exceeds Two Million Eight Hundred Twenty-Two Thousand Four Hundred Eighty-Eight Dollars ($2,822,488.00); and (B) with respect to each Construction Premises, (1) in an amount greater than the TI Allowance Portion applicable thereto, or (2) on a date prior to the TI Portion Availability Date applicable thereto. Except as otherwise provided in Section 2.1.2, below, Tenant shall not be entitled to receive as a cash payment or credit against Rent or otherwise any unused part of the TI Allowance Portion that is applicable to a particular Construction Premises that is not used to pay for the Tenant Improvement Costs for the Tenant Improvement Allowance Items (as defined below) applicable and pertaining to such particular Construction Premises.
          2.1.2 Unused Tenant Improvement Allowance. Notwithstanding the provisions of Section 2.1.1 above to the contrary, with respect to each Construction Premises, if (a) the Tenant Improvements with respect to such Construction Premises have been completed and all Tenant Improvement Costs for such Construction Premises have been fully paid for, (b) the Tenant Improvement Costs for such Construction Premises exceed an amount equal to $20.00 per usable square foot of such Construction Premises, and (c) the Lease Commencement Date with respect to such Construction Premises has occurred, then after such events in clauses (a) through (c) hereinabove have occurred, Landlord shall apply an amount equal to fifty percent (50%) of the remaining balance of the TI Allowance Portion applicable to such Construction Premises as an offset against the Base Rent otherwise payable under the Lease for the Premises first coming due and payable after the occurrence of all such events.
     2.2 Disbursement of the Tenant Improvement Allowance.
          2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the TI Allowance Portion shall be disbursed by Landlord only for the following items and costs (collectively, the “Tenant Improvement Allowance Items”) to the extent applicable and pertaining to the Tenant Improvements for the applicable Construction Premises:
               2.2.1.1 Payment of the fees of the Architect and the Engineers (as those terms are defined below) relating to the design and construction of the Tenant Improvements for such Construction Premises;
               2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements for such Construction Premises;
               2.2.1.3 The cost of construction of the Tenant Improvements for such Construction Premises, including, without limitation, contractors’ fees and general conditions, testing and inspection costs, costs of utilities, trash removal, parking and hoists, and the costs of after-hours freight elevator usage.
EXHIBIT D

               2.2.1.4 The cost of any changes in the Base, Shell and Core work when such changes are required by the Construction Drawings for such Construction Premises (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;
               2.2.1.5 The cost of any changes to the Construction Drawings or Tenant Improvements for such Construction Premises required by any applicable Legal Requirements;
               2.2.1.6 The Coordination Fee (as defined below) for such Construction Premises; and
               2.2.1.7 All other costs to be expended by Landlord in connection with the design, permitting and construction of the Tenant Improvements.
          2.2.2 Disbursement of Tenant Improvement Allowance. Subject to Section 2.1 above, during the construction of the Tenant Improvements for each Construction Premises, Landlord shall make monthly disbursements of the TI Allowance Portion applicable to such Construction Premises to help pay for the Tenant Improvement Allowance Items therefor for the benefit of Tenant as follows:
               2.2.2.1 Monthly Disbursements. On or before the first (1st) day of each calendar month during the construction of the Tenant Improvements for each Construction Premises, Tenant shall deliver to Landlord: (a) a request for payment of the Contractor (as defined below), approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements for such Construction Premises, detailing the portion of the work completed and the portion not completed, and demonstrating that the relationship between the cost of the work completed and the cost of the work to be completed complies with the terms of the Construction Budget (as defined below) for such Construction Premises; (b) invoices from all of Tenant’s Agents (as defined below), for labor rendered and materials delivered to such Construction Premises; (c) executed mechanic’s lien releases from all of Tenant’s Agents with respect to such work which shall comply with the Legal Requirements, as reasonably determined by Landlord, of the State of Utah; and (d) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied for such Construction Premises as set forth in Tenant’s payment request. On or before the twentieth (20th) day of the following calendar month, Landlord shall deliver a check to Tenant made jointly payable to the Contractor and Tenant in payment of the lesser of (i) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1 above with respect to such Construction Premises, less a ten percent (10%) retention (the aggregate amount of such retentions with respect to such Construction Premises to be known as the “Final Retention”) and (ii) the balance of any remaining available portion of the TI Portion (not including the Final Retention) applicable to such Construction Premises, provided that Landlord does not dispute any request for payment based on non-compliance of any work applicable to such Construction Premises with the Approved Working Drawings (as defined below) therefor, or due to any substandard work, or for any other good faith reason. Landlord’s payment of such amounts shall
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not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.
               2.2.2.2 Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention with respect to such Construction Premises payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of such Construction Premises, provided that (a) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with the Legal Requirements, as reasonably determined by Landlord, of the State of Utah with respect to such Construction Premises, and (b) Landlord has reasonably determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, HVAC, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building.
               2.2.2.3 Other Terms. Landlord shall only be obligated to make disbursements of the applicable TI Allowance Portion to the extent Tenant Improvement Costs for the Tenant Improvements for such Construction Premises are actually incurred by Tenant for the Tenant Improvement Allowance Items therefor.
     2.3 Standard Tenant Improvement Package. Landlord has established certain Building standard specifications for certain components to be used in the construction of the Tenant Improvements in the Premises (collectively, the “Building Standards “), which Building Standards have been received by Tenant. Tenant shall utilize materials and finishes in the construction of the Tenant Improvements which are not of lesser quality than the Building Standards. Landlord may make changes to the Building Standards from time to time, but any such changes made by Landlord after Tenant has commenced construction of the Tenant Improvements in any Construction Premises shall not be binding upon Tenant with respect to such applicable Construction Premises.
SECTION 3
CONSTRUCTION DRAWINGS
     3.1 Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner (the “Architect”) approved by Landlord, which approval shall not be unreasonably withheld, to prepare the Construction Drawings for the applicable Construction Premises. Tenant shall retain the engineering consultants designated by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in such applicable Construction Premises. The plans and drawings to be prepared by Architect and the Engineers hereunder for each such Construction Premises shall be known collectively as the “Construction Drawings.” All Construction Drawings for each such applicable Construction Premises shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed; provided however, Landlord may withhold its approval to any such Construction Drawings in Landlord’s sole and absolute discretion to the extent the tenant improvements depicted in such Construction Drawings would (a) adversely affect the structural
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components of the Building or any mechanical, plumbing, electrical, HVAC and/or life-safety systems of the Building, or (b) be visible from or affect any area located outside the Premises. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings for each such applicable Construction Premises as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, compliance with Legal Requirements or other like matters. Accordingly, notwithstanding that any Construction Drawings for any applicable Construction Premises are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings for such applicable Construction Premises.
     3.2 Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the applicable Construction Premises before any architectural working drawings or engineering drawings for such Construction Premises have been commenced. The final space plan for each such Construction Premises (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan for such applicable Construction Premises. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for such applicable Construction Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly (a) cause the Final Space Plan for such applicable Construction Premises to be revised to correct any deficiencies or other matters Landlord may reasonably require, and (b) deliver such revised Final Space Plan for such applicable Construction Premises to Landlord.
     3.3 Final Working Drawings. After the Final Space Plan for the applicable Construction Premises has been approved by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for such Construction Premises, and cause the Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvements for such applicable Construction Premises (collectively, the “Final Working Drawings”), and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of the Final Working Drawings for such applicable Construction Premises. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Working Drawings for such applicable Construction Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly (a) revise the Final Working Drawings for such applicable Construction Premises in accordance with such review and any disapproval of Landlord in connection therewith, and (b) deliver such revised Final Working Drawings for such applicable Construction Premises to Landlord.
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     3.4 Approved Working Drawings. The Final Working Drawings for the applicable Construction Premises shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of such Construction Premises by Tenant. After approval by Landlord of the Final Working Drawings for such applicable Construction Premises, Tenant shall promptly submit the same to the appropriate governmental authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for such applicable Construction Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings for such applicable Construction Premises may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld.
SECTION 4
CONSTRUCTION OF THE TENANT IMPROVEMENTS
     4.1 Tenant’s Selection of Contractor and Tenant’s Agents.
          4.1.1 The Contractor. A general contractor shall be retained by Tenant to construct the Tenant Improvements for each applicable Construction Premises. Such general contractor (“Contractor”) shall be selected by Tenant from the list of general contractors supplied by Tenant and approved by Landlord and attached hereto as Schedule 1, and Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection.
          4.1.2 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant for the Tenant Improvements for each applicable Construction Premises (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed; provided that, in any event, Tenant must contract with Landlord’s base building subcontractors for any mechanical, electrical, plumbing, life-safety, structural, and HVAC work in such applicable Construction Premises. Tenant may use non-union labor to install and/or perform the Tenant Improvements for each applicable Construction Premises provided that Tenant’s use of such non-union labor to install and/or perform such Tenant Improvements does not result in any actual disruptions at, or actual disturbances to tenants of, the Complex, including, but not limited to, picketing, riots, strikes, and any other protests (each, a “Labor Disturbance”). If Tenant’s use of non-union labor to install and/or perform any such Tenant Improvements in the applicable Construction Premises results in a Labor Disturbance, Tenant shall take such action as is reasonably necessary, or reasonably directed by Landlord, to cause such Labor Disturbance to permanently cease within twenty-four (24) hours after the commencement of such Labor Disturbance and, if Tenant fails to cause such Labor Disturbance to permanently cease within twenty-four (24) hours after the commencement of such Labor Disturbance, then Tenant shall immediately thereafter terminate the non-union contracts for the trades causing such Labor Disturbance (the “Picketing Trades”) and retain only union labor to perform the applicable Tenant Improvements for such Picketing Trades.
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     4.2 Construction of Tenant Improvements by Tenant’s Agents.
          4.2.1 Construction Contract; Cost Budget. Prior to Tenant’s execution of the construction contract and general conditions with Contractor for each applicable Construction Premises (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements for such applicable Construction Premises, and after Tenant has accepted all bids for the Tenant Improvements therefor, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final Tenant Improvement Costs to be incurred, or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.7 above, in connection with the design, permitting and construction of the Tenant Improvements for such applicable Construction Premises to be performed by or at the direction of Tenant or the Contractor (which Tenant Improvement Costs form a basis for the amount of the Contract, if any for the Tenant Improvements for such Construction Premises (collectively, the “Final Tenant Improvement Costs”). Prior to the commencement of construction of the Tenant Improvements for such applicable Construction Premises, Tenant shall supply Landlord with cash in an amount (the “Over-Allowance Amount”) by which the Final Tenant Improvement Costs for such applicable Construction Premises exceed the TI Allowance Portion for such Construction Premises (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements for such applicable Construction Premises). The Over-Allowance Amount for such applicable Construction Premises shall be disbursed by Landlord prior to the disbursement of any of the then remaining portion of the TI Allowance Portion for such applicable Construction Premises, and such disbursement shall be pursuant to the same procedure as the TI Allowance Portion for such applicable Construction Premises. If, after the Final Tenant Improvement Costs for such applicable Construction Premises have been delivered by Landlord to Tenant, the Tenant Improvement Costs for such applicable Construction Premises shall change, any additional Tenant Improvement Costs for such applicable Construction Premises necessary to such design and construction in excess of such Final Tenant Improvement Costs therefor shall, to the extent they exceed the remaining balance of the TI Allowance Portion for such applicable Construction Premises, be paid by Tenant to Landlord as an addition to the Over-Allowance Amount for such applicable Construction Premises within ten (10) business days after Tenant’s receipt of invoice therefor from Landlord, and, in any event, prior to the commencement of the construction of such changes, or at Landlord’s option, Tenant shall make payments for such additional Tenant Improvement Costs for such applicable Construction Premises out of Tenant’s own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1(a), (b), (c) and (d) above, for Landlord’s approval, prior to Tenant paying such additional Tenant Improvement Costs for such applicable Construction Premises.
          4.2.2 Tenant’s Agents.
               4.2.2.1 Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agents’ construction of the Tenant Improvements for the applicable Construction Premises shall comply with the following: (a) the Tenant Improvements for such applicable Construction Premises shall be constructed in strict accordance with the Approved Working Drawings for such applicable Construction Premises; (b) Tenant and Tenant’s Agents shall not, in any way, interfere with, obstruct, or delay, the work
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of Landlord’s contractors and subcontractors with respect to the any other work in the Building or Complex; (c) Tenant’s Agents shall submit schedules of all work relating to the Tenants Improvements for such applicable Construction Premises to the Contractor and the Contractor shall, within ten (10) business days after Tenant’s receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (d) Tenant shall abide by all reasonable rules made by Landlord or Landlord’s property manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements for such applicable Construction Premises.
               4.2.2.2 Coordination Fee. With respect to the Tenant Improvements for all of the Construction Premises, Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to Fifty Thousand Dollars ($50,000.00) in the aggregate, which Coordination Fee shall be deducted from the Tenant Improvement Allowance for each applicable Construction Premises in an amount equal to the product of (a) Fifty Thousand Dollars ($50,000.00), multiplied by (b) a fraction, the numerator of which shall be the number of square feet of Rentable Area in such applicable Construction Premises, and the denominator of which shall be the number of square feet of Rentable Area contained in the entire Premises.
               4.2.2.3 Indemnity. Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements for each applicable Construction Premises and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (a) to permit Tenant to complete the Tenant Improvements for such applicable Construction Premises, and (b) to enable Tenant to obtain any building permit or certificate of occupancy for such Construction Premises.
               4.2.2.4 Insurance Requirements.
                    4.2.2.4.1 General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.
                    4.2.2.4.2 Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements for the applicable Construction Premises, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements for such applicable Construction Premises shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended
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coverage endorsements as may be reasonably required by Landlord, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.
                    4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements for the applicable Construction Premises and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days’ prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. If the Tenant Improvements for any Construction Premises are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as the Contractor and Tenant’s Agents, and shall name as additional insureds Landlord’s property manager, Landlord’s asset manager, and Landlord’s Mortgagees. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.3 above.
          4.2.3 Governmental Compliance. The Tenant Improvements for each applicable Construction Premises shall comply in all respects with the following: (a) all Legal Requirements, as each may apply according to the rulings of the controlling public official, agent or other person; (b) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (c) building material manufacturer’s specifications.
          4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements for the applicable Construction Premises at reasonable times, provided however, that Landlord’s failure to inspect the Tenant Improvements for such applicable Construction Premises shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements for such applicable Construction Premises constitute Landlord’s approval of the same. Should Landlord reasonably disapprove any portion of the Tenant Improvements for such applicable Construction Premises, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements for such applicable Construction Premises shall be rectified by Tenant at no expense to Landlord; provided however, if Landlord reasonably determines that a defect or deviation exists or reasonably disapproves of any matter in connection with any portion of the Tenant Improvements for such applicable Construction Premises and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, HVAC or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, following notice to Tenant and a reasonable period of time for Tenant to cure (not to exceed ten (10) business days), take such action as Landlord deems reasonably necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation,
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causing the cessation of performance of the construction of the Tenant Improvements for such applicable Construction Premises until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.
          4.2.5 Meetings. Commencing upon the execution of the Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of the Construction Drawings for such applicable Construction Premises and the construction of the Tenant Improvements for such applicable Construction Premises, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of the Contractor’s current request for payment.
     4.3 Notice of Completion; Copy of “As Built” Plans. Within ten (10) days after completion of construction of the Tenant Improvements for the applicable Construction Premises, Tenant shall cause a Notice of Completion therefor to be recorded in the office of the Recorder of the County in which the Building is located in accordance with the Legal Requirements of the State of Utah, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction of the Tenant Improvements for such applicable Construction Premises, (a) Tenant shall cause the Architect and the Contractor (i) to update the Approved Working Drawings for such applicable Construction Premises as necessary to reflect all changes made to the Approved Working Drawings for such applicable Construction Premises during the course of construction, (ii) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, (iii) to deliver to Landlord two (2) sets of sepias of such as-built drawings within ninety (90) days following issuance of a certificate of occupancy for such applicable Construction Premises, and (iv) to deliver to Landlord a computer disk containing the Approved Working Drawings for such applicable Construction Premises in AutoCAD format, and (b) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in such applicable Construction Premises.
     4.4 Coordination by Tenant’s Agents with Landlord. Upon Tenant’s delivery of the Contract for the applicable Construction Premises to Landlord under Section 4.2.1 above, Tenant shall furnish Landlord with a schedule setting forth the projected date of the completion of the Tenant Improvements for such applicable Construction Premises and showing the critical time deadlines for each phase, item or trade relating to the construction of the Tenant Improvements for such applicable Construction Premises.
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SECTION 5
MISCELLANEOUS
     5.1 Tenant’s Representative. Tenant has designated John Walker as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.
     5.2 Landlord’s Representative. Landlord has designated Dusty Harris as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.
     5.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.
     5.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant of this Tenant Work Letter or the Lease has occurred at any time on or before the substantial completion of the Tenant Improvements for the applicable Construction Premises, then (a) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to withhold payment of all or any portion of the TI Allowance Portion for such applicable Construction Premises and/or Landlord may cause the Contractor to cease the construction of the Tenant Improvements for such applicable Construction Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvements for the applicable Construction Premises caused by such work stoppage), and (b) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvements for such applicable Construction Premises caused by such inaction by Landlord). In addition, if the Lease is terminated prior to the Lease Commencement Date for any applicable Construction Premises, for any reason due to a default by Tenant as described in Section 24.2 of the Lease or under this Tenant Work Letter, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) business days after Tenant’s receipt of a statement therefor, any and all costs (if any) incurred by Landlord (including any portion of the TI Allowance Portion disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements for such applicable Construction Premises to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements for such applicable Construction Premises and restoration costs related thereto.
     5.5 Space Planning Allowance. Notwithstanding anything to the contrary contained in the Tenant Work Letter, in addition to the Tenant Improvement Allowance, Tenant shall be
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entitled to receive from Landlord a one-time space plan allowance in an amount up to, but not exceeding, Eight Thousand Nine Hundred Thirteen and 12/100 Dollars ($8,913.12) (i.e., $0.12 per usable square foot of the Premises) (the “Space Plan Allowance”) to help reimburse Tenant for the out-of-pocket costs (the “Space Planning Costs”) actually incurred and paid for by Tenant to third-party architects and space planners for the preparation of any initial test fit plans and space plans for the Tenant Improvements for the Premises (the “Space Planning Work”). Disbursement from the Space Plan Allowance shall be made by Landlord to Tenant within thirty (30) days following Tenant’s delivery to Landlord of a request for reimbursement accompanied with (a) invoices evidencing the Space Planning Costs from all third-party architects and space planners performing the Space Planning Work, and (b) paid receipts or other evidence that Tenant has fully paid all such Space Planning Costs. In no event, however, shall Landlord be obligated to make disbursements pursuant to this Section 5.5, (i) in a total amount which exceeds the Space Plan Allowance, or (ii) with respect to any reimbursement request for Space Plan Costs received by Tenant after the date which is twelve (12) months following the date of execution of the Lease. If the Space Plan Allowance is not fully utilized by Tenant pursuant to the foregoing, then such unused amounts shall revert to Landlord and Tenant shall have no further rights with respect thereto.
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SCHEDULE 1 TO TENANT WORK LETTER
LIST OF PRE-APPROVED CONTRACTORS
1. Big Tree
2. Sahara
3. Big D
4. Jacobsen
5. Layton
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EXHIBIT E
LEGAL DESCRIPTION OF LAND
PARCEL 1 (COTTONWOOD CORPORATE CENTER PARCEL 11”):
BEGINNING at a point which is North 0º08’51” East along the Quarter Section line 908.56 feet and North 89º04’36” East 740.83 feet and North 55º02’48” East 206.85 feet from the West Quarter Corner of Section 23, Township 2 South, Range 1 East, Salt Lake Base and Meridian, and running thence North 34º55’16” West 67.93 feet to a point on the South Right-of-Way line of I-215 and a point on a 2076.90 foot radius curve to the left, the chord of which bears North 62º36’26” East; thence Northeasterly along said South line and curve through a central angle of 5º57’01” a distance of 215.69 feet; thence North 67º29’16” East along said South line 183.64 feet; thence South 31º38’01” East 111.32 feet; thence South 70º30’09” East 57.70 feet; thence South 34º39’50” East 284.29 feet; thence South 11º06’23” East 28.44 feet; thence South 42º36’15” East 63.15 feet; thence South 64º43’27” East 71.26 feet; thence South 32º54’51” West 100.16 feet to a point on a 210.00 foot radius curve to the left, the chord of which bears South 88º59’48” West; thence Westerly along said curve through a central angle of 67º50’08” a distance of 248.63 feet; thence South 55º04’44” West 161.13 feet to a point of a 835.00 foot radius curve to the right, the chord of which bears South 55º10’54” West; thence Southwesterly along said curve through a central angle of 0º12’21” a distance of 3.00 feet; thence North 34º55’16” West 499.58 feet to the point of BEGINNING.
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EXHIBIT F
LEASE EXTENSION ADDENDUM
     This LEASE EXTENSION ADDENDUM (“Extension Addendum”) is made and entered into by and between NOP COTTONWOOD 2855, LLC, a Delaware limited liability company (“Landlord”), and FUSION MULTISYSTEMS, INC., a Nevada corporation, d/b/a FUSION-IO (“Tenant”), and is dated as of the date of the Lease Agreement (the “Lease”) by and between Landlord and Tenant to which this Extension Addendum is attached. The agreements set forth in this Extension Addendum shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Extension Addendum are inconsistent with the terms of the Lease, the terms of this Extension Addendum shall control.
     1. Option Right. Landlord hereby grants Tenant one (1) option to extend the initial Term of the Lease (herein, a “Renewal Option”) with respect to all, but not less than all, of Premises (i.e., all of the Suite Spaces) then leased by Tenant under the Lease (including any ROFO Space then leased by Tenant pursuant to Article 28 of the Lease) (collectively, the “Renewal Premises”), for a period of five (5) years (the “Option Term”), which Renewal Option shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below. Upon the proper exercise of the Renewal Option, the initial Term of the Lease shall be extended for the Option Term.
     2. Option Rent. Except as provided in the last sentence of this Section 2, the annual Base Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the “Fair Market Rental Rate” for the Renewal Premises. As used herein, the “Fair Market Rental Rate” for purposes of determining the Option Rent payable by Tenant for the Option Term (or, for the initial Post-24 Month ROFO Space Term for the applicable Post-24 Month ROFO Space if leased by Tenant pursuant to Article 28 of the Lease, as the case may be, but only if the ROFO Floor Rent is not applicable thereto because such ROFO Floor Rent is less than such applicable Fair Market Rental Rate for such applicable Post-24 Month ROFO Space) shall mean the annual Base Rent at which non-equity tenants, as of the commencement of the Option Term (or the ROFO Space Commencement Date of such initial Post-24 Month ROFO Space Term for such applicable Post-24 Month ROFO Space, as the case may be), will be leasing non-sublease, non-equity, unencumbered space on a full service gross basis comparable in size, location and quality to the Renewal Premises (or such applicable Post-24 Month ROFO Space, as the case may be) for a comparable term, which comparable space is located in the Complex and in other first-class office and retail complexes in the Cottonwood sub-market of Salt Lake City, Utah (collectively, the “Comparable Buildings”), taking into consideration free rent, all out-of-pocket monetary concessions and inducements generally being granted at such time for such comparable space leased by tenants of comparable net worth as Tenant (including, without limitation, any tenant improvement allowance provided for such comparable space, with the amount of such tenant improvement allowance (calculated as a per usable square foot basis) to be provided for the Renewal Premises (or such applicable Post-24 Month ROFO Space, as the case may be) during the Option Term (or such initial Post-24 Month ROFO Space Term for such applicable Post-24 Month ROFO Space, as the case may be) to be determined after taking into account the age, quality and layout of the tenant improvements in the Renewal Premises (or such applicable Post-
EXHIBIT F

24 Month ROFO Space, as the case may be) as of the commencement of the Option Term (or the ROFO Space Commencement Date of such initial Post-24 Month ROFO Space Term for such applicable Post-24 Month ROFO Space, as the case may be), and also taking into consideration the adjustment of the Base Year as further described below in this Section 2 with respect to the Option Rent (or as further described in Article 28 of the Lease with respect to the initial ROFO Space Term for such applicable Post-24 Month ROFO Space, as the case may be). Except as set forth in the next sentence, all other terms and conditions of the Lease shall apply throughout the Option Term; however, Tenant shall, in no event, have the option to extend the Term of the Lease beyond the Option Term. If Tenant exercises the Renewal Option as provided in this Extension Addendum, the Base Year for the Option Term shall be adjusted to be the calendar year in which the commencement date of the Option Term occurs. Notwithstanding anything to the contrary set forth in this Section 2, the annual Base Rent payable by Tenant during the first (1st) year of the Option Term shall not be less than the annual Base Rent payable by Tenant during the last year of the initial Term of the Lease (the “Option Floor Rent”), which amount will be increased during the Option Term by three percent (3%) per annum, as calculated on a cumulative and compounded basis.
     3. Exercise of Option. The Renewal Option shall be exercised by Tenant, if at all, only in the following manner: (a) Tenant shall deliver written notice to Landlord (the “Interest Notice”) not more than fifteen (15) months nor less than fourteen (14) months prior to the expiration of the initial Term of the Lease stating that Tenant may be interested in exercising the Renewal Option; (b) Landlord, after receipt of Tenant’s Interest Notice, shall deliver notice (the “Option Rent Notice”) to Tenant not less than thirteen (13) months prior to the expiration of the initial Term of the Lease, setting forth Landlord’s good-faith determination of the Fair Market Rental Rate for the Option Term (which determination shall include the amount by which the Fair Market Rental Rate may be increased and the timing of any such increases during the Option Term, which increases may not occur more frequently than annually); and (c) if Tenant wishes to exercise such Renewal Option, Tenant shall, on or before the date (the “Exercise Date”) which is twelve (12) months prior to the expiration of the initial Term of the Lease, exercise the Renewal Option by delivering written notice (“Exercise Notice”) thereof to Landlord, and upon and concurrent with such exercise, Tenant may, at its option, object in a written notice delivered to Landlord (the “Objection Notice”), to the determination by Landlord of the Fair Market Rental Rate contained in the Option Rent Notice, in which case the parties shall follow the procedure and the Fair Market Rental Rate for the Option Term shall be determined as set forth in Section 4 below; provided, however, if Landlord shall have determined in the Option Rent Notice that the Fair Market Rental Rate therefor is less than the Option Floor Rent, the Option Rent shall be the Option Floor Rent and the arbitration procedures set forth in Section 4 below shall not apply. If Tenant does not timely object in an Objection Notice to Landlord’s determination of the Fair Market Rental Rate for the Option Term, Landlord’s determination shall be conclusive and the arbitration procedures in Section 4 below shall not be applicable with respect thereto. Tenant’s failure to deliver the Exercise Notice on or before the Exercise Date shall be deemed to constitute Tenant’s waiver of its Renewal Option. Notwithstanding the foregoing to the contrary, Tenant shall have the right to deliver the Exercise Notice to Landlord without having to deliver the Interest Notice and without regard to the foregoing time frames (which delivery of the Exercise Notice by Tenant without the requirement that Tenant also deliver an Interest Notice may also be made concurrently with Tenant’s delivery of Tenant’s Election Notice as permitted by and pursuant to Section 28.1 of the Lease), in which
EXHIBIT F

event (i) Landlord shall deliver to Tenant, on or before the date which is the later of thirteen (13) months prior to the expiration of the initial Term of the Lease or thirty (30) days after Landlord’s receipt of the Exercise Notice, the Option Rent Notice setting forth Landlord’s determination of the Fair Market Rental Rate, and (ii) if Tenant objects to Landlord’s determination of the Fair Market Rental Rate for the Option Term, Tenant may only do so by delivering an Objection Notice to Landlord within ten (10) business days after Tenant’s receipt of such Option Rent Notice.
     4. Determination of Fair Market Rental Rate. If Tenant timely objects in writing pursuant to Section 3 above to Landlord’s determination of the Fair Market Rental Rate for the Option Term (or if Tenant timely objects in Tenant’s Election Notice pursuant to Section 28.4 of the Lease to Landlord’s determination of the Fair Market Rental Rate for the initial Post-24 Month ROFO Space Term of the applicable Post-24 Month ROFO Space, as the case may be), Landlord and Tenant shall attempt to agree upon such applicable Fair Market Rental Rate using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) business days (the “Outside Agreement Date”) following Tenant’s objection to such applicable Fair Market Rental Rate, then each party shall submit to the other party a separate written determination of such applicable Fair Market Rental Rate within ten (10) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 4.1 through 4.7 below. Failure of Tenant or Landlord to submit a written determination of such applicable Fair Market Rental Rate within such ten (10) business day period shall conclusively be deemed to be the non-determining party’s approval of such applicable Fair Market Rental Rate submitted within such ten (10) business day period by the other party.
          4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be an independent real estate broker who has no financial interest in Landlord or Tenant, who has no ongoing relationship with Landlord or Tenant and who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of space in other Comparable Buildings. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Rate for the Option Term (or for the initial Post-24 Month ROFO Space Term for the applicable Post-24 Month ROFO Space, as the case may be) is the closest to the actual Fair Market Rental Rate for the Option Term (or for such initial Post-24 Month ROFO Space Term for such applicable Post-24 Month ROFO Space, as the case may be), as determined by the arbitrators, taking into account the requirements of Section 2 above. Each such arbitrator shall be appointed within thirty (30) days after the applicable Outside Agreement Date.
          4.2 The two (2) arbitrators so appointed shall within ten (10) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria as set forth hereinabove for qualification of the initial two (2) arbitrators, except that the third arbitrator shall not have been previously engaged by Landlord or Tenant for any purpose.
          4.3 The three (3) arbitrators shall conduct a hearing within twenty (20) days after the appointment of the third arbitrator and within ten (10) days thereafter reach a decision as to which of the Landlord’s or Tenant’s submitted Fair Market Rental Rate for the Option Term
EXHIBIT F

(or for the initial Post-24 Month ROFO Space Term for the applicable Post-24 Month ROFO Space, as the case may be) is closest to the actual Fair Market Rental Rate for the Option Term (or for such initial Post-24 Month ROFO Space Term for such applicable Post-24 Month ROFO Space, as the case may be), and the arbitrators shall use whichever of Landlord’s or Tenant’s submitted applicable Fair Market Rental Rate is closest to the actual applicable Fair Market Rental Rate and shall notify Landlord and Tenant thereof.
          4.4 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant; provided, however, that if the majority of the three (3) arbitrators select a submitted Fair Market Rental Rate (a) for the Option Term that is less than the Option Floor Rent, the Option Rent payable for the Option Term shall be equal to the Option Floor Rent, and/or (b) for the initial Post-24 Month ROFO Space Term for the applicable Post-24 Month ROFO Space that is less than the ROFO Floor Rent for such applicable Post-24 Month ROFO Space, the Base Rent payable for such applicable Post-24 Month ROFO Space shall be equal to the ROFO Floor Rent.
          4.5 If either Landlord or Tenant fails to appoint an arbitrator within thirty (30) days after the Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.
          4.6 If the two (2) arbitrators fail to agree upon and appoint a third arbitrator within the time period provided in Section 4.2 above, then the parties shall mutually select the third arbitrator. If Landlord and Tenant are unable to agree upon the third arbitrator within ten (10) days, then either party may, upon at least five (5) days’ prior written notice to the other party, request the Presiding Judge of the District Court of the Third Judicial District Court, Salt Lake County, State of Utah, acting in his private and nonjudicial capacity, to appoint the third arbitrator (who shall meet the criteria set forth in Section 4.1 above). Following the appointment of the third arbitrator, the panel of arbitrators shall within thirty (30) days thereafter reach a decision as to whether Landlord’s or Tenant’s submitted applicable Fair Market Rental Rate shall be used and shall notify Landlord and Tenant thereof.
          4.7 The cost of the arbitrators and the arbitration proceeding shall be paid by Landlord and Tenant equally, except that each party shall pay for the cost of its own witnesses and attorneys.
     5. Tenant Default; Rights Personal. Notwithstanding the foregoing to the contrary, at Landlord’s option, and in addition to all of Landlord’s remedies under the Lease, at law and/or in equity, the Renewal Option hereinabove granted to Tenant shall not be deemed to be properly exercised if, as of the date of Tenant’s delivery of the Exercise Notice, there exists an Event of Default by Tenant under the Lease that has not then been cured. In addition, the Renewal Option: (a) is personal to the Original Tenant and any Permitted Assignee (as those terms are defined in the Lease); (b) may only be exercised by the Original Tenant or such Permitted Assignee, as the case may be, when the Original Tenant or such Permitted Assignee, as the case may be, is in actual possession and physical occupancy of the entire Renewal Premises; and (c) may not be assigned or transferred to any other person or entity.
EXHIBIT F

     6. 2825 E. Cottonwood Lease Renewal Option. Tenant’s right to exercise the Renewal Option under this Extension Addendum shall, at Landlord’s option, be conditioned upon Tenant properly, timely and concurrently exercising Tenant’s option (the “2825 E. Cottonwood Lease Renewal Option”) to extend the term of the 2825 E. Cottonwood Lease pursuant to and strictly in accordance with the terms and provisions existing as of the date of execution of this Lease contained in that certain lease extension addendum attached thereto (the “Current 2825 E. Cottonwood Extension Addendum Terms”). If Tenant has not, on or prior to the Exercise Date, delivered to Landlord and the 2825 E. Cottonwood Landlord an extension notice properly, timely and concurrently exercising the 2825 E. Cottonwood Lease Renewal Option pursuant to and strictly in accordance with the Current 2825 E. Cottonwood Extension Addendum Terms, then, at Landlord’s sole option, exercisable by written notice delivered by Landlord to Tenant within sixty (60) days after Landlord’s receipt of the Exercise Notice, the Renewal Option under this Extension Addendum shall not be deemed to have been properly exercised and the Renewal Option shall terminate and be of no further force or effect.
[SIGNATURES CONTAINED ON FOLLOWING PAGE]
EXHIBIT F

     EXECUTED as of the date and year above first written.

LANDLORD:

NOP COTTONWOOD 2855, LLC, a Delaware limited liability company

By:	NOP Cottonwood Holdings LLC,
a Delaware limited liability company, its sole member

By:	National Office Partners Limited Partnership,
a Delaware limited partnership, its Sole Member

By:	Hines National Office Partners Limited Partnership, a Texas limited partnership

By:	Hines Fund Management, L.L.C.,
a Delaware limited liability company, general partner

By:	Hines Interests Limited Partnership, a Delaware limited partnership

By:	Hines Holdings, Inc.,
a Texas corporation, its general partner

By:	/s/ James C. Buie, Jr.
	Name:	James C. Buie, Jr.
	Title:	Executive Vice President

TENANT: FUSION MULTISYSTEMS, INC., a Nevada corporation, d/b/a FUSION-IO
By:	/s/ John Walker
	Name:	John Walker
	Title:	SVP Operations

By:
Name:
Title:

EXHIBIT F

EXHIBIT G
ACKNOWLEDGMENT OF LEASE COMMENCEMENT DATE
STATEMENT OF CONFIRMATION AND
ACKNOWLEDGMENT OF LEASE COMMENCEMENT DATE
     In accordance with that certain Lease Agreement between NOP COTTONWOOD 2855, LLC, a Delaware limited liability company, as Landlord and the undersigned, as Tenant (the “Lease”), the Tenant hereby confirms the following:
     1. Construction of the Tenant Improvements in the ____ Suite Space is Substantially Complete, and the Term of the Lease for the ____ Suite Space shall commence as of _________________, for a term ending on _______________.
     2. In accordance with the Lease, the monthly Base Rent for the ____ Suite Space shall begin to accrue on ____________, in the amount of _____________________________ DOLLARS ($__________).
     DATED this _____ day of __________, 20__.
[SIGNATURES CONTAINED ON FOLLOWING PAGE]
EXHIBIT G

LANDLORD

NOP COTTONWOOD 2855, LLC, a Delaware limited liability company

By:	NOP Cottonwood Holdings LLC,
a Delaware limited liability company, its sole member

By:	National Office Partners Limited Partnership, a Delaware limited partnership, its Sole Member

By:	Hines National Office Partners Limited Partnership, a Texas limited partnership

By:	Hines Fund Management, L.L.C., a Delaware limited liability company, general partner

By:	Hines Interests Limited Partnership,
a Delaware limited partnership

By:	Hines Holdings, Inc.,
a Texas corporation, its general partner

By:
	Name:	James C. Buie, Jr.
	Title:	Executive Vice President

TENANT: FUSION MULTISYSTEMS, INC., a Nevada corporation, d/b/a FUSION-IO
By:
Name:
Title:

By:
Name:
Title:

EXHIBIT G

MONUMENT SIGN ADDENDUM
     This MONUMENT SIGN ADDENDUM (“Monument Addendum”), dated as of even date with, and as an addendum to, that certain Lease Agreement between NOP COTTONWOOD 2855, LLC, a Delaware limited liability company (“Landlord”) and FUSION MULTISYSTEMS, INC., a Nevada corporation, d/b/a FUSION-IO (“Tenant”), dated for reference purposes as of May 28, 2010 (the “Lease”).
RECITALS:
     A. Pursuant to the Lease, Tenant has leased from Landlord certain office space in the building located at 2855 E. Cottonwood Parkway, Salt Lake City, Utah (the “Building”) as more particularly described in the Lease.
     B. Landlord and Tenant have agreed as set forth in this Monument Addendum to the nonexclusive right of Tenant to have its name displayed on the existing monument sign located in front of the Building (the “Monument Sign”).
     NOW, THEREFORE, for and in consideration of the parties’ covenants and agreements contained herein and in the Lease, Landlord and Tenant covenant and agree as follows:
          1. Tenant shall have the nonexclusive right to have its name, “Fusion-io”, but no other markings, displayed on one (1) panel on the Monument Sign, in a location thereon as shall be designated by Landlord. Tenant’s right to have its name on the Monument Sign shall be subject to the following requirements and conditions:
               (a) obtaining all required governmental permits, licenses, authorizations and approvals for Tenant’s sign panel on the Monument Sign;
               (b) paying the initial cost of the installation of the panel containing Tenant’s name for placement on the Monument Sign (and the cost of any changes or modifications in Tenant’s sign panel made pursuant to the terms of this Monument Addendum);
               (c) compliance with all applicable Legal Requirements and the other Complex Signage Conditions (as defined in the Lease);
               (d) compliance with the provisions of the Lease; and
               (e) obtaining Landlord’s approval (in Landlord’s sole discretion) to the design, size, location, materials and colors of Tenant’s sign panel on the Monument Sign.
          2. Landlord shall have the right to relocate, redesign and/or reconstruct the Monument Sign and/or Tenant’s sign panel thereon from time to time in its sole discretion.
          3. The Lease, as modified hereby, shall remain in full force and effect, enforceable in accordance with its terms.

          4. Upon the termination or expiration of the Term of the Lease (as defined in the Lease), or upon the expiration of Tenant’s sign rights under this Monument Addendum, Landlord shall have the right, at Tenant’s expense, to permanently remove Tenant’s sign panel from the Monument Sign and restore the Monument Sign to its original condition.
          5. In addition, Tenant’s rights under this Monument Addendum: (i) are personal to the Original Tenant and any Permitted Assignee (as those terms are defined in the Lease); (ii) may only be exercised by the Original Tenant or such Permitted Assignee, as the case may be, and shall only be utilized when the Original Tenant or such Permitted Assignee, as the case may be, is in actual and physical possession of at least eighty percent (80%) of the Premises; and (iii) may not be transferred to or used by any person or entity other than the Original Tenant or such Permitted Assignee, as the case may be; provided, however, any name change on Tenant’s sign panel on the Monument Sign to reflect the name of any Permitted Assignee or to reflect a change in the name of Tenant shall be permitted so long as the name is not an Objectionable Name (as defined in the Lease).
[SIGNATURES CONTAINED ON FOLLOWING PAGE]

DATED effective as of even date with the Lease.

LANDLORD:

NOP COTTONWOOD 2855, LLC,
a Delaware limited liability company

By:	NOP Cottonwood Holdings LLC,
a Delaware limited liability company, its sole member

By:	National Office Partners Limited Partnership,
a Delaware limited partnership, its Sole Member

By:	Hines National Office Partners Limited Partnership,
a Texas limited partnership

By:	Hines Fund Management, L.L.C.,
a Delaware limited liability company, general partner

By:	Hines Interests Limited Partnership,
a Delaware limited partnership

By:	Hines Holdings, Inc.,
a Texas corporation, its general partner

By:	/s/ James C. Buie, Jr.
	Name:	James C. Buie, Jr.
	Title:	Executive Vice President

TENANT: FUSION MULTISYSTEMS, INC., a Nevada corporation, d/b/a FUSION-IO
By:	/s/ John Walker
	Name:	John Walker
	Title:	SVP Operations

LETTER OF CREDIT ADDENDUM
     This LETTER OF CREDIT ADDENDUM (“LC Addendum”), dated as of even date with, and as an addendum to, that certain Lease Agreement between NOP COTTONWOOD 2855, LLC, a Delaware limited liability company (“Landlord”) and FUSION MULTISYSTEMS, INC., a Nevada corporation, d/b/a FUSION-IO (“Tenant”), dated for reference purposes as of May 28, 2010 (the “Lease”). The agreements set forth in this LC Addendum shall have the same force and effect as if set forth in the Lease.
RECITALS:
     A. Pursuant to the Lease, Tenant has leased from Landlord certain office space in the building located at 2855 E. Cottonwood Parkway, Salt Lake City, Utah (the “Building”) as more particularly described in the Lease.
     B. Landlord and Tenant have agreed as set forth in this LC Addendum that Tenant shall provide to Landlord a letter of credit upon the following terms and conditions.
     NOW, THEREFORE, for and in consideration of the parties’ covenants and agreements contained herein and in the Lease, Landlord and Tenant covenant and agree as follows:
     1. Concurrently with Tenant’s execution of the Lease, Tenant shall deliver to Landlord, as additional protection for Landlord to assure the full and faithful performance by Tenant of all of its obligations under the Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under the Lease (including, without limitation, any 2825 E. Cottonwood Default, as defined in the Lease), an irrevocable and unconditional negotiable letter of credit (the “Letter of Credit”), in the amount of Two Million Two Hundred Ten Thousand One Hundred Seventeen and 43/100 Dollars ($2,210,117.43) (the “LC Amount”), in the form attached hereto as Exhibit 1 and satisfying the terms contained in this LC Addendum, payable in Salt Lake County, Utah, running in favor of Landlord, and issued by a solvent nationally recognized bank (the “Bank”) that is acceptable to Landlord in Landlord’s sole discretion and meets all of the following requirements (collectively, the “Letter of Credit Issuer Requirements”): (a) is chartered under the laws of the United States, any State thereof or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation; and (b) has a long term rating of B or higher as rated by Moody’s Investors Service and/or A or higher as rated by Standard & Poor’s, and Fitch Ratings Ltd (Fitch).
     2. The Letter of Credit shall: (a) be “callable” at sight, irrevocable and unconditional; (b) be subject to the terms of this LC Addendum maintained in effect, for an initial term plus annual automatic extensions thereof, for the entire period from the date of execution of the Lease and continuing until the date (the “LC Expiration Date”) which is one hundred twenty (120) days after the expiration of the initial Term of the Lease (subject to early termination as and when provided in Section 8 below); (c) be subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590; (d) be fully assignable by Landlord; and (e) permit partial draws. In addition to the foregoing, the form and terms of the
LETTER OF
CREDIT
ADDENDUM

Letter of Credit shall provide, among other things, in effect that: (i) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit (A) upon the presentation to the Bank of Landlord’s (or Landlord’s then managing agent’s) written statement that such amount is due to Landlord under the terms and conditions of the Lease, (B) if the Bank delivers written notice to Landlord that the Letter of Credit will not be extended beyond the current expiration date thereof which would result in the Letter of Credit expiring prior to the LC Expiration Date (which the Bank shall only have the right to do if it provides Landlord with such notice at least thirty (30) days’ prior to such current expiration date), (C) Tenant has filed a voluntary petition under the Federal Bankruptcy Code, or (D) an involuntary petition has been filed against Tenant under the Federal Bankruptcy Code (it being understood that if Landlord or its managing agent is a limited liability company, corporation, partnership or other entity, then such statement shall be signed by an officer [if a corporation], a general partner [if a partnership], or any authorized party [if another entity]); and (ii) the Letter of Credit will be honored by the Bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the contents of such statement. With respect to clause (i) (B) hereinabove, if the Bank notifies Landlord in writing that the Letter of Credit will not be extended beyond the current expiration date thereof which would result in the Letter of Credit expiring prior to the LC Expiration Date, Tenant shall deliver to Landlord a replacement letter of credit no later than twenty (20) days prior to the expiration of the Letter of Credit, which replacement letter of credit shall be accepted by Landlord if, and only if, such replacement letter of credit is (1) irrevocable and automatically renewable as above provided through the LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion, and (2) issued by a solvent nationally recognized bank that is acceptable to Landlord in Landlord’s sole discretion and meets all of the Letter of Credit Issuer Requirements.
     3. The Letter of Credit shall also provide that Landlord may, at any time and without notice to Tenant and without obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity as a part of the assignment by Landlord of its rights and interests in and to the Lease. In the event of a transfer of Landlord’s interest in the Building or the Premises, Landlord shall effect a transfer of the Letter of Credit to the transferee and thereupon Landlord shall, without any further agreement between the parties, be fully and forever released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to each and every transfer or assignment of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be reasonably necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.
     4. If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the LC Amount, Tenant shall, within ten (10) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this LC Addendum; if Tenant fails to comply with the foregoing, the same shall constitute an uncurable default by Tenant under the Lease. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof, and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. If, at any time prior to the LC Expiration Date, the Letter of Credit is not renewed or replaced in accordance with the provisions of Section 2 above, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this LC Addendum, Landlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this LC Addendum and the proceeds of the Letter of Credit may, at Landlord’s option: (a) be applied by Landlord against any Rent payable by Tenant under the Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any default by Tenant under the Lease; and/or (b) in connection with a 2825 E. Cottonwood Default, delivered to the 2825 E. Cottonwood Landlord to pay any rent payable by Tenant under the 2825 E. Cottonwood Lease that is not paid when due and/or to compensate the 2825 E. Cottonwood Landlord for any and all losses and damages that the 2825 E. Cottonwood Landlord has suffered or that the 2825 E. Cottonwood Landlord reasonably estimates that it will as a result of such 2825 E. Cottonwood Default (any such proceeds delivered by Landlord to the 2825 E. Cottonwood Landlord referred to herein as the “2825 E. Cottonwood Default Proceeds”). Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets. Landlord agrees to pay to Tenant within thirty (30) days after the LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not either (i) applied against any Rent payable by Tenant under the Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any default by Tenant under the Lease pursuant to clause (a) hereinabove, and/or (ii) delivered to the 2825 E. Cottonwood Landlord as 2825 E. Cottonwood Default Proceeds pursuant to clause (b) hereinabove; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under the Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.
     5. Tenant hereby acknowledges and agrees that Landlord is agreeing to permit Tenant to provide a Letter of Credit in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any default on the part of Tenant under the Lease or this LC Addendum (including, without limitation, any 2825 E. Cottonwood Default). If there shall occur a default by Tenant under the Lease as set forth in Article 24 of the Lease (including, without limitation, any 2825 E. Cottonwood Default) or a default by Tenant under this LC Addendum, Landlord may, but without obligation to do so, draw upon the Letter of Credit in part or in whole, to (a) cure any such default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from such default, and/or (b) deliver the 2825 E. Cottonwood Default Proceeds to the 2825 E. Cottonwood Landlord as provided in Section 4 above. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw from the Letter of Credit. No condition or term of the Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such

Letter of Credit in a timely manner. Tenant agrees and acknowledges that Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, if Tenant becomes a debtor under any chapter of the Federal Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code.
     6. Notwithstanding anything to the contrary herein, if at any time the Letter of Credit Issuer Requirements are not met, or if the financial condition of such issuer changes in any other materially adverse way, as determined by Landlord in its sole discretion, then Tenant shall, within five (5) business days after written notice from Landlord, deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of this LC Addendum, including without limitation, the Letter of Credit Issuer Requirements. In addition and without limiting the generality of the foregoing, if the issuer of any letter of credit held by Landlord is insolvent or is placed in receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer, then, effective as of the date of such occurrence, the Letter of Credit shall be deemed to not meet the requirements of this LC Addendum, and Tenant shall within five (5) business days after written notice from Landlord deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of this LC Addendum and that meets the Letter of Credit Issuer Requirements. Notwithstanding anything in the Lease to the contrary, Tenant’s failure to so replace the Letter of Credit and/or satisfy the Letter of Credit Issuer Requirements within such applicable 5-business day period Landlord shall constitute a material default by Tenant under the Lease for which there shall be no notice or grace or cure periods being applicable thereto, and in such event, Landlord may, but without obligation to do so, draw upon the Letter of Credit in part or in whole, to cure such default and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from such default.
     7. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewals or replacements thereof or any proceeds thereof be (a) deemed to be or treated as a “security deposit” within the meaning of Utah law, or (b) intended to serve as a “security deposit” within the meaning of Utah law. The parties hereto hereby (i) further agree that the Letter of Credit is not intended to serve as a security deposit, and any and all laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto, and (ii) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.
     8. Notwithstanding anything to the contrary in this LC Addendum, if as of the last day of the thirtieth (30th) month of the Initial Premises Term (the “LC Evaluation Date”) (a) no default then exists on behalf of Tenant under the Lease or this LC Addendum, and (b) Landlord has not previously drawn down on any portion of the Letter of Credit, then (i) effective as of the LC Evaluation Date, Tenant shall no longer have any obligation to provide to Landlord the Letter of Credit under this LC Addendum, (ii) Landlord shall, within ten (10) business days after the LC Evaluation Date, deliver to Tenant the Letter of Credit, and (iii) from and after Landlord’s delivery of the Letter of Credit to Tenant, neither Landlord nor Tenant shall have any further obligations to each other under this LC Addendum.

          DATED effective as of even date with the Lease.

LANDLORD: NOP COTTONWOOD 2855, LLC, a Delaware limited liability company
By:	NOP Cottonwood Holdings LLC,
a Delaware limited liability company,
its sole member

By:	National Office Partners Limited Partnership,
a Delaware limited partnership,
its Sole Member

By:	Hines National Office Partners Limited Partnership,
a Texas limited partnership

By:	Hines Fund Management, L.L.C.,
a Delaware limited liability company,
general partner

By:	Hines Interests Limited Partnership,
a Delaware limited partnership

By:	Hines Holdings, Inc.,
a Texas corporation,
its general partner

By:	/s/ James C. Buie, Jr.
	Name:	James C. Buie, Jr.
	Title:	Executive Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

TENANT: FUSION MULTISYSTEMS, INC., a Nevada corporation, d/b/a FUSION-IO
By:	/s/ John Walker
	Name:	John Walker
	Title:	SVP Operations

By:
Name:
Title:

EXHIBIT 1 TO LC RIDER

Contact Phones: _________________
IRREVOCABLE LETTER OF CREDIT

_______________, 20___ Beneficiary: NOP Cottonwood 2855, LLC 2855 E. Cottonwood Parkway, Suite 175 Salt Lake City, Utah 84121 Attention: Property Manager	Our irrevocable standby Letter of Credit:
No. _______________________________

Applicant:

Fusion MultiSystems, Inc.
6350 South 3000 East, Suite 600
Salt Lake City, Utah 84121
Attention: Chief Legal Officer

Amount: Exactly USD $2,210,117.43
(Two Million Two Hundred Ten Thousand
One Hundred Seventeen and 43/100 Dollars)

Final Date of Expiration: _________
[INSERT DATE WHICH IS 120 DAYS AFTER LEASE EXPIRATION DATE]
     We (the “Bank”) hereby issue our irrevocable standby Letter of Credit No. ______________ in Beneficiary’s favor for the account of the above-referenced Applicant, in the aggregate amount of exactly USD $2,210,117.43.
     This Letter of Credit is available with us at our above office by presentation of your draft drawn on us at sight bearing the clause: “Drawn under ______________ [INSERT NAME OF BANK] Letter of Credit No. ______________” and accompanied by the following:
     1. Beneficiary’s signed certification purportedly signed by an authorized officer or agent stating:
          (A) “Such amount is due to the Beneficiary as landlord under the terms and conditions of that certain Lease Agreement dated May 28, 2010 (the “Lease”) for premises located at 2855 E. Cottonwood Parkway, Salt Lake City, Utah”; or
EXHIBIT 1 TO
LC RIDER

          (B) “The Bank has notified us that this Letter of Credit will not be extended beyond the current expiration date of this Letter of Credit;” or
          (C) “Tenant has filed a voluntary petition under the Federal Bankruptcy Code;” or
          (D) “An involuntary petition has been filed against Tenant under the Federal Bankruptcy Code.”
     2. The original of this Letter of Credit.
     Special conditions:
     Partial draws under this Letter of Credit are permitted.
     This Letter of Credit shall expire on [INSERT DATE WHICH IS ANNUAL ANNIVERSARY OF LEASE COMMENCEMENT DATE]; provided, however, that notwithstanding the above expiration of this Letter of Credit, this Letter of Credit shall be automatically extended for successive, additional one (1) year periods, without amendment, from the present or each future expiration date but in any event not beyond [INSERT DATE WHICH IS 120 DAYS AFTER LEASE EXPIRATION DATE] which shall be the final expiration date of this Letter of Credit, unless, at least thirty (30) days prior to the then current expiration date we notify you by registered mail/overnight courier service at the above address that this Letter of Credit will not be extended beyond the current expiration date.
     We hereby agree with you that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon presentation to us of the documents described in Paragraph 1 above on or before the expiration date of this Letter of Credit, without inquiry as to the accuracy thereof and regardless of whether Applicant disputes the content of any such documents or certifications.
     This Letter of Credit is transferable and any such transfer may be effected by us, provided that you deliver to us your written request for transfer in form and substance reasonably satisfactory to us. Beneficiary may, at any time and without notice to Applicant and without first obtaining Applicant’s consent thereto, transfer all or any portion of Beneficiary’s interest in and to the Letter of Credit to another party, person or entity as a part of the assignment by Beneficiary of Beneficiary’s rights and interests in and to the Lease. The original of this Letter of Credit together with any amendments thereto must accompany any such transfer request.
     Except so far as otherwise expressly stated, this documentary credit is subject to the International Standby Practices 1998, International Chamber Of Commerce Publication No. 590.

By:
Authorized signature

     Please direct any correspondence including drawing or inquiry quoting our reference number to the above referenced address.
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LC RIDER